                                                                   EXHIBIT 10.23

--------------------------------------------------------------------------------


                          LOAN AND SECURITY AGREEMENT

                    Dated for reference as of June 15, 1999

                                     Among

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                as the Lenders
                                --------------

                                     and

                        UNION BANK OF CALIFORNIA, N.A.

                                   as Agent
                                   --------

                                      and

                            PAC-WEST TELECOMM, INC.

                                  as Borrower
                                  -----------

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


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ARTICLE I. INTERPRETATION OF THIS AGREEMENT............................................    1

         1.1 Definitions...............................................................    1
         1.2 Accounting Terms..........................................................   20
         1.3 Interpretive Provisions...................................................   20
         1.4 Documents, Instruments, and Chattel Paper.................................   21
         1.5 Right to Cure.............................................................   21
         1.6 Power of Attorney.........................................................   22
         1.7 Agent's and Lenders' Rights, Duties and Liabilities.......................   22

ARTICLE II. LOANS AND LETTERS OF CREDIT................................................   23

         2.1 Total Facility............................................................   23
         2.2 Revolving Loans...........................................................   23
         2.3 Making of Revolving Loans.................................................   25
         2.4 Settlement................................................................   27
         2.5 Notation..................................................................   28
         2.6 Lenders' Failure to Perform...............................................   28
         2.7 Letters of Credit.........................................................   28

ARTICLE III. INTEREST AND FEES.........................................................   33

         3.1 Interest..................................................................   33
         3.2 Maximum Interest Rate.....................................................   34
         3.3 Unused Line Fee...........................................................   34
         3.4 Letter of Credit Fee......................................................   35
         3.5 Audit Fees................................................................   35
         3.6 Fee Letter................................................................   35

ARTICLE IV. PAYMENTS AND PREPAYMENTS...................................................   36

         4.1 Principal of Revolving Loans..............................................   36
         4.2 Reduction and Termination of Facility.....................................   36
         4.3 Payments by Borrower......................................................   37
         4.4 Apportionment, Application and Reversal of Payments.......................   37
         4.5 Indemnity for Returned Payments...........................................   38
         4.6 Agent's and Lender's Books and Records; Monthly Statements................   39

ARTICLE V. TAXES, YIELD PROTECTION AND ILLEGALITY......................................   39

         5.1 Taxes.....................................................................   39
         5.2 Increased Costs, Reduction of Return and Illegality; Capital Adequacy.....   40
         5.3 Funding Losses............................................................   41
         5.4 Breakage Costs............................................................   41
         5.5 Certificates of Lenders...................................................   41
         5.6 Survival..................................................................   41
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                                       i
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                               TABLE OF CONTENTS
                                  (continued)

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ARTICLE VI. COLLATERAL..............................................................  42

         6.1 Grant of Security Interest.............................................  42
         6.2 Perfection and Protection of Security Interest.........................  43
         6.3 Chief Executive Office; Locations of Collateral........................  44
         6.4 Title to, Liens on and Sale and Use of Collateral......................  44
         6.5 Appraisals.............................................................  45
         6.6 Access and Examination.................................................  45
         6.7 Collateral Reporting...................................................  45
         6.8 Accounts...............................................................  45
         6.9 Collection of Accounts; Payments.......................................  47
         6.10 Equipment.............................................................  48
         6.11 Assigned Contracts....................................................  48

ARTICLE VII. FINANCIAL INFORMATION; NOTICES.........................................  49

         7.1 Books and Records......................................................  49
         7.2 Financial Information..................................................  50
         7.3 Notices to Agent and Lenders...........................................  52
         7.4 Authorization for Agent and Lenders to Deliver Certain Information.....  54
         7.5 Authorization to Deliver Information to Agent and the Lenders..........  54

ARTICLE VIII. GENERAL WARRANTIES AND REPRESENTATIONS................................  54

         8.1 Authorization, Validity and Enforceability.............................  54
         8.2 Validity and Priority of Security Interest.............................  55
         8.3 Organization and Qualification.........................................  55
         8.4 Corporate Name, Prior Transactions.....................................  55
         8.5 Subsidiaries and Affiliates............................................  55
         8.6 Financial Statements and Projections...................................  55
         8.7 Capitalization.........................................................  56
         8.8 Solvency...............................................................  56
         8.9 Debt...................................................................  56
         8.10 Distributions.........................................................  56
         8.11 Title to Property.....................................................  56
         8.12 Real Estate; Leases...................................................  56
         8.13 Proprietary Rights Collateral.........................................  56
         8.14 Trade Names...........................................................  56
         8.15 Litigation............................................................  56
         8.16 Restrictive Agreements................................................  57
         8.17 Labor Disputes........................................................  57
         8.18 Environmental Laws....................................................  57
         8.19 No Violation of Law; Telecommunications Laws and Licenses.............  58
         8.20 No Default............................................................  59
         8.21 ERISA Compliance......................................................  59
         8.22 Taxes.................................................................  59
         8.23 Regulated Entities....................................................  59
         8.24 Margin Regulations....................................................  60

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                               TABLE OF CONTENTS
                                  (continued)

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         8.25 Intellectual Property..........................................................  60
         8.26 No Material Adverse Change.....................................................  60
         8.27 Full Disclosure................................................................  60
         8.28 Material Agreements............................................................  60
         8.29 Governmental Authorization.....................................................  60

ARTICLE IX. AFFIRMATIVE AND NEGATIVE COVENANTS...............................................  60

         9.1  Taxes and Other Debt...........................................................  60
         9.2  Corporate Existence and Good Standing..........................................  61
         9.3  Compliance with Law and Agreements; Maintenance of Licenses....................  61
         9.4  Insurance......................................................................  61
         9.5  Condemnation...................................................................  62
         9.6  Environmental Laws.............................................................  62
         9.7  Compliance with ERISA..........................................................  63
         9.8  Mergers, Consolidations or Sales of Assets.....................................  64
         9.9  Distributions; Capital Change; Restricted Investments and Expenditures.........  64
         9.10 Material Adverse Effect........................................................  65
         9.11 Guaranties.....................................................................  65
         9.12 Debt...........................................................................  65
         9.13 Transactions with Affiliates...................................................  65
         9.14 Investment Banking and Finder's Fees...........................................  65
         9.15 Business Conducted; Maintenance of Property....................................  65
         9.16 Liens..........................................................................  65
         9.17 Sale and Leaseback Transactions................................................  65
         9.18 New Subsidiaries...............................................................  65
         9.19 Fiscal Year; Accounting Method.................................................  66
         9.20 Financial Covenants............................................................  66
         9.21 Use of Proceeds................................................................  66
         9.22 Further Assurances.............................................................  66
         9.23 Amendments to Documents........................................................  66
         9.24 Amendments to Documents........................................................

ARTICLE X. CONDITIONS OF LENDING.............................................................  67

         10.1 Conditions Precedent to Making of Loans on the Closing Date....................  67
         10.2 Conditions Precedent to Each Loan..............................................  70

ARTICLE XI. DEFAULT; REMEDIES................................................................  71

         11.1 Events of Default..............................................................  71
         11.2 Remedies.......................................................................  73

ARTICLE XII. TERM AND TERMINATION............................................................  74

         12.1 Term and Termination...........................................................  74
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                                  (continued)

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ARTICLE XIII. AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS.... 75

         13.1  No Waivers; Cumulative Remedies............................... 75
         13.2  Amendments and Waivers........................................ 75
         13.3  Assignments; Participations................................... 76
         13.4  Additional Commitments........................................ 78

ARTICLE XIV. AGENT........................................................... 79

         14.1  Appointment and Authorization................................. 79
         14.2  Delegation of Duties.......................................... 79
         14.3  Liability of Agent............................................ 79
         14.4  Reliance by Agent............................................. 79
         14.5  Notice of Default............................................. 80
         14.6  Credit Decision............................................... 80
         14.7  Indemnification............................................... 81
         14.8  Union Bank of California N.A., in its Individual Capacity..... 81
         14.9  Successor Agent............................................... 81
         14.10 Withholding Tax............................................... 82
         14.11 Collateral Matters............................................ 83
         14.12 Restrictions on Actions by Lenders; Sharing of Payments....... 84
         14.13 Agency for Perfection......................................... 84
         14.14 Payments to Agent and Lenders................................. 84
         14.15 Concerning the Collateral and the Related Loan Documents...... 85
         14.16 Disclaimer by Lenders......................................... 85

ARTICLE XV. MISCELLANEOUS.................................................... 86

         15.1  Cumulative Remedies; No Prior Recourse to Collateral.......... 86
         15.2  Limitation of Liability....................................... 86
         15.3  Survival of Representations and Warranties.................... 86
         15.4  Other Security and Guaranties................................. 86
         15.5  Fees and Expenses............................................. 86
         15.6  Notices....................................................... 87
         15.7  Waiver of Notices............................................. 88
         15.8  Binding Effect................................................ 88
         15.9  Indemnity of Agent and the Lenders by Borrower................ 88
         15.10 Final Agreement............................................... 89
         15.11 Counterparts.................................................. 89
         15.12 Captions...................................................... 89
         15.13 Right of Setoff............................................... 89
         15.14 Use of Name; Confidentiality.................................. 89
         15.15 Severability.................................................. 90
         15.16 Governing Law; Dispute Resolution; Choice of Forum............ 90

                          LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT, dated for reference as of June 15, 1999 (this "Agreement"), is by and among the financial institutions that execute a
       ---------
counterpart signature page hereto and/or to an Assignment and Acceptance (as hereinafter defined; such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender," and collectively as the "Lenders"), UNION BANK OF CALIFORNIA, N.A, as
 ------                            -------
administrative agent for the Lenders (in its capacity as administrative agent, "Agent"), and PAC-WEST TELECOMM, INC., a California corporation, as borrower
 -----
("Borrower").
  --------

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Borrower has requested that the Lenders make available to Borrower a revolving line of credit for loans and Letters of Credit in an initial amount not to exceed twenty million dollars ($20,000,000), with the ability to increase such revolving line of credit to forty million dollars ($40,000,000) upon the terms and conditions set forth herein, which will be used by Borrower for permitted acquisitions and capital expenditures, and Borrower's ordinary working capital needs and general business purposes; and

     WHEREAS, the Lenders have agreed to make available to Borrower a revolving credit facility upon the terms and conditions set forth in this Agreement.

                              A G R E E M E N T:
                              -----------------

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                  ARTICLE I.
                       INTERPRETATION OF THIS AGREEMENT

     1.1  Definitions. As used herein, the following terms shall have the
          -----------
following meanings:

          "Account Debtor" means each Person obligated in any way on or in
           --------------
connection with an Account.

          "Accounts" means all of Borrower's now owned or hereafter acquired or
           --------
arising accounts and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, together with amounts owed to Borrower from any and all credit insurance, Guarantees, Letters of Credit and other security therefor, and all security agreements, leases, Guarantees and other contracts securing or otherwise relating to the Accounts.

          "Accounts Collateral" means all Collateral consisting of cash, cash
           -------------------
equivalents, bank accounts, Accounts and, as they relate to any of the foregoing, General Intangibles and all substitutions, accessions and proceeds of any of the foregoing.

          "Additional Amounts" has the meaning set forth in Section 5.2(b)
           ------------------                               --------------
hereof.

          "Additional Commitments" has the meaning specified in Section 13.4
           ----------------------                               ------------
hereof.

Loan and Security Agreement

          "Affiliate" means, as to any Person, any other Person which, directly
           ---------
or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Agent" means Union Bank of California, N.A., in its capacity as
           -----
administrative agent for the Lenders, and any successor thereto in such capacity appointed pursuant to Section 14.9 hereof.
                      ------------

          "Agent Advances" has the meaning specified in Section 2.3(b) hereof.
           --------------                               --------------

          "Agent-Related Persons" means Agent and any successor Agent, together
           ---------------------
with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons.

          "Agent's Liens" means the Liens granted to Agent, for the ratable
           -------------
benefit of the Lenders in proportion to their Pro Rata Shares, pursuant to this Agreement.

          "Agreement" means this Loan and Security Agreement.
           ---------

          "Arbitration Agreement" means the Alternative Dispute Resolution
           ---------------------
Agreement, dated as of the date hereof, among Borrower, Agent and Lenders, in the form of Exhibit 1 attached hereto.
            ---------

          "Assigned Contracts" means all of Borrower's rights and remedies
           ------------------
under, and all money and claims for money due or to become due to Borrower under all contracts and agreements in favor of Borrower and/or to which Borrower is a party, including the Material Agreements.

          "Assignee" has the meaning set forth in Section 13.3(a) hereof.
           --------                               ---------------

          "Assignment and Acceptance" has the meaning set forth in Section
           -------------------------                               -------
13.3(a) hereof and shall be in the form of Exhibit 2 attached hereto.
-------                                    ---------

          "Attorney Costs" means and includes all fees, expenses, and
           --------------
disbursements of any law firm or other external counsel engaged by Agent, the allocated cost of internal legal services of Agent, and all expenses and disbursements of internal counsel of Agent; provided, however, that if Agent uses a law firm or other external counsel with respect to any matter, Borrower shall be obligated to reimburse Agent for the fees, expenses, and disbursements of such law firm or other external counsel, but not also the allocated cost of internal legal services of Agent with respect to such matter.

          "Available Receivables and Equipment Balance" means the sum of
           -------------------------------------------

          (a) eighty percent (80%) of the sum of (i) the Net Amount of Eligible Accounts minus (ii) the Reserve; plus
              -----                   ----

          (b)  thirty percent (30%) of the gross book value of Eligible
Equipment.

          "Availability" means, as of the Borrowing Base Date, the amount
           ------------
computed in the Borrowing Base Certificate delivered by Borrower (subject however to the revisions and adjustments described in Sections 2.2 hereof) to
                                                      ------------
be: (a) the lesser of (i) the Maximum Amount, or (ii) the Available Receivables and Equipment Balance; minus (b) the aggregate net proceeds of any Debt incurred
                       -----
by Borrower after the Closing Date that is not specifically permitted hereunder or otherwise approved by

Loan and Security Agreement

Agent; minus (c) the aggregate net proceeds from the sale of any of Borrower's
       -----
assets made after the Closing Date and otherwise than in the ordinary course of Borrower's business, unless otherwise approved by Agent, or unless all of such proceeds are reinvested in comparable replacement assets (as determined in Agent's sole discretion) within one hundred eighty (180) days after such sale; minus (d) all insurance proceeds received by Borrower in respect of any of its
-----
assets, unless otherwise approved by Agent, or unless all of such insurance proceeds are reinvested in comparable replacement assets (as determined in Agent's sole discretion) within one hundred eighty (180) days after Borrower's receipt thereof. For purposes of determining the amount of Availability, any amount that is denominated in a currency other than dollars shall be valued in dollars based on the applicable Exchange Rate for such currency, as determined by Agent. Notwithstanding the foregoing, upon delivery to Agent of Financial Statements evidencing that the ratio of Borrower's Total Debt to EBITDA has remained less than 5:1 for two (2) consecutive Fiscal Quarters, and for as long thereafter as such ratio remains less than 5:1, then "Availability" shall mean
                                                      ------------
the sum of (a) the Maximum Amount of the Commitments; minus clauses (b), (c) and
                                                      -----
(d) of this paragraph above.

          "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.
           ---------------
(S)101 et seq.).

          "Base Rate" means the U.S. dollar rate of interest established by
           ---------
Agent from time to time as its prime or base rate, with any change in such prime or base rate to be effective on the date of such change, plus the margin set
                                                         ----
forth below corresponding to the applicable ratio of Borrower's Total Debt to EBITDA as of the most recent Financial Statements of Borrower delivered prior to or on the date of the applicable Borrowing:

          Ratio of Total Debt to EBITDA                               Margin
          -----------------------------                               ------

          Greater than or equal to 8.5:1............................. 2.00%
          Greater than or equal to 8:1 but less than 8.5:1........... 1.75%
          Greater than or equal to 7:1 but less than 8:1............. 1.50%
          Greater than or equal to 6:1 but less than 7:1............. 1.25%
          Greater than or equal to 5:1 but less than 6:1............. 1.00%
          Less than 5:1.............................................. 0.75%


          The Base Rate is not the lowest or best rate actually charged to any customer by Union Bank of California, N.A. or by Agent or any Lender, and each such Person may make various commercial and other loans at rates of interest which have no relationship to the Base Rate.

          "Base Rate Loan" means a Loan at any time bearing interest at the Base
           --------------
Rate.

          "Bonds" means the Senior Notes issued by Borrower in the maximum
           -----
amount of one hundred fifty million dollars ($150,000,000) pursuant to the Indenture, which Bonds are general unsecured obligations of Borrower.

          "Bonds Security" means that certain portfolio of U.S. government
           --------------
securities pledged to the trustee under the Indenture, as security for the holders of the Bonds, for the payment of the first two (2) scheduled interest payments due on the Bonds.

          "Borrower" means Pac-West Telecomm, Inc., a California corporation,
           --------
and its permitted successors and assigns.

Loan and Security Agreement

          "Borrower Business Day" means any day, excluding Saturdays and
           ---------------------
Sundays, that Borrower is open for business.

          "Borrower's Account" shall mean the account established by Borrower at
           ------------------
Union Bank of California, N.A., San Francisco, for the purpose of receiving Loan proceeds advanced by the Lenders, as set forth in the certificate of Borrower delivered to Agent pursuant to Section 2.2(d) hereof.
                               --------------

          "Borrowing" means a borrowing hereunder consisting of Loan advances
           ---------
made by the Lenders to Borrower or by an Agent in the case of a Borrowing consisting of an Agent Advance.

          "Borrowing Base Certificate" means a fully completed certificate in
           --------------------------
the form of Exhibit 3 hereto, addressed to Agent and certified by Borrower to be
            ---------
true and correct as of the related Borrowing Base Date, which Borrowing Base Certificate is subject to revision and adjustment pursuant to Section 2.2
                                                              -----------
hereof.

          "Borrowing Base Date" means the date that is one (1) Borrower Business
           -------------------
Day prior to the date of delivery of the Borrowing Base Certificate.

          "Breakage Costs" has the meaning set forth in Section 5.4 hereof.
           --------------                               -----------

          "Business Day" means any day that is not a Saturday, Sunday or a day
           ------------
on which banks in San Francisco, California or in any other city where a Lender is located, are required or permitted to be closed and, if such Business Day is relating to the LIBOR Rate or a Borrowing at the LIBOR Rate, a day that dealings in U.S. dollar deposits are carried out in the London interbank market.

          "Capital Adequacy Regulation" means any guideline, request or
           ---------------------------
directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding the capital adequacy of any bank or of any corporation controlling a bank.

          "Capital Lease" means any lease of property by any Person that, in
           -------------
accordance with GAAP, is or should be capitalized on such Person's balance sheet or for which the amount of the asset and liability thereunder, as if so capitalized, should be disclosed in a footnote to such balance sheet.

          "Change of Control" means the occurrence of any of the following:
           -----------------

          (a) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Borrower;

          (b) the adoption of a plan relating to the liquidation or dissolution of Borrower;

          (c) the consummation of any transaction (including any merger or consolidation) the result of which is that any Person, other than the Principals and their Affiliates, becomes the beneficial owner, directly or indirectly, of more than thirty-five percent (35%) of Borrower's Voting Stock, measured by voting power rather than number of shares; or

          (d) the consolidation of Borrower with, or merger of Borrower into, any Person, or the consolidation of any Person with, or merger of any Person into, Borrower, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Borrower is converted into or exchanged

Loan and Security Agreement

for cash, securities or other property, other than any such transaction where the Voting Stock of Borrower outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

          "Change of Law" has the meaning set forth in Section 5.2(c) hereof.
           -------------                               --------------

          "Closing Date" means the date that each of Borrower and Agent has
           ------------
authorized the delivery of the Loan Documents executed by it and each of the conditions set forth in Section 10.1 have been satisfied or waived by Agent.
                        ------------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and any successor statute, and regulations promulgated thereunder.

          "Collateral" has the meaning specified in Section 6.1 hereof.
           ----------                               -----------

          "Commitment" means, at any time with respect to a Lender, the
           ----------
principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.3, and Section 13.4 hereof, as such Commitment may be
              ------------      ------------
adjusted from time to time in accordance with the provisions of Section 13.3,
                                                                ------------
and "Commitments" means, collectively, the aggregate amount of the then
     -----------
commitments of all of the Lenders.

          "Contaminant" means any chemical, compound, waste, material, mixture,
           -----------
living organism or substance (a) the presence, Release or threatened Release of which may result in potential liability; and/or (b) that is now or hereafter defined or listed in, or otherwise classified or regulated in any way pursuant to, any Environmental Laws as a "hazardous waste," "hazardous substance," "hazardous material," "extremely hazardous waste," "infectious waste," "toxic substance," "toxic pollutant," "pollutant," contaminant or any other formulation or description intended to define, list, or classify substances by reason of deleterious properties, including without limitation, ignitability, corrosivity, reactivity, carcinogenicity or toxicity, such materials, to include without limitation, gasoline, oil, petroleum or other hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing material, radon, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).

          "Debt" means, with respect to any Person, the sum of the following
           ----
determined on a consolidated basis, without duplication, in accordance with
GAAP: (a) all liabilities, obligations and indebtedness for borrowed money, including obligations evidenced by bonds, debentures, notes or similar instruments; (b) all obligations to pay the deferred purchased price of property or services, including all obligations under noncompetition agreements, except trade payables, accrued expenses and other current indebtedness (other than indebtedness for borrowed money), income tax payable and deferred income tax arising in the ordinary course of business and not reduced to a promissory note;
(c) all obligations as lessee under Capital Leases; (d) all indebtedness of any other Person secured by a Lien on any asset of such first Person; (e) all Guaranty obligations; (f) all obligations, contingent or otherwise, relative to the face amounts of letters of credit, whether or not drawn, and banker's acceptances; (g) all obligations to redeem, purchase, exchange, defease or to otherwise make payments in respect of capital stock or other securities; (h) all termination payments which would be due and payable pursuant to any hedging agreement; and (i) all rents and obligations payable under synthetic leases.

Loan and Security Agreement

          "Default" means any event or circumstance which, with the giving of
           -------
notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Defaulting Lender" has the meaning set forth in Section 2.3(c)
           -----------------                               --------------
hereof.

          "Default Rate" means a fluctuating per annum interest rate at all
           ------------
times equal to the sum of (a) the higher of: (i) the Rate which would be applicable to Base Rate Loans, or (ii) the highest Rate then in effect for any Revolving Loan outstanding; plus (b) two percent (2%). The Default Rate shall be adjusted simultaneously with any change in the Base Rate or the highest Rate then in effect for any Revolving Loan outstanding, as applicable. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two (2) percentage points.

          "Deposit Account" means each bank account of Borrower established at a
           ---------------
Deposit Bank,  which Deposit Accounts as of the Closing Date are listed in
Schedule 6.9 (a) hereof.
----------------

          "Deposit Bank" means each bank at which Borrower maintains a Deposit
           ------------
Account, which Banks, as of the Effective Date, are listed on Schedule 6.9(a).
                                                              ---------------

          "Deposit Control Agreement" means a control agreement substantially in
           -------------------------
the form of Exhibit 5 hereto between Agent and each of Borrower's Deposit Banks.
            ---------

          "Distribution" means, in respect of any corporation:  (a) the payment
           ------------
or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions payable solely in additional shares of the capital stock already held by the equity holder or in shares of Borrower's common stock; or (b) the redemption or other acquisition of any capital stock (or any options or warrants for such stock) of such corporation.

          "DOL" means the United States Department of Labor or any successor
           ---
department or agency.

          "Dollar," "dollar" and "$" each means dollars in the lawful currency
           ------
of the United States.

          "EBITDA" means, for any period, the sum of the following, without
           ------
duplication, in accordance with GAAP: (a) Net Income for such period; plus (b) the sum of the following to the extent deducted in determining Net Income: (i) income taxes and franchise taxes, (ii) Interest Expense, and (iii) depreciation, amortization and other noncash charges; less (c) any extraordinary gains. For purposes of calculating EBITDA for Fiscal Year 1998, all one time fees and charges related to the costs of Borrower's merger with PWT Acquisition Corp. and its recapitalization in connection therewith, and relating to the issuance of the Bonds (all of which one time fees and charges total seven million two hundred nineteen thousand dollars ($7,219,000)) shall be added back into EBITDA. For purposes of clause (ii) above, the amortization of deferred financing costs shall not be included in the definition of Interest Expense, but shall be added back in the definition of EBITDA. Revenues for purposes of calculating EBITDA shall not include unpaid, disputed reciprocal compensation.

          "Eligible Accounts" means all Accounts of Borrower which have been
           -----------------
validly assigned to Agent, on behalf of the Lenders, and which Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of Agent to establish other criteria of ineligibility, Eligible Accounts shall not include any Account:

Loan and Security Agreement

          (a) with respect to which more than three (3) calendar months has elapsed since the issuance date of the original invoice therefore;

          (b) with respect to which any of the representations, warranties, covenants and agreements contained in Article 6 are not or have ceased to be
                                      ---------
complete and correct or have been breached;

          (c) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason;

          (d) which represents a progress billing (as hereinafter defined) or as to which Borrower has extended the time for payment without the consent of Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon Borrower's completion of any further performance under the contract or agreement;

          (e) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up or other relief under the bankruptcy, insolvency or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

          (f) if fifty percent (50%) or more of the aggregate dollar amount of outstanding Accounts on Borrower's books and owed at such time by an Account Debtor are classified as ineligible under the other criteria set forth herein or otherwise established by Agent;

          (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States; or (ii) is not organized under the laws of the United States or any state thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other political subdivision thereof, or of any department, agency, public corporation or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to Agent in its discretion;

          (h)  which is evidenced by a promissory note or other instrument;

          (i) if Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

Loan and Security Agreement

          (j) which arises other than in the ordinary course of Borrower's business;

          (k) the services giving rise to such Account have not been performed by Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such services;

          (l) is owed by Pacific Bell, if Pacific Bell is obligated to Borrower respecting Accounts the aggregate unpaid balance of which exceeds fifty-five percent (55%) of the aggregate unpaid balance of all otherwise Eligible Accounts owed to Borrower at such time by all of Borrower's Account Debtors, but only to the extent of such excess; or is owed by any other Account Debtor which is obligated to Borrower respecting Accounts the aggregate unpaid balance of which exceeds ten percent (10%) of the aggregate unpaid balance of all otherwise Eligible Accounts owed to Borrower at such time by all of Borrower's Account Debtors, but only to the extent of such excess;

          (m) arises out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by Borrower to Agent with respect to such Account;

          (n) which is not subject to a first priority and perfected security interest in favor of Agent for the benefit of the Lenders; or

          (0) any other Account subject to a Prior Claim or which in the future may be subject to a Prior Claim.

          If any Account at any time ceases to be an Eligible Account by reason of any of the foregoing exclusions or any failure to meet any other eligibility criteria established by Agent in its exercise of its reasonable discretion, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

          "Eligible Equipment" means all Equipment of Borrower as to which Agent
           ------------------
has a first priority perfected Lien on behalf of the Lenders and which Agent in its sole discretion determines to be Eligible Equipment. Without limiting the discretion of Agent to establish other criteria of ineligibility, Eligible Equipment shall not include any Equipment:

          (a) with respect to which any of the representations, warranties, covenants, and agreements contained in Article 6 are not or have ceased to be
                                       ---------
complete and correct or have been breached;

          (b) with respect to which Agent, for the benefit of the Lenders, does not have a perfected, first priority Lien;

          (c) which is located at any location, other than the locations set forth in Schedule 6.3 hereof, or which is located at any location for which
         ------------
Agent does not have a currently valid and uncontested Landlord's Waiver;

          (d) which is subject to a Prior Claim or which in the future may be subject to a Prior Claim;

          (e) which Agent would not be authorized, after an Event of Default, to sell without violating any agreement, statute, rule, right or regulation affecting such Equipment or governing the sale or disposition thereof, including, without limitation, any Equipment which is subject to any Proprietary

Loan and Security Agreement

Rights requiring the consent or agreement of a third party in order for Agent to sell such Equipment, or any Equipment which contains or has embedded within such Equipment software which is subject to such Proprietary Rights requiring the consent or agreement of a third party in order for Agent to sell such Equipment, unless such software is readily removed from the Equipment as determined by Agent in its sole discretion; or

          (f) which is unmarketable, obsolete or otherwise not fit for use in Borrower's business, or which does not meet all applicable standards for operation of such Equipment of any Governmental Authority.

          If any Equipment at any time ceases to be Eligible Equipment by reason of any of the foregoing exclusions or any failure to meet any other eligibility criteria established by Agent in the exercise of its reasonable discretion, then such Equipment shall promptly be excluded from the calculation of Eligible Equipment.

          "Environmental Claims" means all claims, however asserted, by any
           --------------------
Governmental Authority or other Person alleging potential liability or responsibility for actual or alleged violation of any Environmental Law, or any liability or responsibility arising from the Release or threatened Release or other presence of a Contaminant.

          "Environmental Laws" means all federal, state, provincial or local
           ------------------
laws, statutes, common law duties, rules, regulations, consent decrees, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations, and permits of, agreements with and requirements of, any Governmental Authority, in each case relating to environmental, health, safety and land use matters, such laws including without limitation, the following: the Clean Air Act (42 U.S.C. (S)(S)7401, et seq.), Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C.
(S)(S)9601, et seq. ("CERCLA")), Federal Water Pollution Control Act (33 U.S.C.
(S)(S)1251, et seq.), Occupational Safety and Health Act (29 U.S.C. (S)(S)651, et seq. Resource Conservation and Recovery Act (42 U.S.C. (S)(S)6901, et seq.) and the Toxic Substances Control Act (15 U.S.C. (S)(S)2601, et seq.).

          "Environmental Lien" means a Lien in favor of any Person or
           ------------------
Governmental Authority for any actual or alleged (a) liability under any Environmental Laws, or (b) damages arising from, or costs incurred by, such Person or Governmental Authority in response to, a Release or threatened Release or other presence of a Contaminant into the environment.

          "Equipment" means all of Borrower's now owned and hereafter acquired
           ---------
telecommunications switches, computer hardware, fiber optic cable and other fiber optic transmission facilities, transmission equipment, machinery, equipment, furniture, furnishings, fixtures and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by Borrower and all of Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

Loan and Security Agreement

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect  to a Pension
           -----------
Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as deemed in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan;
(f) the imposition of a Lien under Section 412 of the Code or Section 302 of ERISA or of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; (g) the engagement of Borrower or any ERISA Affiliate in a "prohibited transaction" (as such term is defined in Section 4975 of the Code and such as 406 and 408 of ERISA; or (h) a violation of fiduciary duty set forth in Section 404 of ERISA in connection with any Plan.

          "Event of Default" has the meaning set forth in Section 11.1 hereof.
           ----------------                               ------------

          "Excess Availability" means the amount calculated to be equal to: (a)
           -------------------
the Availability, minus (b) the Revolving Loan Usage, as set forth in the most recent Borrowing Base Certificate delivered by Borrower (subject however to the revisions and adjustments described in Section 2.2 hereof).
                                       -----------

          "Exchange Act" means the Securities and Exchange Act of 1934, as
           ------------
amended, and the rules and regulations promulgated thereunder.

          "Exchange Rate" means the nominal rate of exchange available to Agent
           -------------
(or its Affiliates) from or through recognized brokers in a recognized foreign exchange market for the purchase by Agent or such Affiliate, expressed as the number of units of such currency per one dollar ($1.00).

          "FCC" means the Federal Communications Commission or any successor
           ---
thereto.

          "FDIC" means the Federal Deposit Insurance Corporation, and any
           ----
Governmental Authority succeeding to any of its principal functions.

          "Federal Reserve Board" means the Board of Governors of the Federal
           ---------------------
Reserve System or any successor thereto.

          "Fee Letter" means the Fee Letter, dated as of the date hereof,
           ----------
between Borrower and Agent.

Loan and Security Agreement

          "Financial Statements" means, according to the context in which it is
           --------------------
used, the financial statements attached hereto, or any financial statements required to be given to Agent and Lenders pursuant to this Agreement.

          "Fiscal Quarter" means each three-month period ending the last day
           --------------
each March, June and September, and on December 31 during any Fiscal Year.

          "Fiscal Year" means Borrower's fiscal year for financial accounting
           -----------
purposes, which fiscal year ends December 31.

          "Forecasts" means the forecasts of Borrower's financial condition,
           ---------
results of operations, and cash flows received by Agent and Lenders pursuant to
Section 7.2(f).
--------------

          "Funding Date" means the date on which a Borrowing occurs.
           ------------

          "GAAP" means generally accepted accounting principles set forth from
           ----
time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "General Intangibles" means all of Borrower's now owned or hereafter
           -------------------
acquired general intangibles, choses in action and causes of action and all other intangible personal property of Borrower of every kind and nature (other than Accounts), including, without limitation, all contract rights (including switch installation and testing contracts, and electronic data processing and switch related software contracts), Assigned Contracts, leases (including real property leases and leases of fiber capacity), Proprietary Rights, rights-of-way, corporate or other business records, inventions, designs, blueprints, plans, specifications, slogan marks, trade secrets, goodwill, computer software, customer lists, registrations, licenses (including all of Borrower's rights in or with respect to any Telecommunications License, as more fully set forth in
Section 6.1(a) hereof), franchises, tax refund claims, any funds which may
--------------
become due to Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which Borrower is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to Borrower to secure payment by an Account Debtor of any of the Accounts.

          "Governmental Authority" means any nation or government, any state,
           ----------------------
province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranty" means, with respect to any Person, all obligations of such
           --------
Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations or Debt of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an

Loan and Security Agreement

agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

          "Indenture" means that certain Indenture, dated January 29, 1999,
           ---------
between Borrower and NationsBanc Montgomery Securities LLC, CIBC Opperheimer Corp. and First Union Capital Markets, as Initial Purchasers of the Senior Notes.

          "Intercompany Accounts" means all assets and liabilities, however
           ---------------------
arising, which are due to Borrower from, which are due from Borrower to, or which otherwise arise from any transaction by Borrower with any Affiliate of Borrower.

          "Interest Expense" means, with respect to any period, without
           ----------------
duplication, the sum of: (a) interest expense for such period, as determined in accordance with GAAP, including, without limitation; (i) any amortization of Debt discount; (ii) the net cost under any interest rate hedging arrangement (including any amortization of discounts); (iii) the interest portion of any deferred payment obligation; (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and similar transactions; and (v) all capitalized interest and accrued interest;
(b) the interest component of Capital Leases paid, accrued and/or scheduled to be paid or accrued during such period as determined in accordance with GAAP; and
(c) the portion of any rental obligation in respect of any permitted sale/leaseback transaction allocable to interest expense (determined as if it were treated as a Capital Lease).

          "Interest Period" shall mean, (a) with respect to each Borrowing
           ---------------
bearing interest at the LIBOR Rate, the period commencing on the date of the disbursement of such Borrowing and ending on the same calendar date one (1) month, three (3) months or six (6) months later (as selected by Borrower in its Loan Request); (b) with respect to each Borrowing bearing interest at the Base Rate, the period commencing on the date of the disbursement of such Borrowing and ending on the Business Day selected by Borrower in its Loan Request; provided, however, that:

          (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to a Borrowing bearing interest at the LIBOR Rate, such Business Day falls in another calendar month, in which case, such Interest Period shall end on the preceding Business Day; and

          (b) in no event shall the Interest Period for any Borrowing extend beyond the Stated Termination Date.

          "Inventory" means all of Borrower's now owned and hereafter acquired
           ---------
inventory, goods, merchandise, works in progress, finished goods and other personal property, including telephone equipment, parts and installation materials, wherever located, to be furnished under any contract of service or held for sale or lease, all returned or repossessed goods, all raw materials, component parts, other materials and supplies of any kind, nature or description which are or might be consumed in Borrower's business or used in connection with the manufacturing, packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them, together with all additions and accessions thereto, replacements therefor and products thereof.

Loan and Security Agreement

          "Investment Property" shall have the meaning given such term in
           -------------------
Section 9-115 of the UCC, but shall exclude the Bonds Security.

          "IRS" means the Internal Revenue Service and any Governmental
           ---
Authority succeeding to any of its principal functions under the Code.

          "Landlord Waiver" means any landlord waiver, mortgagee waiver, bailee
           ---------------
letter or any similar acknowledgment agreement of any warehouseman or third Person in possession of Inventory, in form and substance satisfactory to Agent.

          "Lender" and "Lenders" shall mean each financial institution that is
           ------       -------
at any time a signatory hereto and/or to an Assignment and Acceptance, and their permitted successors and assigns. The term "Lender" shall include, under this Agreement and each of the other Loan Documents, Agent, if and to the extent that Agent makes Commitments hereunder.

          "Lender Advances" has the meaning set forth in Section 2.3(a) hereof.
           ---------------                               --------------

          "Letter of Credit" has the meaning set forth in Section 2.7(a) hereof.
           ----------------                               --------------

          "Letter of Credit Fee" has the meaning set forth in Section 3.4
           --------------------                               -----------
hereof.

          "Letter of Credit Request" has the meaning set forth in Section
           ------------------------                               -------
2.7(c)(vi) hereof.
----------

          "Letter of Credit Sublimit" shall mean four million dollars
           -------------------------
($4,000,000).

          "LIBOR Loan" means a Loan at any time bearing interest at the LIBOR
           ----------
Rate.

          "LIBOR Rate" means the sum of (a) the per annum rate of interest at
           ----------
which U.S. dollar deposits in the principal amount of the relevant Borrowing for an Interest Period (as selected by Borrower in its Loan Request) are offered to Agent by prime banks in the London interbank market at 11:00 a.m. (London time) on the date which is two (2) Business Days prior to the date the Borrowing is to be disbursed hereunder, plus (b) the margin (the "LIBOR Margin") set forth below
                        ----                      ------------
corresponding to the applicable ratio of Borrower's Total Debt to EBITDA as of the most recent Financial Statements of Borrower delivered prior to or on the date of the applicable Borrowing:

          Ratio of Total Debt to EBITDA                               Margin
          -----------------------------                               ------

          Greater than or equal to 8.5:1............................  3.50%
          Greater than or equal to 8:1 but less than 8.5:1..........  3.25%
          Greater than or equal to 7:1 but less than 8:1............  3.00%
          Greater than or equal to 6:1 but less than 7:1............  2.75%
          Greater than or equal to 5:1 but less than 6:1............  2.50%
          Less than 5:1.............................................  2.25%


          "Lien" means: (a) any interest in property securing an obligation owed
           ----
to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and, including, without limitation, a security interest, charge, claim or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for

Loan and Security Agreement

security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property.

          "Liquidation Value" means the net amount which can be expected to be
           -----------------
realized upon a forced liquidation sale of the Inventory, as initially determined by Borrower and approved and revised by Agent from time to time in reliance upon the advice of any liquidation company, auctioneer or consultant selected by Agent for such purpose.

          "Loan" means any loan extended hereunder to Borrower.
           ----

          "Loan Documents" means this Loan Agreement, the Arbitration Agreement,
           --------------
the Fee Letter, each Landlord Waiver, each Deposit Control Agreement, each of the other documents described in Section 10.1(a) hereof, and any other
                                 ---------------
agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

          "Loan Request" means Borrower's written request for a Borrowing
           ------------
pursuant to Section 2.2(b) hereof, which Loan Request shall be in the form of
            --------------
Exhibit 4 hereto.
---------

          "Majority Lenders" means  Lenders whose Pro Rata Shares aggregate
           ----------------
sixty-six and two thirds percent (66 2/3%) or more of the Commitments.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation G, T, U or X of the Federal Reserve Board.

          "Material Adverse Effect" means (a) a material adverse change in, or a
           -----------------------
material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of Borrower or the Collateral; (b) a material impairment of the ability of Borrower to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against Borrower of any Loan Document, or (ii) the perfection or priority of any Lien granted to Agent, other than as permitted under the Loan Documents and other than as results from the Agent's or any Lender's own actions; or (d) the loss, termination or revocation of any Telecommunication License or other license, permit or other authorization required or necessary for Borrower to conduct its business in the manner contemplated as of the Closing Date.

          "Material Agreements" means all agreements and contracts (and all
           -------------------
amendments, supplements, extensions, and renewals thereof) to which Borrower is a party or is bound, the termination or breach of which, at the time of such termination or breach, could have a Material Adverse Effect. The Material Agreements in effect as of the Closing Date include, without limitation, the agreements listed on Schedule 1.1A hereto.
                     -------------

          "Maximum Amount" means the aggregate amount of the Commitments, which
           --------------
amount on the Closing Date shall be twenty million dollars ($20,000,000), and which amount thereafter shall be increased to the extent of the Commitments made by Lenders added after the Closing Date, if any, but which Maximum Amount in no event shall be greater than forty million dollars ($40,000,000) (subject to reduction under Section 4.2(b) hereof).
                --------------

          "Maximum Rate" has the meaning specified in Section 3.2.
           ------------                               -----------

Loan and Security Agreement

          "Merger Agreement" means that certain Agreement and Plan of Merger,
           ----------------
dated as of June 30, 1998, among PWT Acquisition Corp., Borrower, Bay Area Alarm Company and John K. La Rue.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA which is or was at any time contributed to by Borrower or any ERISA Affiliate.

          "Negotiable Collateral" has the meaning set forth in Section
           ---------------------                               -------
6.1(a)(iii) hereof.
-----------

          "Net Amount of Eligible Accounts" means, at any time, the gross amount
           -------------------------------
of Eligible Accounts, less returns, discounts, claims, credits, and allowances of any nature at any time issued, owing, granted, outstanding, available, or claimed other than allowances for price protection, cooperative advertising and special sales promotion allowances in amounts which are consistent with the past practices of Borrower generally in effect during the six (6) month period immediately preceding the date hereof.

          "Obligations" means all present and future loans, advances,
           -----------
liabilities, obligations, covenants, duties and debts owing by Borrower to any of Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by any of Agent and/or any Lender in Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, all debts, liabilities, and obligations now or hereafter owing from Borrower to any of Agent and/or any Lender under or in connection with the Letters of Credit.

          "Other Taxes" means any present or future stamp or documentary taxes
           -----------
or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Participant" has the meaning set forth in Section 13.3(e) hereof.
           -----------                               ---------------

          "PBGC" means the Pension Benefit Guaranty Corporation or any
           ----
Governmental Authority succeeding to the functions thereof.

          "Pending Revolving Loans" means, at any time, the aggregate principal
           -----------------------
amount of all Revolving Loans requested in any Loan Request received by Agent which have not yet been advanced.

          "Pension Plan" means a pension plan (as defined and deemed in Section
           ------------
3(2) of ERISA) subject to Title IV of ERISA which Borrower or an ERISA Affiliate sponsors, maintains, or has maintained, or to which Borrower or an ERISA Affiliate makes, is making, or is obligated to make, contributions, or in the case of a Multiemployer Plan, has made contributions.

Loan and Security Agreement

          "Permitted Liens" means:
           ---------------

          (a) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on Borrower's books and records and a stay of enforcement of any such Lien is in effect;

          (b) Agent's Liens and Liens in favor of the trustee under the Indenture in respect of the Bonds Security;

          (c) deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

          (d) inchoate Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that the payment thereof is not at the time required by Section 9.1;
                                                        -----------

          (e) reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of Borrower's business;

          (f) judgment and other similar Liens arising in connection with court proceedings, provided that (i) the existence of such Liens is being contested in good faith and by proper proceedings diligently pursued, (ii) reserves or other appropriate provision, if any, as are required by GAAP have been made therefor,
(iii) a stay of enforcement of any such Liens is in effect, (iv) the priority of any such Liens is subordinate to that of Agent's Liens, and (v) the existence of any judgment or court proceedings upon which such Liens are based does not otherwise constitute an Event of Default under this Agreement;

          (g) purchase money Liens upon any specific fixed assets hereafter acquired or Liens existing on any such future fixed assets at the time of acquisition thereof and including in any event any capital or finance leases; provided, that: (i) no such purchase money Lien (or capital or finance lease, as the case may be) with respect to specific future fixed assets, or as refinances, shall extend to or cover any property other than the specific fixed assets so acquired or acquired subject to such Lien (or lease) and the proceeds thereof;
(ii) such Lien only secures the obligation to pay the purchase price of such specific fixed assets (or the obligations under the capital or finance lease);
(iii) the principal amount secured thereby shall not exceed one hundred (100%) percent of the cost of the fixed assets so acquired; (iv) no Default or Event of Default shall exist or have occurred; and (v) the amount of Debt evidenced by such purchase money lien does not exceed the amount of Debt permitted pursuant to Section 9.12 hereof;

          (h)  Liens in existence as of the Closing Date and identified on
Schedule 1.1B attached hereto.
-------------

     "Permitted Repurchase Amount of Bonds" means (a) five million dollars
      ------------------------------------
($5,000,000) at any time that the Maximum Amount is equal to or greater than twenty million dollars ($20,000,000) and less

Loan and Security Agreement

than forty million dollars ($40,000,000), and (b) ten million dollars ($10,000,000) at any time that the Maximum Amount is forty million dollars ($40,000,000).

          "Person" means any individual, sole proprietorship, partnership, joint
           ------
venture, trust, unincorporated organization, association, corporation, limited liability company, Governmental Authority, or any other entity.

          "Plan" means (a) any employee benefit plan (as defined in Section 3(3)
           ----
of ERISA) which Borrower sponsors or maintains or to which Borrower makes, is making, has made, or has sponsored or maintained, or is or has been obligated to make, contributions, and (b) any Pension Plan.

          "Premises" means the land identified by addresses on Schedule 8.12,
           --------                                            -------------
together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which Borrower has any interests on the Closing Date.

          "Principals" means Mr. John La Rue, William Blair & Company, L.L.C.,
           ----------
William Blair Capital Partners VI, L.P., Safeguard Scientifics, Inc., SCP Private Equity Partners, L.P., Safeguard 98 Capital, L.P., TL Ventures III L.P., Mr. Wallace W. Griffin, Bay Alarm Company and Richard E Bryson.

          "Prior Claims" means, at any time, all Liens created by applicable
           ------------
laws which rank, or are capable of ranking, prior to or pari passu with Agent's Liens against all or part of the Collateral including, without limitation, for amounts owing for wages, employee deductions, goods and services taxes, sales taxes, income taxes, employee health taxes, municipal taxes, workers' compensation, government royalties, pension fund obligations and overdue rents.

          "Pro Rata Share" means, with respect to a Lender, a fraction
           --------------
(expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' then Commitments.

          "Proprietary Rights" means all now owned and hereafter arising or
           ------------------
acquired licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including, without limitation, those patents, trademarks, service marks and copyrights set forth on
Schedule 8.13 hereto, and all other rights under any of the foregoing, all
-------------
extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

          "Proprietary Rights Collateral" means all now owned and hereafter
           -----------------------------
arising or acquired Collateral consisting of Proprietary Rights.

          "Rate" shall mean the rate of interest applicable to any Revolving
           ----
Loans or other Obligations, as set forth in Section 3.1 hereof.
                                            -----------

          "Real Estate" means all of the present and future interests of
           -----------
Borrower, as owner, lessee or otherwise, in the Premises, including, without limitation, any interest arising from an option to purchase or lease any Premises or any portion thereof.

Loan and Security Agreement

          "Release" means a release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

          "Reportable Event" means, any of the events set forth in Section
           ----------------
4043(c) of ERISA or the regulations thereunder, other than any such event for which the thirty (30)-day notice requirement of Section 4043(a) of ERISA has been waived in regulations issued by the PBGC but including any such event for which advance notice is required to be given to the PBGC under Section 4043(b) of ERISA.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Requisite Lenders" means at any time, Lenders whose Pro Rata Shares
           -----------------
aggregate one hundred percent (100%) of the Commitments.

          "Reserve" means the greater of (a) five hundred thousand dollars
           -------
($500,000); or (b) the amount certified by Borrower to Agent from time to time as the maximum aggregate amount of Borrower's Accounts of the types described in
Section 6.8(e) hereof.
--------------

          "Reserve Requirements" means the aggregate (without duplication) of
           --------------------
the rates (expressed as a decimal fraction) of reserve requirements in effect on any given day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System ("Board") or other governmental authority having
                         -----
jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Restricted Investment(s) or Expenditure(s)" means any acquisition of
           ------------------------------------------
property by Borrower in exchange for cash or other property (including if in the form of an acquisition of stock, debt or other indebtedness or obligation), or the acquisition of any other property, or a loan, advance, capital contribution or subscription. Notwithstanding the foregoing, the following investments and other acquisitions shall not be deemed Restricted Investments or Expenditures for purposes of Section 9.9(c) hereof (so long as, prior to and subsequent to
                --------------
any such investment or acquisition, Borrower is and remains in compliance with all of its covenants herein, including all financial covenants): (a) capital expenditures not to exceed fifty million dollars ($50,000,000) in the aggregate for the Fiscal Year ending December 31, 1999, and sixty million dollars ($60,000,000) in the aggregate for each of the Fiscal Years ending December 31, 2000 and December 31, 2001; (b) acquisitions of businesses in the same line of business as Borrower, in an aggregate amount not to exceed fifteen million dollars ($15,000,000) per Fiscal Year, provided that Borrower is in compliance with all of its covenants hereunder at the time of such acquisition, and Borrower has demonstrated to Agent that it shall remain in compliance with its covenants hereunder after and as a result of such acquisition; (c) Equipment, inventory, supplies and proprietary assets purchased, leased or licensed in the ordinary course of Borrower's business, including fiber transport lines; (d) current assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of Borrower, exclusive, however, of Intercompany Accounts; (e) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of

Loan and Security Agreement

acquisition thereof; (f) certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least one hundred million dollars ($100,000,000); and (g) commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than ninety (90) days from the date of creation thereof.

          "Revolving Loans" has the meaning set forth in Section 2.2(a) hereof.
           ---------------                               --------------

          "Revolving Loan Usage" means, as of the date of determination, the sum
           --------------------
of (a) the unpaid balance of Revolving Loans at such time, (b) the aggregate amount of Pending Revolving Loans at such time, and (c) the aggregate undrawn amount of all outstanding Letters of Credit.

          "Settlement Date" has the meaning set forth in Section 2.4(a) hereof.
           ---------------                               --------------

          "Solvent" means when used with respect to any Person that (a) the fair
           -------
value of all its assets is in excess of the total amount of its debts (including contingent liabilities); (b) it is able to pay its debts as they mature; (c) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; and (d) it is not "insolvent" as such term is defined in Section 101(32) of the Bankruptcy Code.

          "SPUC" means any state administrative agency that has primary
           ----
jurisdiction for the regulation of telecommunications services, including the California Public Utilities Commission.

          "Stated Termination Date" means the date that is three (3) years from
           -----------------------
the Closing Date.

          "Subsidiary" means any corporation of which more than fifty percent
           ----------
(50%) of the Voting Stock is at the time, directly or indirectly through one or more intermediaries, owned by Borrower and/or one or more of its Subsidiaries.

          "Subsidiary Joinder" means a Subsidiary Joinder executed by each new
           ------------------
Subsidiary in favor of Agent and the Lenders in the form of Exhibit 6 attached
                                                            ---------
hereto and otherwise in form and substance satisfactory to Agent, pursuant to which all obligations of Borrower hereunder shall become the joint and several obligations of Borrower and the Subsidiary, and the Subsidiary shall undertake all covenants hereunder and under the other Loan Documents, and all grants, covenants, representations, warranties, notices, reporting requirements, events of default, Schedules and all other provisions hereunder and under the other Loan Documents shall thereafter be deemed to refer to each of Borrower, such Subsidiary and all other Subsidiaries, individually and on a consolidated basis, where applicable. From and after the date that any Subsidiary Joinder is executed by a new Subsidiary, "Borrower" shall mean Borrower and each such Subsidiary, jointly and severally.

          "Supporting Letter of Credit" has the meaning set forth in Section
           ---------------------------                               -------
2.7(k) hereof.
------

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or Agent, as the case may be, is organized or maintains a lending office.

Loan and Security Agreement

          "Telecommunications Laws" means all laws specifically related to the
           -----------------------
telecommunications industry and the provision of telecommunications services, including the Telecommunications Act of 1996, as amended, and the rules and regulations issued thereunder, the rules and regulations of the FCC and any SPUC, and applicable public utilities laws and regulations.

          "Telecommunications Licenses" means any license, permit, certificate,
           ---------------------------
approval or other authorization, or any renewal or extension thereof, issued by the FCC or any SPUC to Borrower.

          "Termination Date" means the earliest to occur of (i) the Stated
           ----------------
Termination Date, (ii) the date this Agreement is terminated either by Borrower pursuant to Section 4.2 or by the Majority Lenders pursuant to Section 11.2, or
            -----------                                        ------------
(iii) the date this Agreement is otherwise terminated for any reason whatsoever.

          "Total Debt" means, as of any date, all Debt of Borrower and its
           ----------
Subsidiaries, if any, on a consolidated basis.

          "UCC" means the Uniform Commercial Code (or any successor statute) of
           ---
the State of California or of any other state the laws of which are required by
Section 9-103 thereof to be applied in connection with the perfection of security interests.

          "Unfunded Pension Liability" means the excess of a Pension Plan's
           --------------------------
benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "Voting Stock" means any and all shares, interests, participations,
           ------------
rights or other equivalents (however designated) of corporate stock of any class or kind ordinarily (without regard to the occurrence of any contingency) having the power to vote for the election of directors or convertible into stock having the power to vote for the election of directors.

          "Year 2000 Problem" means the inability of Borrower's computer
           -----------------
programs to distinguish the year 1900 from the year 2000.

     1.2  Accounting Terms. Any accounting term used in this Agreement shall
          ----------------
have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

     1.3  Interpretive Provisions.
          -----------------------

          (a)  Singular and Plural Terms. The meanings of defined terms are
               -------------------------
equally applicable to the singular and plural forms of the defined terms.

          (b)  Particular Terms.
               ----------------

               (i) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement.

               (ii) Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

Loan and Security Agreement

               (iii) The term "documents" includes any and all instruments, documents agreements, certificates, indentures, notices and other writings, however evidenced.

               (iv) The term "including" is not limiting and means "including without limitation."

               (v) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

          (c)  References to Agreements and Statutes. Unless otherwise expressly
               -------------------------------------
provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document; and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (d)  Captions and Headings. The captions and headings of this
               ---------------------
Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (e)  Limitations, Tests and Measurements. This Agreement and the other
               -----------------------------------
Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (f)  No Construction Against Lenders. This Agreement and the other
               -------------------------------
Loan Documents are the result of negotiations among and have been reviewed by counsel to Agent, the Lenders, Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or Agent merely because of Agent's or the Lenders' involvement in their preparation.

          (g)  UCC Terms. Unless otherwise expressly provided herein, terms used
               ---------
and not defined in this Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC.

     1.4  Documents, Instruments, and Chattel Paper. Borrower represents and
          -----------------------------------------
warrants to Agent and Lenders as follows:

          (a)  Valid and Genuine. All documents, instruments, and chattel paper
               -----------------
describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid and genuine.

          (b)  Ownership. All goods evidenced by such documents, instruments,
               ---------
and chattel paper are and will be owned by Borrower, free and clear of all Liens other than Permitted Liens.

     1.5  Right to Cure. Agent may, in its discretion and, at the direction of
          -------------
the Majority Lenders, shall, pay any amount or do any act required of Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or Agent's Liens therein, and which Borrower fails to pay or do, including, without limitation, payment of any

Loan and Security Agreement

judgment against Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that Agent makes under this Section and all out-of-pocket costs and expenses that Agent pays or incurs in connection with any action taken by it hereunder shall be charged to Borrower's Account as a Revolving Loan bearing interest at the Default Rate. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

     1.6  Power of Attorney. Borrower hereby appoints Agent and Agent's
          -----------------
designees as Borrower's attorney, with the following powers:

          (a)  Endorsement of Checks, etc. To endorse Borrower's name on any
               --------------------------
checks, notes, acceptances, money orders, or other forms of payment or security that come into Agent's or any Lender's possession.

          (b)  Sign Invoices, etc. To sign Borrower's name on any invoice, bill
               ------------------
of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records.

          (c)  Change Address. To notify the post office authorities, when an
               --------------
Event of Default exists, to change the address for delivery of Borrower's mail to an address designated by Agent and to receive, open and dispose of all mail addressed to Borrower.

          (d)  Verification of Accounts. To send requests for verification of
               ------------------------
Accounts to customers or Account Debtors.

          (e)  Other Acts. To do all things necessary or desirable to carry out
               ----------
this Agreement. Borrower ratifies and approves all acts of such attorney. None of the Lenders, Agent or their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

     1.7  Agent's and Lenders' Rights, Duties and Liabilities. Borrower assumes
          ---------------------------------------------------
all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. None of Agent, any Lender or any of their respective officers, directors, employees, representatives or agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default of any warehouseman, carrier, forwarding agency or other Person whomsoever, all of which shall be at Borrower's sole risk. The Obligations shall not be affected by any failure of Agent or any Lender to take any steps to perfect Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release Borrower from any of the Obligations. Agent may (but shall not be required to) and, at the direction of the Majority Lenders, shall, without notice to or consent from Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between Agent and/or Lender and Borrower.

Loan and Security Agreement

                                  ARTICLE II.
                          LOANS AND LETTERS OF CREDIT

     2.1  Total Facility. Subject to all of the terms and conditions of this
          --------------
Agreement, each Lender severally, but not jointly, agrees to make available its Pro Rata Share of a revolving line of credit consisting of Revolving Loans and Letters of Credit up to the Maximum Amount, as described in this Article 2, for
                                                                 ---------
Borrower's use from time to time during the term of this Agreement.

     2.2  Revolving Loans.
          ---------------

          (a)  Amounts. Subject to the terms and conditions contained herein,
               -------
each Lender severally, and not jointly, agrees, upon Borrower's request from time to time as provided in Section 2.2(b) hereof during the period from the
                            --------------
Closing Date to but not including the Termination Date, to make revolving Loans (the "Revolving Loans") to Borrower in an aggregate amount not to exceed such
      ---------------
Lender's Pro Rata Share of the Excess Availability. Agent may (but shall not be obligated to), rely on each Borrowing Base Certificate, Loan Request and any other schedules or reports in determining or verifying the eligibility of Accounts and Equipment and the amount of the Availability and Excess Availability, or for any other purpose. Agent, in the exercise of its discretion, may (i) impose additional restrictions (or eliminate the same) to standards of eligibility set forth in the definition of "Eligible Accounts" and/or "Eligible Equipment;" (ii) revise or adjust Borrower's calculation of "Availability," "Available Receivables and Equipment Balance," "Excess Availability," "Net Amount of Eligible Accounts or "Liquidation Value of Eligible Equipment" set forth in any Borrowing Base Certificate; and (iii) otherwise revise, adjust, approve or disapprove any Borrowing Base Certificate delivered by Borrower or any calculation or determination set forth therein.

          (b)  Procedure for Borrowing. Each Borrowing shall be made upon
               -----------------------
Borrower's delivery to Agent of an irrevocable written notice (the "Loan
                                                                    ----
Request"), executed by an authorized officer of Borrower, which Loan Request
-------
must be received by Agent no later than 1:00 p.m. (San Francisco time), three
(3) Business Days prior to a requested Borrowing of a LIBOR Loan, or one (1) Business Day prior to a requested Borrowing of a Base Rate Loan, and which Loan Request shall:

               (i) specify the amount of the Borrowing, which shall not be less than one million dollars ($1,000,000), nor more than the Excess Availability;

               (ii) certify that the amount of the Borrowing requested is not more than the amount of the Excess Availability, as determined by reference to the last Borrowing Base Certificate delivered to, and approved by, Agent as described in paragraph (c) below;

               (iii) specify the Interest Period selected by Borrower for the Borrowing requested;

               (iv) specify whether the Revolving Loan requested by Borrower shall be a LIBOR Loan or a Base Rate Loan;

               (v) specify the requested Funding Date, which shall be a Business Day not less than three (3) Business Days after the delivery of a Loan Request for a LIBOR Loan, or not less than one (1) Business Day after the delivery of a Loan Request for a Base Rate Loan;

Loan and Security Agreement

               (vi) certify that, as of the date of the Loan Request, all conditions precedent to the Borrowing set forth in Article 10 hereof have been
                                                   ----------
met or waived in writing, and no Default or Event of Default has occurred and is continuing;

               (vii) certify that, as of the date of the Loan Request, no material adverse change has occurred in the business prospects, financial condition, or results of operations of Borrower since the date of the last Financial Statements delivered by Borrower; and

               (viii) certify that, as of the date of the Loan Request, each of the representations and warranties of Borrower contained in each of the Loan Documents is true and correct in all respects as if made on and as of the date of such Loan Request.

Any Loan Request delivered after 1:00 p.m (San Francisco time) on a Business Day shall be deemed to be received on the next Business Day. Borrower may submit up to six (6) Loan Requests in any calendar month, in addition to any Letter of Credit Requests submitted by Borrower under Section 2.7 hereof.
                                            -----------

          (c)  Borrowing Base Certificate. No later than 2:00 p.m. (San
               --------------------------
Francisco time) on the last Business Day of each month, Borrower shall deliver to Agent a Borrowing Base Certificate certified by Borrower to be true and correct as of the end of the immediately preceding Borrowing Base Date; provided, however, that until Agent has received a revised Borrowing Base Certificate, Agent shall be entitled to rely on the most recent Borrowing Base Certificate delivered to Agent. Each Borrowing Base Certificate shall be effective only as accepted by Agent in its discretion (and with such revisions and adjustments, if any, as Agent may require as a condition to such acceptance); and Agent shall forward to the Lenders a copy of the Borrowing Base Certificate, along with such revisions and adjustments as are made by Agent, together with any funding request forwarded to the Lenders based upon Borrower's Loan Request. Notwithstanding the foregoing, upon delivery to Agent of Financial Statements evidencing that the ratio of Borrower's Total Debt to EBITDA has remained less than 5:1 for two (2) consecutive Fiscal Quarters, and for as long thereafter as such ratio remains less than 5:1, then Borrower's obligation hereunder to deliver a Borrowing Base Certificate to Agent shall cease.

          (d)  Reliance Upon Authority. On or prior to the Closing Date and
               -----------------------
thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), Borrower shall deliver to Agent a writing setting forth (i) the account of Borrower to which Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section
                                                                        -------
2.2, and (ii) the names of the officers authorized to request Revolving Loans
---
on behalf of Borrower, and shall provide Agent with a specimen signature of each such officer. Agent shall be entitled to rely conclusively on each such officer's authority to request Revolving Loans on behalf of Borrower, the proceeds of which are to be transferred to any of the accounts specified by Borrower pursuant to the immediately preceding sentence, until Agent receives written notice to the contrary. Agent shall have no duty to verify the identity of any individual representing himself or herself as one of the officers authorized by Borrower to make such requests on its behalf.

          (e)  No Liability. Agent shall not incur any liability to Borrower as
               ------------
a result of acting upon any Loan Request, Borrowing Base Certificate or other notice referred to in this Section 2.2, which Loan Request, Borrowing Base
                           -----------
Certificate or notice Agent believes in good faith to have been given by an officer duly authorized by Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting of
                                              -----------
Revolving Loans to Borrower's deposit account, or transmittal to such Person as Borrower may direct, shall conclusively establish the obligation of Borrower to repay such Revolving Loans as provided herein.

Loan and Security Agreement

          (f)  Loan Request Irrevocable. Any Loan Request made pursuant to
               ------------------------
Section 2.2(b) shall be irrevocable and Borrower shall be bound to borrow the
--------------
funds requested therein in accordance therewith.

     2.3  Making of Revolving Loans.
          -------------------------

          (a)  Lender Advances. Provided that Agent is satisfied in its
               ---------------
discretion with Borrower's Loan Request and the representations and warranties contained therein, Agent shall forward to each Lender such Loan Request not later than 1:00 p.m. (San Francisco time) one (1) Business Day after the date of Agent's receipt of a Loan Request for a LIBOR Loan, or not later than 10:00 a.m. (San Francisco time) on the date of funding with respect to the funding of a Base Rate Loan, together with most recent Borrowing Base Certificate, if required, and Agent's request to the Lenders to fund the Borrowing requested (or such lesser amount as Agent shall determine to be appropriate, in the exercise of its discretion). Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in same day funds, to such account of Agent as Agent may designate, not later than 1:00 p.m. (San Francisco time) on the Funding Date applicable thereto. Revolving Loans made by the Lenders pursuant to this Section 2.3(a) are sometimes referred to herein as
                         --------------
"Lender Advances" and the Lender Advances shall constitute Revolving Loans for
 ---------------
all purposes of this Agreement and the other Loan Documents. After Agent's receipt of the proceeds of any such Lender Advances, unless Agent determines that any applicable condition set forth in Article 10 has not been satisfied,
                                           ----------
Agent shall make the proceeds of such Lender Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Lender Advances received by Agent to the account of Borrower designated in writing by Borrower; provided, however, that the amount of Lender Advances and other Revolving Loans so made on any date shall in no event exceed the Excess Availability of Borrower, except as permitted in Section 2.3(b)(ii)
                                                        ------------------
below.

          (b)  Agent Advances.
               --------------

               (i) Notwithstanding anything to the contrary contained herein, for administrative convenience and in order to reduce the number of funds transfers among Borrower and the Lenders, Agent may (but shall not be obligated
to), and Borrower and the Lenders hereby authorize Agent to, make Revolving Loans on behalf of the Lenders, subject to the procedures for settlement set forth in Section 2.4 below. Any such Revolving Loans made by Agent on behalf of
         -----------
Lenders pursuant to this Section 2.3(b)(i) and any Revolving Loans made by Agent
                         -----------------
on behalf of Lenders pursuant to Section 2.3(b)(ii) below are referred to herein
                                 ------------------
as "Agent Advances." Agent Advances shall constitute Revolving Loans for all
    --------------
purposes of this Agreement and the other Loan Documents. Agent may apply or cause to be applied any payments or other amounts which it receives for the repayment of the outstanding Revolving Loans pursuant to the terms hereof to the Revolving Loans constituting Agent Advances prior to the payment of any of the other Revolving Loans. Agent shall have no duty to make or to continue to make any Agent Advances.

               (ii) Any contrary provision of this Agreement notwithstanding, but subject to the limitations set forth in the provisos contained in this
Section 2.3(b)(ii), Agent is hereby authorized by Borrower and the Lenders to
------------------
make Revolving Loans to Borrower on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral or any portion thereof; (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or to otherwise avoid a Default or an Event of Default hereunder, or to prevent or minimize the occurrence of a Material Adverse Effect; (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including, without limitation,

Loan and Security Agreement

costs, fees and expenses as described in Section 15.5; or (D) if the conditions
                                         ------------
for Borrowing under Section 10.2(c) cannot be fulfilled, to advance a Revolving
                    ---------------
Loan to repay any principal or interest or other amounts, including reimbursement obligations in connection with Letters of Credit, and fees and premiums payable to the Lenders hereunder (any advances made pursuant to this
Section 2.3(b)(ii) are also referred to herein as "Agent Advances"); and
------------------                                 --------------
provided, that Agent shall have no obligation to Borrower to make an Agent Advance under any circumstances. In no event shall Agent make an Agent Advance if the aggregate Revolving Loan Usage (including such Agent Advance) would exceed the Maximum Amount. Agent shall notify each Lender and Agent in writing of each Agent Advance made pursuant to this Section 2.3(b)(ii).
                                            ------------------

               (iii) Any Agent Advance made pursuant to a Loan Request under
Section 2.3(b)(i) hereof shall be repayable at the end of the Interest Period
-----------------
selected by the Borrower in such Loan Request. Agent Advances made pursuant to
Section 2.3(b)(ii) shall be repayable on demand and secured by the Collateral
------------------
and shall constitute Revolving Loans and Obligations hereunder. Any Agent Advance made pursuant to a Loan Request under Section 2.3(b)(i) hereof shall
                                              -----------------
bear interest at the Rate(s) applicable to the Revolving Loan(s) requested by the Borrower in such Loan Request. Any Agent Advance made pursuant to Section
                                                                      -------
2.3(b)(ii) hereof shall bear interest at the Default Rate without regard to the
----------
presence or absence of a Default or Event of Default. Agent shall request that each Lender make available to Agent its Pro Rata Share of each Agent Advance made pursuant to this Section 2.3(b), and each Lender agrees that it shall make
                      --------------
available to Agent, promptly upon Agent's demand, in immediately available funds, an amount equal to such Lenders' Pro Rata Share of each Agent Advance made by Agent pursuant to this Section 2.3(b).
                               --------------

          (c)  Defaulting Lenders. Unless Agent receives notice from a Lender at
               ------------------
least one (1) Business Day prior to the date of a Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a Revolving Loan in the corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, then Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest, to be retained by Agent for its own account, at the Base Rate for each day after the Funding Date until (but not including) the date paid. A notice of Agent submitted to any Lender with respect to amounts owing under this subsection shall be prima facia evidence of the truth thereof, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Rate applicable at the time to the Loan comprising such Borrowing. The failure of any Lender to make any Loan on any Funding Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date. Any Lender that fails to make any Loan on any Funding Date and continues to fail to make such Loan within one (1) Business Day after written demand upon it by Agent to do so, shall constitute a "Defaulting Lender" for purposes of this Agreement.
                              -----------------

Loan and Security Agreement

               (i) In addition, any Lender that fails to make any payment to Agent pursuant to Section 2.4 hereof or as required by any other Section hereof
                  -----------
in connection with any Agent Advance made pursuant to Section 2.4(b) hereof and
                                                      --------------
continues to fail to make such payment within one (1) Business Day after written demand upon it by Agent to do so, shall constitute a "Defaulting Lender" for
                                                      -----------------
purposes of this Agreement.

               (ii) For purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, any Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This Section shall remain effective with respect to such Lender until the Majority Lenders and Agent shall have waived such Lender's default in writing. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

     2.4  Settlement. It is agreed that each Lender's funded portion of the
          ----------
Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans (including Lender Advances and Agent Advances) shall take place on a periodic basis in accordance with the following provisions.

          (a)  Computation of Pro Rata Shares. The amount of the Pro Rata Share
               ------------------------------
of each Lender of the Revolving Loans shall be computed monthly (or on a more frequent basis if so determined by Agent) and the amounts actually funded by each Lender shall be adjusted monthly (or on a more frequent basis if determined by Agent) upward or downward based on all Revolving Loans (including Lender Advances and Agent Advances) and repayments of Revolving Loans received by Agent as of the close of business in San Francisco on the last Business Day of the monthly (or shorter) period specified by Agent (such date being referred to herein as the "Settlement Date"). Agent shall deliver to each of the Lenders
               ---------------
periodically a summary statement of the amount of outstanding Revolving Loans (including Lender Advances and Agent Advances) and Letters of Credit, and shall use its best efforts to deliver such a summary statement no later than two (2) Business Days after the relevant Settlement Date (although the failure to so deliver such a summary statement at such time shall not affect the obligation of the Lenders under this Section 2.4).
                       -----------

          (b)  Transfers. Upon receipt of the summary statement, each Lender
               ---------
shall transfer to Agent, as provided below, or Agent shall transfer to each Lender, as provided below, such amounts as are necessary to ensure that after giving effect to all such transfers, the amount of Revolving Loans made by each Lender shall be equal to such Lender's Pro Rata Share of the aggregate amount of the Revolving Loans outstanding as of such Settlement Date. If the then outstanding balance funded by a Lender in respect of the Revolving Loans exceeds such Lender's Pro Rata Share of the aggregate amount of the Revolving Loans outstanding as of the Settlement Date, then Agent shall promptly transfer to such Lender in immediately available funds to such account of such Lender as it may designate, the amount required so that such Lender shall, upon receipt of such amount, have funded its Pro Rata Share of the Revolving Loans as of the Settlement Date. If the then outstanding balance funded by a Lender in respect of the Revolving Loans is less than such Lender's Pro Rata Share of the aggregate amount of the Revolving Loans outstanding as of the Settlement Date, such Lender shall by no later than 1:00 p.m. (San Francisco time) on the Business Day subsequent to the receipt of the summary statement, transfer in immediately available funds to such account of Agent as Agent may designate, the amount required so

Loan and Security Agreement

that such Lender shall, upon transfer of such amount, have funded its Pro Rata Share of the Revolving Loans as of the Settlement Date. The obligations of each Lender to transfer such funds is irrevocable, unconditional and without recourse to, or warranty by, Agent. If any such amount is not transferred to Agent by any Lender when required, Agent shall be entitled to recover for its account such amount promptly on demand upon such Lender, together with interest thereon at Base Rate for each day after the date such sums are due until (but not including) the date paid.

     2.5  Notation. Agent shall record on its books the principal amount of the
          --------
Revolving Loans owing to each Lender, including Lender Advances and Agent Advances, the Rates applicable to such Revolving Loans, Lender Advances and Agent Advances, and the interests therein of each Lender, from time to time, which information shall be made available to any Lender upon request therefor. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

     2.6  Lenders' Failure to Perform. All Revolving Loans (other than Agent
          ---------------------------
Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, and (b) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder.

     2.7  Letters of Credit.
          -----------------

          (a)  Agreement to Cause Issuance. Subject to the terms and conditions
               ---------------------------
of this Agreement, and in reliance upon the representations and warranties of Borrower herein set forth, Agent agrees to take reasonable steps to cause to be issued for the account of Borrower one or more stand-by or documentary Letters of Credit (each such letter of credit, a "Letter of Credit" and such Letters of
                                          ----------------
Credit, collectively, the "Letters of Credit") in accordance with this Section
                           -----------------                           -------
2.7 from time to time during the term of this Agreement, which Letters of Credit
---
will be opened for trade purposes or to secure workers compensation obligations. Any Letter of Credit may be issued by Union Bank of California, N.A. or any Affiliate or Agent-Related Person, provided, however, that neither Union Bank of California, N.A. nor any of its Affiliates or Agent-Related Persons shall have any obligation to issue a Letter of Credit for the account of Borrower. Upon the issuance of any Letter of Credit, Agent shall establish a reserve to reduce the Availability in an amount equal to the face amount of such Letter of Credit, plus such additional amounts with respect thereto as Agent determines are appropriate. Promptly after the issuance of any Letter of Credit, Agent shall give notice to each Lender of the issuance of such Letter of Credit.

          (b)  Terms of Letters of Credit. Any Letter of Credit shall contain
               --------------------------
terms and conditions acceptable to Agent and the issuer thereof. Without limiting the generality of the foregoing, in no event: (i) may the term of any documentary Letter of Credit exceed one hundred eighty (180) days, (ii) may any Letter of Credit, whether documentary or standby, have a term in excess of one
(1) year, or (iii) may any Letter of Credit, whether documentary or standby, expire on a date that is later than five (5) Business Days prior to the Stated Termination Date. Any Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provision thereof, it shall expire no later than the date that is five (5) Business Days prior to the Stated Termination

Loan and Security Agreement

Date and a provision pursuant to which the issuer thereof may, by notice to the beneficiary of such Letter of Credit at least thirty (30) days prior to the expiration of its term, elect not to renew such Letter of Credit for an additional term.

          Agent shall not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.7 are met as
                                                    -----------
though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to Agent, not less than thirty (30) days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal, provided that if all of the requirements of this
Section 2.7 are met, no Lender shall, or shall have any right to, decline to
-----------
consent to any such extension or renewal.

          (c)  Other Conditions. In addition to being subject to the
               ----------------
satisfaction of the applicable conditions precedent contained in Article 10, the
                                                                 ----------
obligation of Agent to take reasonable steps to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to Agent:

               (i) Borrower shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to Agent and such proposed issuer;

               (ii) as of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing Letters of Credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of Letters of Credit generally or the issuance of such Letters of Credit;

               (iii) Agent shall not have received a currently effective written notice from any Lender that one or more of the conditions set forth in Article
                                                                       -------
10 are not satisfied, or otherwise have actual knowledge that one or more of the
--
conditions set forth in Article 10 will not be satisfied or waived by the
                        ----------
Majority Lenders after giving effect to the issuance of the proposed Letter of Credit;

               (iv) the face amount of the proposed Letter of Credit requested by Borrower shall not exceed an amount equal to (A) the Letter of Credit Sublimit, minus (B) the aggregate amount of all Obligations arising pursuant to
          -----
or in connection with the Letters of Credit outstanding as of the date of the proposed Letter of Credit, as determined by Agent;

               (v) the face amount of the proposed Letter of Credit shall not exceed an amount equal to the Excess Availability as of the date of the proposed Letter of Credit; and

               (vi) Agent shall have received a written request from Borrower (the "Letter of Credit Request"), executed by Borrower, for such Letter of
      ------------------------
Credit at least five (5) Business Days prior

Loan and Security Agreement

to the requested date of issuance, which Letter of Credit Request shall contain the original signature of an authorized officer of Borrower, shall be irrevocable and shall:

                    (A) specify the original face amount of the Letter of Credit requested;

                    (B) specify the effective date (which date shall be a Business Day) of the issuance of the proposed Letter of Credit;

                    (C) specify whether such Letter of Credit may be drawn in a single or in partial draws;

                    (D) specify the date on which the requested Letter of Credit is to expire (which date shall be a Business Day);

                    (E) specify the purpose for which such Letter of Credit is to be issued;

                    (F) specify the beneficiary of the requested Letter of Credit;

                    (G) certify that, as of the date of the Letter of Credit Request, all conditions to a Borrowing set forth in Article 10 hereof have been
                                                    ----------
met or waived, and no Event of Default or Default has occurred and is continuing;

                    (H) certify that, as of the date of the Letter of Credit Request, no material adverse change has occurred in the business prospects, financial condition or results of operations of Borrower since the date of the last Financial Statements delivered by Borrower;

                    (I) certify that, as of the date of the Letter of Credit Request, each of the representations and warranties of Borrower contained in each of the Loan Documents is true and correct in all respects as if made on and as of the date of such Loan Request; and

                    (J) include an application for such Letter of Credit in form and substance satisfactory to the proposed issuer thereof and Agent.

Borrower may submit up to four (4) Letter of Credit Requests in any calendar month, in addition to any Loan Requests submitted by Borrower under Section
                                                                    -------
2.2(b) hereof..
------

          (d)  Notice of Issuance. Promptly after the issuance of any Letter of
               ------------------
Credit, Agent shall give notice to each Lender of the issuance of such Letter of Credit.

          (e)  Payments Pursuant to Letters of Credit. In the event of any
               --------------------------------------
drawing under any Letter of Credit by the beneficiary thereof, Borrower shall be deemed to have concurrently given a Loan Request and Agent shall, at its option, either notify the Lenders to make Lender Advances pursuant to Section 2.3(a) or
                                                              --------------
make an Agent Advance and, in either case, the proceeds of such Lender Advances or Agent Advance, as the case may be, shall be used to reimburse the issuer of the Letter of Credit for such draw and to pay the issuer the amount of all other obligations and other amounts payable to such issuer under or in connection with such Letter of Credit. Any payments made by Agent or the Lenders to any issuer of a Letter of Credit or related parties in connection therewith shall constitute Revolving Loans payable by Borrower upon demand by Agent and bearing interest as a Base Rate Loan for all

Loan and Security Agreement

purposes of this Agreement and the other Loan Documents. At any time that a Default or Event of Default exists, promptly upon the request of Agent, Borrower shall either, as directed by Agent, furnish cash collateral to the issuers of the Letters of Credit to secure the reimbursement obligations to the issuers in connection with such Letters of Credit or furnish cash collateral to Agent in an amount equal to the then outstanding Letters of Credit, plus such amounts with respect thereto as Agent determines are appropriate.

          (f)  Participations.
               --------------

               (i) Immediately upon the issuance of any Letter of Credit in accordance with this Section, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation in such letter of credit and in the credit support or enhancement provided through Agent to such issuer in connection with the issuance of such Letter of Credit, in an amount equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

               (ii) Whenever Agent receives a payment from Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which Agent has previously received for the account of the issuer thereof payment from a Lender pursuant to this Section, Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from Borrower in dollars. Each such payment shall be made by Agent on the Business Day on which Agent receives from Borrower immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 1:00 p.m. (San Francisco time) on such Business Day and otherwise on the next succeeding Business Day.

               (iii) Upon the request of any Lender, Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreement executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

          (g)  Obligations Irrevocable. The obligations of each Lender to make
               -----------------------
payments to Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through Agent with respect to a Letter of Credit, and the obligations of Borrower to make payments to Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement, any of the other Loan Documents, the Letter of Credit or any document executed in connection therewith;

               (ii) the existence of any claim, setoff, defense or other right which Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, Agent, the issuer of such Letter of Credit or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrower or any other Person and the beneficiary named in any Letter of Credit);

Loan and Security Agreement

               (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

               (v)   the occurrence of any Default or Event of Default.

          (h)  Recovery or Avoidance of Payments. In the event any payment by or
               ---------------------------------
on behalf of Borrower received by Agent with respect to any Letter of Credit (or any guaranty by Borrower or reimbursement obligation of Borrower relating thereto) and distributed by Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by Agent, promptly pay to Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by Agent upon the amount required to be repaid by it.

          (i)  Compensation for Letters of Credit.
               ----------------------------------

               (i) Borrower agrees to pay to Agent with respect to each Letter of Credit, for the account of the Lenders, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.4.
                                         -----------

               (ii) Borrower shall pay to the issuer of any Letter of Credit, or to Agent for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for Letters of Credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling Letters of Credit and all other fees associated with issuing or servicing Letters of Credit, as and when assessed.

          (j)  Indemnification; Exoneration.
               ----------------------------

               (i) In addition to amounts payable as elsewhere provided in this Section, Borrower hereby agrees to protect, indemnify, pay and save the Lenders and Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith.

               (ii) As among Borrower, the Lenders and Agent, Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with

Loan and Security Agreement

conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of Agent and the Lenders under this Section.

               (iii) In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put Agent or any Lender under any resulting liability to Borrower or relieve Borrower of any of its obligations hereunder to any such Person.

               (iv) The undertaking in this Section shall survive the termination of this Agreement and the repayment of all Obligations hereunder.

          (k)  Supporting Letter of Credit; Cash Collateral. If, notwithstanding
               --------------------------------------------
the provisions of Section 2.7(b), any Letter of Credit is outstanding upon the
                  --------------
termination of this Agreement, then upon such termination Borrower shall deposit with Agent, for the ratable benefit of the Lenders in proportion to their Pro Rata Shares, with respect to each Letter of Credit then outstanding, as the Majority Lenders, in their discretion shall specify, either (i) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory
              ---------------------------
to Agent, issued by an issuer satisfactory to Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit Agent is entitled to draw amounts necessary to reimburse Agent and the Lenders for payments made by Agent and the Lenders under such Letter of Credit or under any credit support or enhancement provided through Agent with respect thereto, or (ii) cash in amounts necessary to reimburse Agent and the Lenders for payments made by Agent or the Lenders under such Letter of Credit or under any credit support or enhancement provided through Agent with respect thereto. Each such Supporting Letter of Credit or deposit of cash shall be held by Agent, for the ratable benefit of the Lenders in proportion to their Pro Rata Shares, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

                                 ARTICLE III.
                               INTEREST AND FEES

     3.1  Interest.
          --------

          (a)  Interest Rate. All outstanding Obligations shall bear interest on
               -------------
the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash as follows:

               (i) Interest on the principal balance of any LIBOR Loan requested by Borrower pursuant to a Loan Request will be payable at the LIBOR Rate;

Loan and Security Agreement

               (ii) Interest on the principal balance of any Base Rate Loan requested by Borrower pursuant to a Loan Request will be payable at the Base Rate;

               (iii) Interest on the principal balance of any Loan at any time for which Borrower has failed to submit an effective Loan Request will be payable at the Base Rate;

               (iv)  Except as otherwise provided in this Section 3.1(a) or in
                                                          --------------
Section 3.1(b) hereof, interest on the principal balance of any other
--------------
outstanding Obligations will be payable at the Base Rate;

provided, however, that in no event shall the interest rate on any Obligations exceed the Maximum Rate described in Section 3.2. All interest charges shall be
                                     -----------
computed on the basis of a year of three hundred sixty (360) days and actual days elapsed, and, with respect to Revolving Loans, shall be payable by Borrower to Agent (for the ratable benefit of the Lenders in proportion to their Pro Rata Shares), on the last day of each calendar month, and on the last day of the
                                                 ---
Interest Period selected by Borrower in its Loan Request therefor, and on the
                                                                   ---
date of the repayment or prepayment of the principal amount of such Revolving Loan, and on the Termination Date. Interest charges with respect to any other
      ---
Obligations shall be payable by Borrower on demand by Agent.

          (b)  Default Rate. Notwithstanding anything to the contrary contained
               ------------
in this Agreement or any other Loan Document, any Obligations payable by Borrower and not paid on the due date thereof, and any Obligations outstanding after an Event of Default, shall bear interest at the Default Rate.

     3.2  Maximum Interest Rate. Notwithstanding anything to the contrary
          ---------------------
contained in Section 3.1 hereof, in no event shall any interest rate provided
             -----------
for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum
                                                                  --------
Rate"). If, during any period of time, any Rate applicable to any Obligations,
----
absent such limitation, would have exceeded the Maximum Rate, then the Rate for such Obligations for such period shall be the Maximum Rate and, if thereafter that Rate applicable to such Obligations would otherwise be less than the Maximum Rate, then that Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.2,
                                                                 -----------
have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then Borrower shall, to the extent permitted by applicable law, pay Agent, for the account of the Lenders, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect; or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect; and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, Agent and/or such Lender, as applicable, shall refund to Borrower such excess.

     3.3  Unused Line Fee. On the last Business Day of each Fiscal Quarter and
          ---------------
on the Termination Date, Borrower agrees to pay to Agent, for the ratable benefit of the Lenders in proportion to their Pro Rata Shares, an unused line fee equal to three hundred seventy-five one thousandths of a

Loan and Security Agreement

percent (0.375%) per annum on the average daily amount by which the Maximum Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the undrawn amount of all outstanding Letters of Credit during the immediately preceding three (3)-month period (or shorter period if calculated on the Termination Date). In the event that the average daily outstanding amount of Revolving Loans and the undrawn amount of all outstanding Letters of Credit is less than thirty three percent (33%) of the Maximum Amount for any twelve (12) month-period, as measured on each anniversary of the Closing Date, then, on the applicable anniversary of the Closing Date, Borrower agrees to pay to Agent, for the ratable benefit of the Lenders in proportion to their Pro Rata Shares, an additional unused line fee equal to one hundred twenty-five one thousandths of a percent (0.125%) per annum on the average daily amount by which the Maximum Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the undrawn amount of all outstanding Letters of Credit during the immediately preceding twelve (12)-month period. The unused line fee and the additional unused line fee shall be computed on the basis of a three hundred sixty (360)-day year for the actual number of days elapsed. All payments received by Agent on account of Accounts or as proceeds of other Collateral shall be deemed to be credited to the outstanding Loans hereunder immediately upon the application of such amounts by Agent to repay any Revolving Loans hereunder pursuant to Section 4.4 hereof for purposes of calculating the unused
                      -----------
line fee and the additional unused line fee pursuant to this Section 3.3.
                                                             -----------

     3.4   Letter of Credit Fee. On the first Business Day of each month,
           --------------------
Borrower agrees to pay to Agent, for the ratable benefit of the Lenders in proportion to their Pro Rata Shares, for all Letters of Credit issued hereunder, a fee (the "Letter of Credit Fee") equal to the sum of (a) one percent (1%) per
            --------------------
annum of the average daily stated amounts of each such Letters of Credit issued for Borrower's account during the immediately preceding month, during such periods that Borrower is in compliance with all of the covenants set forth in
Section 9.20 hereof; plus (b) all out-of-pocket costs, fees and expenses
------------         ----
incurred by Agent in connection with the application for, issuance of or amendment to each such Letter of Credit in the immediately preceding month, which costs, fees and expenses shall include all "fronting fees" required to be paid by Agent to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit. The Letter of Credit Fee shall be payable monthly, in arrears, commencing with the first Business Day of the month following the issuance of any Letter of Credit and continuing on the first day of each month during which any Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a three hundred sixty
(360)-day year for the actual number of days elapsed.

     3.5   Audit Fees. Borrower agrees to pay to Agent, solely for its own
           ----------
account, and to the Lenders, for their respective own accounts, all costs, fees and expenses (including travel expenses) reasonably incurred by their internal auditors or in connection with auditors engaged by Agent in connection with audits of Borrower performed by such auditors during the term of this Agreement; provided, however, that unless a Default or an Event of Default shall have occurred, Borrower shall have an obligation to pay such costs, fees, and expenses in connection with one (1) audit during each Fiscal Year of Borrower.

     3.6   Fee Letter. Borrower agrees to pay to Agent all of the fees set forth
           ----------
in the Fee Letter.

Loan and Security Agreement

                                  ARTICLE IV.
                           PAYMENTS AND PREPAYMENTS

     4.1  Principal of Revolving Loans.
          ----------------------------

          (a)  Revolving Loan Repayment. Borrower shall repay the outstanding
               ------------------------
principal balance of each Revolving Loan on the earlier of (i) the last day of the Interest Period for such Revolving Loan selected by Borrower in the Loan Request therefor, or (ii) the Termination Date; provided, however, that with respect to repayment of principal on the last day of an Interest Period, Borrower may simultaneously repay and reborrow any such Revolving Loan on such date, subject to the terms of this Agreement.

          (b)  Mandatory Prepayments. In addition to the repayments required in
               ---------------------
Section 4.1(a) above, immediately upon Borrower's knowledge thereof or upon
--------------
demand of Agent, Borrower shall make a mandatory prepayment to Agent, for the account of the Lenders, of the following amounts: (i) the amount, without duplication, by which the Revolving Loan Usage exceeds the Availability; (ii) the aggregate net proceeds of any offering of any equity securities of Borrower after the Closing Date (with the exception of any initial public offering of Borrower's equity securities made on or before June 30, 2000, provided that Borrower's existing shareholders do not sell their shares in connection with such initial public offering); and (iii) any amounts received by Borrower which are described in clauses (b), (c) or (d) of the definition of "Availability." In the event of any such mandatory prepayment, Borrower shall pay the Breakage Costs specified in Section 5.4 hereof.
                   -----------

          (c)  Prepayment of Revolving Loans. Borrower may, upon at least (1)
               -----------------------------
one Business Day's written notice to Agent and each Lender, prepay any Revolving Loan prior to the last day of the Interest Period therefor, in whole or in part, provided that (i) Borrower shall pay all accrued interest to the date of such prepayment on the amount prepaid, (ii) if Borrower makes a prepayment of any LIBOR Loan, whether voluntarily or involuntarily, Borrower shall pay the Breakage Costs specified in Section 5.4 hereof.
                            -----------

     4.2  Reduction and Termination of Facility.
          -------------------------------------


          (a)  Termination. Borrower may terminate this Agreement upon at least
               -----------
thirty (30) Business Days' prior written notice to Agent and the Lenders, without the payment of any special prepayment fee or premium (with the exception of any Breakage Costs payable as a result of the prepayment of any LIBOR Loan prior to the last day of the applicable Interest Period therefor), upon (i) the indefeasible payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation of all outstanding Letters of Credit, and (ii) the payment in full in cash of all other Obligations together with accrued interest thereon.

          (b)  Reduction. Borrower may permanently reduce the unused portion of
               ---------
the Maximum Amount under this Agreement in a principal amount of five million dollars ($5,000,000) or integral multiples thereof, upon at least thirty (30) Business Days' prior written notice to Agent and the Lenders; provided, however, that Borrower shall, contemporaneously with each such reduction, repay or prepay the Revolving Loans and Letters of Credit to the extent that the aggregate principal amount thereof then outstanding exceeds the Maximum Amount as so reduced, together with any Breakage Costs amounts payable by Borrower hereunder upon prepayment. From the effective date of any such reduction, the term "Maximum Amount" shall mean the Maximum Amount of the Commitments, as so reduced. Once reduced, the Maximum Amount of the Commitments may not be subsequently increased.

Loan and Security Agreement

Each partial reduction made by Borrower hereunder shall be shared pro rata among the Lenders in proportion to their Pro Rata Shares.

     4.3  Payments by Borrower.
          --------------------


          (a)  No Setoffs, etc. All payments to be made by Borrower shall be
               ---------------
made without set-off, recoupment or counterclaim. Borrower hereby irrevocably authorizes Agent to automatically deduct from Borrower's account at any branch of Union Bank of California, N.A., all amounts payable by Borrower to Agent or any Lender, on the due date thereof. If, for any reason, Agent can not or does not so deduct any such amount payable by Borrower, Borrower shall make such payment to Agent, for itself or for the account of the Lenders, as applicable, at Agent's payment address as follows:

Union Bank of California N.A.
Monterey Park, California
Account Number:  070-196431
Account Name:  Wire Transfer Clearing
Attn:  Commercial Loan Operations
Reference:  Pac-West Telecomm, Inc.
ABA Number:  122-000-496

which payment shall be made in dollars and in immediately available funds no later than 11:00 a.m. (San Francisco time) on the due date specified herein. Any payment received by Agent later than 11:00 a.m. (San Francisco time), for any reason, shall, at the option of Agent, be deemed to have been received on the following Business Day and any applicable interest or fee shall accrue.

          (b)  Business Day Payments. Whenever any payment is due on a day other
               ---------------------
than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c)  Distributions by Agent. Unless Agent receives notice from
               ----------------------
Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required, unless Agent actually receives such payment by 11:00 a.m. (San Francisco time), on such date), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Agent, each Lender shall repay to Agent, promptly on demand, such amount distributed to such Lender (provided, however, that if such Lender shall not make such funds available within one (1) Business Day of Agent's demand, interest shall accrue on such funds and shall be payable by such Lender at the Base Rate for each day from and after the date such amount is distributed to such Lender until (but not including) the date repaid).

     4.4  Apportionment, Application and Reversal of Payments. All payments made
          ---------------------------------------------------
by Borrower and all proceeds of Accounts or other Collateral received by Agent or any Lender shall be applied, subject to the provisions of this Agreement (including, without limitation, Section 2.3(c) hereof), as follows:
                                --------------

Loan and Security Agreement

     first, to pay any unpaid fees or expense reimbursements then due to Agent
     -----
     from Borrower for actions taken by Agent on behalf of the Lenders, which amounts shall be remitted to, or retained by, Agent for its own account;

     second, to repay to Agent the outstanding principal and interest in respect
     ------
     of any Agent Advance (or portion thereof) made by Agent pursuant to Section
                                                                         -------
     2.3(b) hereof, and for which Agent has not received reimbursement in full
     ------
     by the Lenders, as required by Section 2.3(b)(iii) hereof, which amounts
                                    -------------------
     shall be remitted to, or retained by, Agent for its own account;

     third, to pay any other fees or expense reimbursements then due to Agent
     -----
     and to pay any fees or expense reimbursements then due to the Lenders from Borrower on a ratable basis in proportion to their Pro Rata Shares, which amounts shall be apportioned ratably between Agent and among the Lenders in proportion to their Pro Rata Shares;

     fourth, to pay any fees or expense reimbursements then due to any Lender
     ------
     from Borrower for its own account, including any Breakage Costs, which amounts shall be remitted to the Lender entitled thereto;

     fifth, to pay interest which is due and payable in respect of all Revolving
     -----
     Loans, including Lender Advances and Agent Advances (except as provided in "Second," above), which amounts shall be apportioned ratably among the
      ------
     Lenders entitled thereto in proportion to their Pro Rata Shares;

     sixth, to pay or prepay the principal of Agent Advances (except as provided
     -----
     in "Second," above), which amounts shall be apportioned ratably among the
         ------
     Lenders entitled thereto in proportion to their Pro Rata Shares;

     seventh, to pay the principal of any Revolving Loan which is then due and
     -------
     payable, which amounts shall be apportioned ratably among the Lenders in proportion to their Pro Rata Shares;

     eighth, to pay the principal of any Revolving Loans bearing interest at the
     ------
     Base Rate, in the inverse order of maturity, which amounts shall be apportioned ratably among the Lenders in proportion to their Pro Rata Shares;

     ninth, to pay the principal of any Revolving Loans bearing interest at the
     -----
     LIBOR Rate, in the inverse order of maturity, which amounts shall be apportioned ratably among the Lenders in proportion to their Pro Rata Shares; and

     tenth, to pay any other Obligations due to Agent or Lender by Borrower,
     -----
     which amounts shall be paid to Agent or Lender entitled thereto or, if owed to all of the Lenders, which amounts shall be apportioned ratably among the Lenders in proportion to their Pro Rata Shares.

Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as such Lender may be entitled to receive. Agent shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

     4.5  Indemnity for Returned Payments. If, after receipt of any payment of,
          -------------------------------
or proceeds applied to the payment of, all or any part of the Obligations, Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of

Loan and Security Agreement

proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by Agent or such Lender, and Borrower shall be liable to pay to Agent, and hereby does indemnify Agent and the Lenders and hold Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered, plus interest thereon at the Default Rate from the date so surrendered and any other costs, expenses and penalties paid by Agent and Lenders in connection therewith. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section shall survive the termination of this Agreement and the repayment of the Obligations.

     4.6  Agent's and Lenders' Books and Records; Monthly Statements. Borrower
          ----------------------------------------------------------
agrees that Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facia proof thereof, absent manifest error. Agent will provide to Borrower and each Lender a monthly statement of Loans, payments and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 4.5 and corrections
                                                   -----------
of errors discovered by Agent), unless Borrower notifies Agent in writing to the contrary within ninety (90) days after such statement is rendered. In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.

                                  ARTICLE V.
                    TAXES, YIELD PROTECTION AND ILLEGALITY

     5.1  Taxes.
          -----

          (a)  Payments Free From Taxes. Any and all payments by Borrower to
               ------------------------
each Lender and Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, Borrower shall pay all Other Taxes.

          (b)  Indemnification. Borrower agrees to indemnify and hold harmless
               ---------------
Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any of the Lenders or Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty
(30) days after the date any Lender or Agent makes written demand therefor. The undertaking in this Section shall survive the termination of this Agreement and the payment of all Obligations hereunder.

          (c)  Withholdings. If Borrower shall be required by law to deduct or
               ------------
withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or Agent, then:

Loan and Security Agreement

               (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii)   Borrower shall make such deductions and withholdings;

               (iii) Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) Borrower shall also pay to each Lender and Agent, for the account of such Lender or Agent, as applicable, at the time interest is paid, all additional amounts which the respective Lender or Agent specifies as necessary to preserve the after-tax yield such Lender or Agent would have received if such Taxes or Other Taxes had not been imposed.

          (d)  Receipt. Within thirty (30) days after the date of any payment by
               -------
Borrower of Taxes or Other Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Agent.

          (e)  Elimination of Additional Payments. If Borrower is required to
               ----------------------------------
pay additional amounts to any Lender or Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

     5.2  Increased Costs, Reduction of Return and Illegality; Capital Adequacy.
          ---------------------------------------------------------------------


          (a)  Regulation D Compensation. If any Lender shall have determined
               -------------------------
that (a) the introduction of any Capital Adequacy Regulation, (b) any change in any Capital Adequacy Regulation, (c) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (d) compliance by the Lender or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender (or its funding office) or any corporation controlling the Lender and (taking into consideration such Lender's or such funding office's or corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to Borrower, Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

          (b)  Regulation D Compensation. For so long as any Lender is required
               -------------------------
to maintain reserves against Eurocurrency Liabilities (or any other category of liabilities which include deposits by reference to which any Rate is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents) and, as a result, the cost to such Lender (or its funding office) of making or maintaining any Revolving Loans (including LIBOR Loans) is increased, then such Lender may require Borrower to pay, upon written demand, an additional amount ("Additional
                                                                     ----------
Amount") at a rate per annum determined by such Lender in its reasonable
------
judgment to be the excess of (i) the Rate applicable to such Loan divided by one minus the Reserve Requirements, over (ii) the Rate applicable to such Loan.
-----

Loan and Security Agreement

          (c)  Illegality. If, after the date of this Agreement, any Lender
               ----------
determines (which determination shall be prima facia evidence of the truth thereof for all purposes, in the absence of manifest error) that the adoption, enactment or change after the date of this Agreement of any applicable law or any rule, requirement, guideline, order or regulation of any Governmental Authority, or any change in the interpretation or administration thereof by any judicial or Governmental Authority, central bank, comparable agency or other Person charged with the interpretation or administration thereof, or compliance by such Lender (or any funding office or Affiliate of such Lender with any request or directive (whether or not having the force of law) of any such authority (a "Change of Law") shall make it unlawful, impossible or
              -------------
impracticable for such Lender (or its funding office or Affiliate) to make or maintain a Loan at the LIBOR Rate, such Lender shall immediately notify Agent and Borrower of such Change of Law. Thereafter, Borrower's right to request the making of, and such Lender's obligation to make, a Loan at the LIBOR Rate shall be terminated, and any outstanding Loan Request requesting any LIBOR Loan shall automatically be deemed to be rescinded. The portion funded by such Lender of any Loan so affected shall be prepaid immediately if such Lender shall notify Borrower (which notice shall be prima facia evidence of the truth thereof for all purposes, in the absence of manifest error) that such Lender may not lawfully continue to fund or maintain such Loan. Borrower shall additionally pay to such Lender, on the effective date of each such prepayment, any fee (including any Breakage Costs) required pursuant to the provisions of this Agreement.

     5.3  Funding Losses. Borrower shall reimburse each Lender and hold each
          --------------
Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of the failure of Borrower to borrow a Loan after Borrower has given (or is deemed to have given) a Loan Request, including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Loans or from fees payable to terminate the deposits from which such funds were obtained.

     5.4  Breakage Costs. In the event that Borrower prepays any LIBOR Loan
          --------------
prior to the last day of the Interest Period therefor, whether voluntarily or involuntarily, Borrower shall, upon demand by any Lender, reimburse such Lender for all costs, losses and expenses in respect of any interest paid or premium or penalty incurred by such Lender (or its lending branch or Affiliate) to lenders or otherwise in respect of funds borrowed by or deposited with it to make or maintain the LIBOR Loan which such Lender (or its lending branch or Affiliate) may sustain as a result of such prepayment ("Breakage Costs"). Borrower
                                             --------------
understands that such Breakage Costs may include losses incurred by such Lender as a result of funding and other contracts entered into by such Lender in order to fund any LIBOR Loan hereunder.

     5.5  Certificates of Lenders. Any Lender claiming reimbursement or
          -----------------------
compensation under this Article 5 shall deliver to Borrower (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be prima facia evidence of the truth thereof, in the absence of manifest error.

     5.6  Survival. The agreements and obligations of Borrower in this Article 5
          --------
shall survive the payment of all other Obligations.

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Loan and Security Agreement

                                  ARTICLE VI.
                                  COLLATERAL

     6.1  Grant of Security Interest.
          --------------------------

          (a)  Collateral. As security for all present and future Obligations,
               ----------
Borrower hereby grants to Agent, for the ratable benefit of the Lenders in proportion to their Pro Rata Shares, a continuing security interest in, lien on, and right of setoff against, all of Borrower's personal (tangible and intangible) property, whether now owned or existing or hereafter acquired or arising, regardless of where located, including, without limitation:

               (i)    all Accounts;

               (ii)   all Inventory;

               (iii) all letters of credit, advices of credit, negotiable documents, warehouse receipts, bills of lading, certificates of title, certificates of deposit, chattel paper, instruments and notes ("Negotiable
                                                                ----------
Collateral");
----------

               (iv)   all Investment Property;

               (v)    all General Intangibles;

               (vi) all Equipment, including, without limitation, the Equipment specified in Schedule 6.1(a)(vi) hereof;
                       -------------------

               (vii) all money, securities and other property of any kind of Borrower in the possession or under the control of Agent or any Lender, any assignee of or participant in the Obligations, or a bailee of any such party or such party's Affiliates;

               (viii) each Deposit Account, Borrower's Account and all other deposit accounts, credits and balances with and other claims against Agent or any Lender or any of their Affiliates or any other financial institution in which Borrower maintains deposits;

               (ix) all books, records and other property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer prepared information and software and other property and General Intangibles at any time evidencing or relating to any of the foregoing;

               (x) all money, deposit accounts and other assets of Borrower in which Agent, on behalf of the Lenders, receives a Lien or which hereafter comes into the custody or control of Agent, on behalf of the Lenders, or any bailee of Agent, on behalf of the Lenders;

               (xi) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, condemnation or requisition payments with respect to all or any of the foregoing and any Accounts, Inventory, Negotiable Collateral, Investment Property, General Intangibles, Equipment, money, deposit accounts and other tangible or intangible property of Borrower resulting from the sale or disposition of the aforementioned Collateral.

Loan and Security Agreement

statements disclosing Agent's Liens. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

     6.3  Chief Executive Office; Locations of Collateral. Borrower represents
          -----------------------------------------------
and warrants to Agent and the Lenders that Schedule 6.3 is a correct and
                                           ------------
complete list of Borrower's chief executive office, the location of its books and records, the locations of Equipment and other tangible Collateral, and the locations of all of its other places of business. Schedule 6.3 correctly
                                                  ------------
identifies any of such facilities and locations that are not owned by Borrower and sets forth the names of the owners and lessors or sublessors of such facilities and locations. Borrower covenants and agrees that it will not:

               (i) maintain any Equipment or other tangible Collateral with a value in excess of five hundred thousand dollars ($500,000) at any location other than those locations listed for Borrower on Schedule 6.3, unless Agent has
                                                  ------------
received a currently valid Landlord's Waiver with respect to such new location;

               (ii) change the location of Borrower's books, records and Accounts, except upon thirty (30) days prior written notice to Agent; or

               (iii) change the location of its chief executive office from the location identified in Schedule 6.3, except upon thirty (30) days prior written
                       ------------
notice to Agent.

     6.4  Title to, Liens on and Sale and Use of Collateral. Borrower represents
          -------------------------------------------------
and warrants to Agent and the Lenders and agrees with Agent and the Lenders as follows:

          (a)  Free and Clear of Liens. All of the Collateral is and will
               -----------------------
continue to be owned by Borrower, free and clear of all Liens whatsoever, except that all Collateral may be subject to Permitted Liens.

          (b)  Lawful Purposes. Borrower will use, store, and maintain the
               ---------------
Collateral with all reasonable care and will use such Collateral for lawful purposes only.

          (c)  No Sales of Collateral. Borrower will not, without Agent's prior
               ----------------------
written approval (which must be obtained by Agent in compliance with Section
                                                                     -------
13.2 hereof), sell, or dispose of or permit the sale or disposition of any of
----
the Collateral, except for sales of Equipment as permitted by Section 6.10 and
                                                              ------------
sales of Inventory in the ordinary course of business. The inclusion of proceeds in the Collateral shall not be deemed to constitute Agent's or any Lender's consent to any sale or other disposition of the Collateral, except as expressly permitted herein.

          (d)  Proprietary Rights Collateral. Notwithstanding anything to the
               -----------------------------
contrary contained in any Loan Document, Borrower may enforce its rights and remedies with respect to, grant rights under, license, maintain, abandon or otherwise deal with the Proprietary Rights Collateral as it deems appropriate in its business judgment; provided, however, that Borrower shall not, without the consent of Agent and the Majority Lenders, take any actions or fail to take any actions with respect to any Proprietary Rights Collateral that could (i) result in a Default or Event of Default hereunder, (ii) result in a Material Adverse Effect, (iii) result in the termination or impairment of any Material Agreement,
(iv) result in any Lien upon any Proprietary Rights Collateral (except for a Permitted Lien), (v) result in the sale or disposition of any material Proprietary Rights Collateral, or (vi) result in a permanent or irrevocable waiver or other loss of any material right or remedy of Borrower under any material Proprietary Rights Collateral; and provided further, however, that upon the occurrence and

Loan and Security Agreement

during the continuance of a Default or an Event or Default, Borrower shall comply strictly with the covenants set forth in the Loan Documents and shall not take any actions otherwise permitted in this Section 6.4(d), in each case,
                                             --------------
without the consent of Agent and the Majority Lenders.

     6.5  Appraisals. Whenever an Event of Default exists and the Majority
          ----------
Lenders so request, Borrower shall, at its expense provide to Agent (and, at the request of a Lender, Agent will provide to such Lender) with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, satisfactory to Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

     6.6  Access and Examination. Agent and any Lender which so elects, may at
          ----------------------
all reasonable times (and at any time when a Default or Event of Default exists) have access to, examine, audit, make extracts from or copies of and inspect any or all of Borrower's records, files and books of account and the Collateral, and discuss Borrower's affairs with Borrower's officers and management. Borrower will deliver to Agent any instrument necessary for Agent to obtain records from any service bureau maintaining records for Borrower. Agent may, and at the direction of the Majority Lenders Agent shall at any time when a Default or Event of Default exists, and at Borrower's expense, make copies of all of Borrower's books and records, or require Borrower to deliver such copies to Agent. Agent may, without expense to Agent, use such of Borrower's personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing Agent's Liens. Agent shall have the right, at any time, in its name or in the name of its nominee, to verify the validity, amount or any other matter relating to the Accounts or other Collateral, by mail, telephone or otherwise.

     6.7  Collateral Reporting. Borrower shall provide to Agent and each Lender
          --------------------
the documents and information with respect to the Collateral required in Section
                                                                         -------
7.2(g) hereof.
------


     6.8  Accounts.
          --------

          (a)  Representations and Warranty of Borrower. Borrower hereby
               ----------------------------------------
represents and warrants to Agent and the Lenders, with respect to its Accounts, that:

               (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by Borrower, or rendition of services by Borrower, in the ordinary course of Borrower's business;

               (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to Agent, without any offset, deduction, defense or counterclaim;

               (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to Agent and the Lenders in accordance with this Agreement;

               (iv) each copy of an invoice delivered to Agent by Borrower will be a genuine copy of the original invoice sent to the Account Debtor named therein; and

               (v) all goods described in each invoice will have been delivered to the Account Debtor and all services of Borrower described in each invoice will have been performed.

Loan and Security Agreement

          (b)  Re-Dating of Invoices and Sales. Borrower shall not re-date any
               -------------------------------
invoice or sale or make sales on extended dating beyond that customary in Borrower's business or extend or modify any Account. If Borrower becomes aware of any matter adversely affecting the collectibility of any Account or Account Debtor involving an amount greater than five hundred thousand dollars ($500,000), including information regarding the Account Debtor's creditworthiness and disputes or claims with respect to any Account, Borrower will promptly so advise Agent.

          (c)  No Acceptance of Notes. Borrower shall not accept any note or
               ----------------------
other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without Agent's written consent. If Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and Borrower will promptly deliver such instrument to Agent, endorsed by Borrower to Agent in a manner satisfactory in form and substance to Agent.

          (d)  Notification of Disputes and Claims. Borrower shall notify Agent
               -----------------------------------
promptly of all disputes and claims in excess of five hundred thousand dollars ($500,000), individually or in the aggregate, with any Account Debtor, and agrees to settle, contest or adjust such dispute or claim at no expense to Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the prior written consent of Agent, except for discounts, credits and allowances made or given in the ordinary course of Borrower's business when no Event of Default exists hereunder. Borrower shall send to Agent a report summarizing credit memoranda in excess of one million dollars ($1,000,000) as soon as issued. Agent may, and at the direction of the Majority Lenders, Agent shall, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent or the Majority Lenders, as applicable, shall consider advisable and shall apply the net amounts received by Agent in payment of any Accounts in accordance with Section 4.4 hereof and, in all cases, Agent
                                   -----------
will credit Borrower's Account with only such net amounts so received in payment of such Accounts.

          (e)  Certain Covenants Regarding Accounts. Borrower represents that
               ------------------------------------
Borrower's Accounts of the following types do not have, and at no time will have, a value in excess of the Reserve, in the aggregate for all such types:


               (i) the portion of Accounts which are subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to Agent to waive setoff or recoupment rights;

               (ii) Accounts which are owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless Borrower has complied with the provisions of the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. (S) 3727 et seq.), and has taken all other steps necessary to perfect Agent's Lien therein;

               (iii) Accounts which are owed by any state, province, municipality or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof ;

               (iv) Accounts which are owned by an Account Debtor which is an Affiliate or employee of Borrower or which has common officers or directors with Borrower;

Loan and Security Agreement

               (v)   any portion of Accounts representing late fees or interest;
and

               (vi) any portion of Accounts representing sales, excise or similar taxes.

Borrower shall promptly notify Agent of any increase in the value of the Accounts described in this Section that would necessitate an increase in the Reserve.

     6.9  Collection of Accounts; Payments.
          --------------------------------

          (a)  Deposit Service. Schedule 6.9(a) is a true, correct and complete
               ---------------  ---------------
listing of all of Deposit Accounts. Borrower will not establish or open any other Deposit Account or other bank or lock box account without first notifying Agent and delivering to Agent a fully executed Deposit Control Agreement with the Deposit Bank or other bank where such account is located. Borrower has instructed each Deposit Bank (other than Union Bank of California, N.A.) to remit all receipts in such Deposit Account to Borrower's Deposit Account at Union Bank of California, N.A, at such time that monies received or accumulated in any Deposit Bank aggregate in excess of two million dollars ($2,000,000). If, notwithstanding such instructions, Borrower receives any proceeds of Accounts, it shall receive such payments as Agent's trustee, and shall immediately notify each Agent as to its receipt of such proceeds and shall deposit such payments into its Deposit Account at Union Bank of California, N.A.. All collections received in any Deposit Account or received directly by Borrower or Agent shall be subject to Agent's sole control; provided, however, that as long as (i) no Event of Default shall have occurred and be continuing, and (ii) no Agent Advance made pursuant to Section 2.3(b)(ii) is outstanding, Borrower may use all
                         ------------------
moneys deposited in a Deposit Account to be used for Borrower's working capital needs and general corporate purposes; provided further, however, that immediately (A) upon the occurrence and during the continuance of any Event of Default, or (B) upon the making of any Agent Advance pursuant to Section
                                                                 -------
2.3(b)(ii) hereof, until such Agent Advance is repaid by Borrower in full, Agent
----------
may and, upon the instruction of the Majority Lenders, shall, reassume sole control of such Deposit Account(s) and shall transfer all collections deposited in such Deposit Account(s) to Agent for application to the Obligations pursuant to Section 4.4 hereof. Agent may (and upon the instruction of the Majority
   -----------
Lenders, shall), at any time (y) following the occurrence and during the continuation of an Event of Default, or (z) following the making of any Agent Advance pursuant to Section 2.3(b)(ii) hereof until such Agent Advance is repaid
                    ------------------
in full, notify the Account Debtors that the Accounts have been assigned to Agent and of Agent's security interest therein, and may (and upon the instruction of the Majority Lenders, shall) collect them directly and charge the collection costs and expenses to Borrower's Loan Account as a Revolving Loan bearing interest at the Default Rate. Upon the occurrence of any of the events described in clause (y) or (z) of the immediately preceding sentence and upon Agent's request, Borrower shall execute and deliver to Agent such documents as Agent shall require to grant Agent access to any post office box or bank in which collections of Accounts are received.

          (b)  Crediting of Payments on Accounts or Collateral. All payments,
               -----------------------------------------------
including immediately available funds received into any Deposit Account or otherwise received by Agent on account of Accounts or as proceeds of other Collateral, will be Agent's sole property for the benefit of Agent and the Lenders; provided, however, unless (i) an Event of Default has occurred and is continuing, or (ii) any Agent Advance has been made pursuant to Section
                                                                -------
2.3(b)(ii) hereof, until such Agent Advance is repaid in full, such payments and
----------
funds shall be transferred to Borrower's Account (or, upon Borrower's written instructions, to such other account designated by Borrower in such instructions) to be used for Borrower's working capital needs and general corporate purposes; provided further, however, that immediately upon the occurrence of any event described in the foregoing clauses (i),or (ii), Agent

Loan and Security Agreement

may and, upon the instruction of the Majority Lenders, shall, transfer all such payments and funds to Agent for application to the Obligations pursuant to
Section 4.4 hereof.
-----------

          (c)  Crediting of Other Funds. All payments, including immediately
               ------------------------
available funds, received by Agent from Borrower, whether for principal, interest, fees or otherwise, will be Agent's sole property for the benefit of Agent and Lenders and will be credited to Borrower's Account (conditional upon final collection) on the date of receipt thereof provided that such payments are received no later than 11:00 a.m..(California time), and if received later than 11:00 a.m. (California time), shall be credited to Borrower's Account on the next Business Day.

     6.10 Equipment.
          ---------

          (a)  Borrower's Representations. Borrower represents and warrants to
               --------------------------
Agent and the Lenders and agrees with Agent and the Lenders that all of the Equipment owned by Borrower is and will be used or held for use in Borrower's business, and is and will be fit for such purposes. Borrower shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

          (b)  Additions and Deletions. Borrower shall promptly inform Agent of
               -----------------------
any material additions to or deletions from the Equipment in an amount in excess of five hundred thousand dollars ($500,000) at any location. Borrower shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property Agent does not have a Lien. Borrower will not, without Agent's prior written consent, alter or remove any identifying symbol or number on any of Borrower's Equipment consisting of Collateral.

          (c)  Dispositions. Borrower shall not, without Agent's prior written
               ------------
consent, sell, lease as a lessor, or otherwise dispose of any of Borrower's Equipment; provided, however, that Borrower may dispose of Equipment in the ordinary course of business or to replace obsolete Equipment without Agent's consent, subject to the conditions set forth in the next sentence. In the event any of such Equipment is sold, transferred or otherwise disposed of pursuant to the proviso contained in the immediately preceding sentence, (i) if such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by Borrower or by Equipment purchased by Borrower subject to a Lien, then Borrower shall deliver all of the cash proceeds of any such sale, transfer or disposition to Agent for application in accordance with Section 4.4 hereof; or (ii) if such sale, transfer or
                   -----------
disposition is made in connection with the purchase by Borrower of replacement Equipment, then Borrower shall use the proceeds of such sale, transfer or disposition to purchase such replacement Equipment and shall deliver to Agent written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by Borrower shall be free and clear of all Liens, except Agent's Lien and Permitted Liens.

     6.11 Assigned Contracts. Borrower shall fully perform all of its
          ------------------
obligations under each of the Assigned Contracts and shall enforce all of its rights and remedies thereunder as it deems appropriate in its business judgment; provided, however, that Borrower shall not take any actions or fail to take any actions under any Assigned Contract that could (a) result in any violation of any covenant of Borrower contained in this Agreement or any other Loan Document,
(b) result in a Default or Event of Default hereunder or under any other Loan Document, (c) result in a Material Adverse Effect, (d) result in the termination or impairment of any Material Agreement, (e) result in any Lien upon any Collateral (except for a Permitted Lien), or (f) result in a permanent or irrevocable waiver or other loss of any material right

Loan and Security Agreement

or remedy of Borrower thereunder; and provided further, however, that upon the occurrence and during the continuance of a Default or an Event or Default, Borrower shall not modify, amend, supplement, compromise, satisfy, release or discharge any of its Assigned Contracts, any collateral securing the same, any Person liable directly or indirectly with respect thereto or any agreement relating to any of its Assigned Contracts or the collateral therefor, and shall not take any actions or fail to take any actions with respect to its Assigned Contracts which could adversely effect the full enforcement of all indemnification rights of Borrower thereunder, in each case, without the consent of Agent and the Majority Lenders. Borrower shall notify Agent and the Lenders in writing, promptly after Borrower becomes aware thereof, of any event or fact which could give rise to a claim by it for indemnification under any of its Assigned Contracts, and shall report to Agent on all further developments with respect thereto. Borrower shall remit directly to Agent for application to the Obligations in such order as Agent shall determine, all amounts received by Borrower as indemnification pursuant to its Assigned Contracts. If Borrower shall fail after Agent's demand to comply with this Section, or if a Default or an Event of Default then exists, Agent may, and at the direction of the Majority Lenders Agent shall, directly enforce such right in its own or Borrower's name and may enter into such settlements or other agreements with respect thereto as Agent or Majority Lenders, as applicable, shall determine. In any suit, proceeding or action brought by Agent for the benefit of the Lenders under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, Borrower shall indemnify and hold Agent and the Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from Borrower to or in favor of such obligor or its successors or assigns. All such obligations of Borrower shall be and remain enforceable only against Borrower and shall not be enforceable against Agent or Lender. Notwithstanding any provision hereof to the contrary, Borrower shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and Agent's or Lenders' exercise of any of their respective rights with respect to the Collateral shall not release Borrower from any of such duties and obligations. None of Agent or Lenders shall be obligated to perform or fulfill any of Borrower's duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property. The undertaking of Borrower in this Section shall survive the termination of this Agreement and the payment of all Obligations hereunder.

                                 ARTICLE VII.
                        FINANCIAL INFORMATION; NOTICES

     7.1  Books and Records. Borrower shall maintain, at all times, correct and
          -----------------
complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistency with the audited Financial Statements required to be delivered pursuant to
Section 7.2(a). Borrower shall, by means of appropriate entries, reflect in such
--------------
accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as Agent shall reasonably require, including, but not limited to, records of all payments received and all credits and extensions granted with respect to the Accounts, and all other dealings affecting the Collateral.

Loan and Security Agreement

     7.2  Financial Information. Borrower shall promptly furnish to Agent (and
          ---------------------
Agent shall promptly furnish to the Lenders), in sufficient copies for distribution by Agent to each Lender, all such financial information as Agent or any Lender shall reasonably request, and notify its auditors and accountants that Agent, on behalf of the Lenders, is authorized to obtain such information directly from them. Without limiting the foregoing, Borrower will furnish to Agent in sufficient copies for distribution by Agent to each Lender, in such form and detail as Agent or any Lender shall request, the following:

          (a)  Annual Financials. As soon as available, but in any event not
               -----------------
later than one hundred twenty (120) days after the close of each Fiscal Year, audited balance sheets, statements of income and expense and changes in stockholders' equity and statements of cash flow for Borrower for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Borrower as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards and accompanied by a report of independent certified public accountants selected by Borrower and satisfactory to Agent. Simultaneously with retaining such independent public accountants to conduct such annual audit, Borrower shall send a letter to such accountants, with a copy to Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited Financial Statements is for use by Agent and the Lenders.

          (b)  Quarterly Financials. As soon as available, but in any event not
               --------------------
later than forty-five (45) days after the end of each Fiscal Quarter other than the fourth quarter of the Fiscal Year, an unaudited balance sheet, statement of income and expense and of cash flow of Borrower as at the end of such quarter, for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail, fairly presenting the financial position and results of operations of Borrower as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). Borrower shall certify, by a certificate signed by
            --------------
its chief financial officer, that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the financial position of Borrower as at the dates thereof and its results of operations for the periods then ended.

          (c)  Monthly Financial Statements. As soon as available, but in any
               ----------------------------
event not later than thirty (30) days after the end of each month, an unaudited balance sheet, statements of income and expense and cash flow of Borrower for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of Borrower as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section
                                                                  -------
7.2(a). Borrower shall certify, by a certificate signed by its chief financial
------
officer, that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal quarterly and year-end adjustments, the financial position of Borrower as at the dates thereof and its results of operations for the periods then ended.

          (d)  Left Blank.
               ----------

          (e)  Certificate of CFO. Simultaneously with the delivery of each of
               ------------------
the annual, quarterly and monthly Financial Statements delivered pursuant to
Section 7.2(a), Section 7.2(b) and Section 7.2(c), a certificate of the chief
--------------  --------------     --------------
financial officer of Borrower (i) setting forth in reasonable detail the calculations required to establish that Borrower was in compliance with the covenants set forth in

Loan and Security Agreement

Sections 9.9(c) and 9.20 during the period covered in such Financial Statements
------------------------
and as at the end thereof: (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time; (B) Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents; (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements; (D) with respect to the quarterly and annual Financial Statements only, describing and analyzing in reasonable detail all material trends, changes and developments in each and all Financial Statements; (E) with respect to the quarterly and annual Financial Statements only, explaining the variances of the figures in the prior Fiscal Year Financial Statements; and
(iii) with respect to the quarterly and annual Financial Statements only, setting forth in comparative form (A) the corresponding figures for the corresponding period of the previous Fiscal Year; and (B) the corresponding figures for the corresponding period set forth in Borrower's operating budget. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall describe the same with specificity and shall set forth what action Borrower has taken or proposes to take with respect thereto.

          (f)  Forecasts. No later than sixty (60) days after to the beginning
               ---------
of each Fiscal Year, (i) annual forecasts (to include forecasted balance sheets, statements of income and expenses, statements of cash flow, and forecasts of Availability, Excess Availability and Revolving Loan Usage) for Borrower as at the end of and for each Fiscal Quarter of such Fiscal Year, and (ii) an annual operating plan and budget approved by the chief executive officer and chief financial officer of Borrower acceptable to the Lenders and Agent.

          (g)  Collateral Reporting. Borrower shall provide Agent with the
               --------------------
following documents at the following times, in form and substance satisfactory to Agent: (i) no later than twenty (20) days after last Business Day of each month, a summary schedule of Borrower's newly created Accounts, credit memoranda, collections and other activity with respect to its Accounts, in each case, since the last schedule delivered to the Agents; (ii) no later than twenty
(20) days after the last Business Day of each month, a summary aging of Borrower's Accounts, together with a reconciliation to the previous month's aging of Borrower's Accounts and to Borrower's general ledger; (iii) upon request, copies of invoices in connection with Borrower's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with Borrower's Accounts and for Equipment acquired by Borrower, purchase orders and invoices; and (iv) such other reports as to the Collateral as Agent shall reasonably request from time to time. With the delivery of each of the foregoing Collateral reports, Borrower shall deliver to Agent a certificate of an officer of Borrower certifying as to the accuracy and completeness of such Collateral reports.

          (h)  Plan Filings. Promptly after filing with the PBGC, the DOL or the
               ------------
IRS, a copy of each annual report or other filing filed with respect to each Plan of Borrower. In addition, Borrower shall provide to Agent any filing required to be made with the PBGC, the DOL or the IRS, even if Borrower has not complied with such filing requirement, together with an explanation of why Borrower has not so complied.

          (i)  SEC Reports. Promptly upon the filing thereof, copies of all
               -----------
reports, if any, to or other documents filed by Borrower with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by Borrower to or from the holders of any

Loan and Security Agreement

equity interests of Borrower or of any Debt for borrowed money of Borrower registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

          (j)  Management Reports. As soon as available, but in any event not
               ------------------
later than seven (7) days after Borrower's receipt thereof, a copy of all management reports and management letters prepared for Borrower by its independent certified public accountants.

          (k)  Proxy Statements. Promptly after their preparation, copies of any
               ----------------
and all proxy statements, Financial Statements, and reports which Borrower makes available to its stockholders.

          (l)  Tax Returns. Promptly after filing with the IRS, a copy of each
               -----------
tax return filed by Borrower.

          (m)  Additional Information. Such additional information as Agent or
               ----------------------
any Lender may from time to time reasonably request regarding the financial and business affairs of Borrower.

     7.3  Notices to Agent and Lenders. Borrower shall notify Agent and the
          ----------------------------
Lenders, in writing, of the following matters at the following times:

          (a)  Defaults. Immediately after becoming aware of any Default or
               --------
Event of Default.

          (b)  Other Defaults. Immediately after becoming aware of the assertion
               --------------
by the holder of any capital stock or Debt of Borrower in excess of five hundred thousand dollars ($500,000) that a default exists with respect thereto or that Borrower is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance.

          (c)  Material Adverse Effect. Immediately after becoming aware of any
               -----------------------
event that could have a Material Adverse Effect on Borrower.

          (d)  Litigation. Immediately after becoming aware of any pending or
               ----------
threatened action, suit, proceeding or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, which action, suit, proceeding, counterclaim or investigation seeks damages in excess of five hundred thousand dollars ($500,000) (which amount shall not be fully covered by insurance), or which may otherwise materially and adversely affect the Collateral, the repayment of the Obligations, Agent's or any Lender's rights under the Loan Documents, or Borrower's property, business, operations or condition (financial or otherwise).

          (e)  Labor Disputes. Immediately after becoming aware of any pending
               --------------
or threatened strike, work stoppage, unfair labor practice claim or other labor dispute affecting Borrower in a manner which could reasonably be expected to have a Material Adverse Effect.

          (f)  Violation of Law. Immediately after becoming aware of, or after
               ----------------
receiving any notice of claim from any Person alleging or claiming, any violation of any law, statute, regulation or ordinance of a Governmental Authority by or affecting Borrower which could reasonably be expected to have a Material Adverse Effect.

          (g)  Violation of Environmental Laws. Immediately after receipt of any
               -------------------------------
notice or assertion of an Environmental Claim by or against Borrower which could reasonably be expected to have

Loan and Security Agreement

a Material Adverse Effect or any investigation by a Person or Governmental Authority with respect thereto.

          (h)  Releases. Immediately after receipt of any written notice that
               --------
Borrower is or may be liable to any Person as a result of the Release or threatened Release or other presence of any Contaminant or that Borrower is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or other presence or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of five hundred thousand dollars ($500,000).

          (i)  Environmental Lien. Immediately after receipt of any written
               ------------------
notice of the imposition or threatened imposition of any Environmental Lien against any property of Borrower.

          (j)  Change of Borrower's Name, etc. Any change in Borrower's name,
               ------------------------------
state of incorporation or form of organization, trade names or styles under which Borrower will create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.

          (k)  ERISA Events and Related Matters. Within five (5) Business Days
               --------------------------------
after Borrower or any ERISA Affiliate knows or has reason to know that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) or a breach of fiduciary responsibility under Section 404 of ERISA has occurred with respect to a Plan, and, when Borrower or any ERISA Affiliate knows or has reason to know, any action taken or threatened by the IRS, the DOL, the PBGC or any Plan participants or beneficiaries with respect thereto.

          (l)  ERISA Filings. Upon request or, in the event that such filing
               -------------
reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL and/or the IRS, as applicable, copies of the following: (i) each annual report (Form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL and/or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL and/or the IRS with respect to any Plan and all communications received by Borrower or any ERISA Affiliate from the PBGC, the DOL and/or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL and/or the IRS, with respect to each Plan of Borrower or any ERISA Affiliate.

          (m)  ERISA Reports. Upon request or, in the event that such filing
               -------------
reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof, copies of each actuarial report for any Plan or Multiemployer Plan and annual report for any Multiemployer Plan; and within three (3) Business Days after receipt thereof by Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; (iii) any notice from a Multiemployer Plan regarding the imposition of withdrawal liability; or (iv) an audit or other action by the IRS, the DOL or the PBGC.

          (n)  Changes to ERISA Plans. Within three (3) Business Days after the
               ----------------------
occurrence thereof: (i) any changes in the benefits of any existing Plan which increase Borrower's annual costs with respect thereto by an amount in excess of $500,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which Borrower or any ERISA Affiliate was not

Loan and Security Agreement

previously contributing or the acquisition of an ERISA Affiliate that maintains a Pension Plan; or (ii) any failure by Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment.

          (o)  Termination of ERISA Plans. Within three (3) Business Days after
               --------------------------
Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Plan has been or will be terminated;
(ii) the administrator or plan sponsor of a Plan intends to terminate a Multiemployer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Plan.

          (p)  Required Contribution. Within three (3) Business Days after
               ---------------------
Borrower or any ERISA Affiliate knows or has reason to know that required contributions to any Plan were not made in a timely manner.

          (q)  Telecommunications Laws and Licenses. Immediately upon receipt or
               ------------------------------------
transmittal by Borrower of any notice or other communication in respect of any Telecommunications Laws or Telecommunications Licenses that could have a Material Adverse Effect.

          Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that Borrower or any ERISA Affiliates, as applicable, has taken or proposes to take with respect thereto.

     7.4  Authorization for Agent and Lenders to Deliver Certain Information.
          ------------------------------------------------------------------
Each of Agent and Lenders is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of Borrower or its Affiliates, which may be furnished to them hereunder or otherwise, to any court, regulatory body or agency having jurisdiction over Agent or Lender, or to any other Person which shall, or shall have any right or obligation to, succeed to all or any part of Agent's or Lenders' interests in any of the Loans, this Agreement, the other Loan Documents or the Collateral, including, without limitation, any participant or prospective participant.

     7.5  Authorization to Deliver Information to Agent and the Lenders.
          -------------------------------------------------------------
Borrower hereby irrevocably authorizes and directs all accountants, auditors or other third parties to deliver to Agent and the Lenders, as requested by any of them, at Borrower's expense, copies of the Financial Statements in the possession of such accountants, auditors or third parties.

                                 ARTICLE VIII.
                    GENERAL WARRANTIES AND REPRESENTATIONS

     Borrower warrants and represents to Agent and Lenders as follows:

     8.1  Authorization, Validity and Enforceability. Borrower has the corporate
          ------------------------------------------
power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party. Borrower has the corporate power and authority to incur the Obligations and to grant to Agent, for the benefit of Lenders, Liens upon and security interests in the Collateral. Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with

Loan and Security Agreement

Borrower's execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, except for those already duly obtained. This Agreement and the other Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable against it in accordance with their terms without defense, setoff or counterclaim. The execution, delivery and performance of this Agreement and the Loan Documents to which Borrower is a party do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of Borrower by reason of the terms of, (a) any contract, mortgage, Lien, lease, agreement, indenture, instrument or other document to which Borrower is a party or which is binding upon it; (b) any Requirement of Law applicable to Borrower; or (c) the certificate or articles of incorporation or bylaws or other corporate organizational documents, or shareholders agreements of Borrower.

     8.2  Validity and Priority of Security Interest. The provisions of this
          ------------------------------------------
Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of Agent, for the ratable benefit of the Lenders in proportion to their Pro Rata Shares, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral (other than Permitted Liens), securing all the Obligations, and enforceable against Borrower.

     8.3  Organization and Qualification. Borrower (a) is duly incorporated and
          ------------------------------
organized and validly existing in good standing under the laws of the State of California, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule 8.3, which are the only
                                                ------------
jurisdictions in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property.

     8.4  Corporate Name, Prior Transactions. Except as set forth on Schedule
          ----------------------------------
8.4 attached hereto, Borrower has not during past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

     8.5  Subsidiaries and Affiliates. Schedule 8.5 is a correct and complete
          ---------------------------  ------------
list of the name and relationship to Borrower of each and all of Borrower's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 8.5, and (b) qualified to do business as a
                           ------------
foreign corporation and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on the business, operations, prospects, property or condition (financial or otherwise) of Borrower and/or such Subsidiary, and
(c) has all requisite power and authority to conduct its business and own its property.

     8.6  Financial Statements and Projections.
          ------------------------------------


          (a)  Financial Statements. All Financial Statements of Borrower that
               --------------------
have been delivered to Agent have been prepared in accordance with GAAP and present accurately and fairly the financial position of Borrower as at the dates thereof and their results of operations for the periods then ended.

          (b)  Forecasts. The Forecasts, when submitted to Agent and the Lenders
               ---------
as required herein, represent Borrower's best estimate of the future financial performance of Borrower for the

Loan and Security Agreement

periods set forth therein. The Forecasts have been prepared on the basis of the assumptions set forth therein, which Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to Agent and the Lenders.

     8.7  Capitalization. Schedule 8.7 hereto sets forth the classes and number
          --------------  ------------
of authorized and outstanding shares of capital stock of Borrower and all options and warrants with respect thereto. Schedule 8.7 also sets forth the
                                           ------------
owners of all of such outstanding shares of capital stock and warrants and options. All of the shares of the capital stock of Borrower has been duly and validly issued and are fully paid and nonassessable.

     8.8  Solvency. Borrower is Solvent.
          --------

     8.9  Debt. On the Closing Date, after giving effect to the making of the
          ----
Revolving Loans to be made on the Closing Date, Borrower has no Debt, except (a) the Obligations, (b) the Bonds and such other Debt as described on Schedule 8.9
                                                                   ------------
hereto, and (c) trade payables, accrued expenses and other current liabilities (other than indebtedness for borrowed money) and current and deferred income taxes payable and other contractual obligations arising in the ordinary course of business.

     8.10 Distributions. Since September 16, 1998, no Distribution has been
          -------------
declared, paid or made upon or in respect of any capital stock or other securities of Borrower.

     8.11 Title to Property. Borrower has good, indefeasible and merchantable
          -----------------
title to all of its property (including, without limitation, the assets reflected on the most recent Financial Statements delivered to Agent and the Lenders, except as disposed of in accordance with the terms of this Agreement since the date thereof), free and clear of all Liens except Permitted Liens.

     8.12 Real Estate; Leases. Schedule 8.12 sets forth a correct and complete
          -------------------  -------------
list of all Real Estate owned by Borrower, all leases and subleases of real or personal property by Borrower as lessee or sublessee (other than leases of personal property as to which Borrower is lessee or sublessee for which the value of such personal property is less than five hundred thousand dollars ($500,000). Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists.

     8.13 Proprietary Rights Collateral. Schedule 8.13 sets forth a correct and
          -----------------------------  -------------
complete list of all Proprietary Rights Collateral owned by Borrower, including the registration number and jurisdiction, if applicable, with respect to each such item of Proprietary Rights Collateral. None of the Proprietary Rights Collateral is subject to any licensing agreement or similar arrangement except as set forth on Schedule 8.13. To the best of Borrower's knowledge, none of the
                -------------
Proprietary Rights Collateral infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights Collateral. The Proprietary Rights Collateral described on
Schedule 8.13 constitutes all of the property of such type necessary to the
-------------
current and anticipated future conduct of Borrower's business, except as disclosed on Schedule 8.13.
             -------------

     8.14 Trade Names. All trade names or styles under which Borrower will
          -----------
create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 8.14.
                       -------------

     8.15 Litigation. Except as set forth on Schedule 8.15, there is no pending
          ----------                         -------------
or (to the best of Borrower's knowledge) threatened, action, suit, proceeding or counterclaim by any Person, or

Loan and Security Agreement

investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

     8.16 Restrictive Agreements. Borrower is not a party to any contract or
          ----------------------
agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver and perform the Loan Documents to which it is a party and repay the Obligations. Borrower is not a party to any contract or agreement, or subject to any charter or other corporate restriction which materially and adversely affects or, insofar as Borrower can reasonably foresee, could materially and adversely affect, the property, business, operations or condition (financial or otherwise) of Borrower or could in any respect cause a Material Adverse Effect.

     8.17 Labor Disputes. Except as set forth on Schedule 8.17, (a) there is no
          --------------                         -------------
collective bargaining agreement or other labor contract covering employees of Borrower, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of Borrower or for any similar purpose, and (d) there is no pending or (to the best of Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting Borrower.

     8.18 Environmental Laws.
          ------------------

          (a)  Compliance. Borrower has complied in all material respects with
               ----------
all Environmental Laws applicable to its Premises and business, and neither Borrower nor any of its present Premises or operations, nor its past property or operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting any Environmental Claim.

          (b)  Permits. Borrower has obtained all permits necessary for its
               -------
current operations under Environmental Laws, and all such permits are in good standing and Borrower is in compliance with all terms and conditions of such permits.

          (c)  Hazardous Waste. Neither Borrower nor, to the best of Borrower's
               ---------------
knowledge, any of its predecessors in interest, has stored, treated or disposed of any hazardous waste on any Premises, as defined pursuant to 40 CFR Part 261 or any similar Environmental Law, except in compliance with applicable Environmental Law or to the extent such noncompliance, either individually or in the aggregate, would not have a material adverse effect on Borrower.

          (d)  Notice of Noncompliance. Borrower has not received any summons,
               -----------------------
complaint, order or similar written notice that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release or other presence of a Contaminant other than any summons, complaint, order or similar notice relating to any of the aforementioned events to the extent such events would not individually or in the aggregate have a material adverse effect on Borrower.

          (e)  No Investigations. None of the present or past operations of
               -----------------
Borrower is the subject of any pending, or, to Borrower's knowledge, threatened, investigation by any Governmental Authority regarding a Release or threatened Release or other presence of a Contaminant.

Loan and Security Agreement

          (f)  Representations Regarding Hazardous Materials. There is not now,
               ---------------------------------------------
nor to the best of Borrower's knowledge has there ever been on or in the
Premises: (i) any underground storage tanks or surface impoundments, (ii) any asbestos containing material, or (iii) any polychlorinated biphenyls used in hydraulic oils, electrical transformers or other equipment.

          (g)  No Accidental Releases. Borrower has not filed any notice under
               ----------------------
any requirement of Environmental Law reporting a spill or accidental and unpermitted Release of a Contaminant into the environment. To the best of Borrower's knowledge, there have been no material Releases of Contaminants on any of Borrower's Premises which have not been fully remedied in accordance with applicable law.

          (h)  No Remedial Obligations. Borrower has not entered into any
               -----------------------
negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) or is otherwise subject to any agreement imposing material obligations or liabilities on Borrower with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

          (i)  No Environmental Lien. No Environmental Lien has attached to any
               ---------------------
Premises of Borrower .

          (j)  No Litigation. There are no civil, criminal or administrative
               -------------
actions, suits, demands, claims, hearings or proceedings pending or, to the best of Borrower's knowledge, threatened against Borrower by any Person or Governmental Authority under any Environmental Laws or related to any Environmental Claims.

          (k)  Occupational Safety. Borrower is not in actual or alleged
               -------------------
material violation of OSHA or any regulations promulgated thereunder. No action, proceeding, claim, suit or the like is pending or, to the best of Borrower's knowledge, threatened against Borrower, by any Person or Governmental Authority with respect to occupational health or safety issues, nor is Borrower aware of any potential claims thereof.

          (l)  No Listing. None of the Premises or any property currently or
               ----------
formerly owned, operated or used by Borrower, or any property to which Borrower may have transported, treated or disposed or arranged for the transport, or disposal of any "contaminant" is listed as a site on the National Priorities list (as defined in CERCLA) or other comparable list of sites of environmental concern.

     8.19 No Violation of Law; Telecommunications Laws and Licenses. Borrower is
          ---------------------------------------------------------
not in violation of any law, statute, regulation, ordinance, judgment, order or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect. In furtherance thereof, except as set forth on Schedule
                                                                        --------
8.19 hereto: (i) Borrower operates its business in material compliance with all
----
material and applicable Telecommunications Laws and all of its Telecommunications Licenses; (ii) Borrower has all Telecommunications Licenses necessary for the operation of its existing business; (iii) to the best of Borrower's knowledge, all such Telecommunications Licenses are validly issued and in full force and effect; (iv) Borrower has no reason to believe that its Telecommunications Licenses will not be renewed by the applicable issuing authority on a routine basis; and (v) Borrower has no reason to believe that it is or will be threatened with any material investigation, liability, forfeiture, order or complaint issued by any Governmental Authority under any Telecommunications Law that would have a Material Adverse Effect.

Loan and Security Agreement

     8.20 No Default. Borrower is not in default with respect to any note,
          ----------
indenture, loan agreement, mortgage, lease, deed or other agreement to which Borrower is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse.

     8.21 ERISA Compliance.
          ----------------

          (a)  Plans in Compliance. Each Plan is in compliance with the
               -------------------
applicable provisions of ERISA, the Code, the regulations, rulings, case law and published annotations thereto and other federal or state law and Borrower and each of its ERISA Affiliates is in compliance with the requirements imposed upon them by ERISA, the Code and other federal or state laws, and the regulations, rulings, case law and published annotations thereto with respect to such Plan. Borrower and the ERISA Affiliates have performed all of their obligations under all Plans. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS stating that such Plan is qualified under Section 401(a) of the Code and that the trust under such Plan is exempt from tax under Section 501(a) of the Code and to the best knowledge of Borrower, nothing has occurred in the operation of the Plan which would cause the loss of such qualification or tax-exempt status. No event has occurred that would subject any Plan to tax under Section 511 of the Code, and Borrower has delivered to Agent a copy or copies of the most recent determination letter received from the IRS with respect to each Plan. Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b)  No Claims. There are no pending or, to the best knowledge of
               ---------
Borrower, threatened claims, actions or lawsuits, or actions by any party (other then routine claims for benefits), with respect to any Plan which have resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction under ERISA or the Code or violation of the fiduciary responsibility rules under ERISA with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c)  No ERISA Event, Etc. (i) No ERISA Event has occurred or is
               -------------------
reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     8.22 Taxes. Borrower has filed all tax returns and reports required to be
          -----
filed, and has paid all taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable.

     8.23 Regulated Entities. None of Borrower or any Person controlling
          ------------------
Borrower is an "Investment Company" within the meaning of the Investment Company Act of 1940. Borrower is not subject to regulation under any federal or state statute or regulation limiting its ability to incur Debt.

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Loan and Security Agreement

     8.24  Margin Regulations. Borrower is not engaged in the business of
           ------------------
purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     8.25  Intellectual Property. Except as set forth on Schedule 8.13, (a)
           ---------------------                         -------------
Borrower owns or is licensed or otherwise has the right to use all Proprietary Rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person; (b) no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon any rights held by any other Person; and (c) no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, any regulation, standard or code is pending, or, to the knowledge of Borrower, proposed, which, in any case or in the aggregate for all cases, could reasonably be expected to have a Material Adverse Effect.

     8.26  No Material Adverse Change. No Material Adverse Effect has occurred
           --------------------------
since the date of the last audited Financial Statements of Borrower delivered to Agent and the Lenders.

     8.27  Full Disclosure. None of the representations or warranties made by
           ---------------
Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

     8.28  Material Agreements. Each Material Agreement is in full force and
           -------------------
effect, and except as disclosed on Schedule 1.1A hereto, Borrower is not in
                                   -------------
default under any Material Agreement and, to its knowledge, no other party to any Material Agreement is in default of its obligations thereunder. True and correct copies of each Material Agreement have been delivered to Agent.

     8.29  Governmental Authorization. No approval, consent, exemption,
           --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower of this Agreement or any other Loan Document.

     8.30  Year 2000. Borrower has implemented programs to evaluate, and if
           ---------
necessary, that are sufficient to resolve any Year 2000 Problem, which programs are set forth on Schedule 8.30 hereto. Borrower hereby agrees to take all steps
                 -------------
and commit such resources as are necessary and/or appropriate to resolve any Year 2000 Problem that it may have.

                                  ARTICLE IX.

                      AFFIRMATIVE AND NEGATIVE COVENANTS

     Borrower covenants to Agent and each Lender that, as long as any of the Obligations remain outstanding or this Agreement is in effect:

     9.1   Taxes and Other Debt. Borrower shall (a) file when due all tax
           --------------------
returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to Agent and the Lenders, upon request, satisfactory evidence of its timely

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Loan and Security Agreement

compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, that, as long as Borrower has notified Agent in writing, Borrower need not pay any tax, fee, assessment or governmental charge, for which (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) Borrower has established proper reserves as provided in GAAP, and (iii) no Lien (other than a Permitted Lien) would result from such nonpayment.

     9.2  Corporate Existence and Good Standing. Borrower shall maintain its
          -------------------------------------
corporate existence and its qualification and good standing in all jurisdictions where Borrower leases or owns any Real Property, or in which the failure to maintain such qualification or good standing could reasonably be expected to have a Material Adverse Effect.

     9.3  Compliance with Law and Agreements; Maintenance of Licenses. Borrower
          -----------------------------------------------------------
shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including all Telecommunications Laws and the Federal Fair Labor Standards Act). Borrower shall obtain and maintain in full force and effect all licenses (including Telecommunications Licenses), permits, franchises and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date or at any time thereafter, except for such licenses and permits which, if not maintained, would not have a Material Adverse Effect.

     9.4  Insurance.
          ---------

          (a)  Insurance Requirements. Borrower shall maintain with financially
               ----------------------
sound and reputable independent insurers that are reasonably satisfactory to Agent, insurance against loss or damage in accordance with Borrower's past practices, including worker's compensation insurance, public liability insurance and property and casualty insurance, in amounts that shall be satisfactory to Agent and the Majority Lenders, which insurance and shall not be terminated or reduced by Borrower in the absence of thirty (30) days prior notice to Agent.

          (b)  Loss Payee and Additional Insured. All casualty insurance
               ---------------------------------
maintained by Borrower shall name Agent as loss payee and all liability insurance shall name Agent and the Lenders as additional insureds. Upon request of Agent or any Lender, Borrower shall furnish to Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year), a certificate of an officer of Borrower (and, if requested by Agent, any insurance broker of Borrower) setting forth the nature and extent of all insurance maintained by Borrower in accordance with this Section (and which, in the case of a certificate of a broker, were placed through such broker). All premiums for such insurance of Borrower shall be paid by Borrower when due. If Borrower fails to procure such insurance or to pay the premiums therefor when due, Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

          (c)  Notification of Loss. Borrower shall promptly notify the Agent
               --------------------
and the Lenders of any material loss, damage or destruction to the Collateral, whether or not covered by insurance. Agent is hereby authorized to collect all casualty insurance proceeds directly, and after deducting from such proceeds the reasonable expenses, if any, incurred by Agent in the collection or handling thereof, Agent shall promptly apply such proceeds to the Obligations; provided, however, that if no Default or Event of Default has occurred and is continuing, Agent shall permit or require Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the relevant property within one hundred and eighty (180) days of the casualty and in a diligent and expeditious manner with materials and workmanship of

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Loan and Security Agreement

substantially the same quality as existed before the loss, damage or destruction; provided, however, that Borrower must first demonstrate to the reasonable satisfaction of Agent and the Majority Lenders that (i) the funds available to Borrower will be sufficient to complete such project in the manner provided therein; and (ii) Borrower shall be able to meet all of its Obligations (including its obligation to make principal and interest payments hereunder) at all times during the repair or replacement of the property so lost, damaged or destroyed.

     9.5  Condemnation.
          ------------

          (a)  Notification of Proceeding. Borrower shall, immediately upon
               --------------------------
learning of the institution of any proceeding for the condemnation or other taking of any of its property, notify Agent of the pendency of such proceeding, and agrees that Agent may participate in any such proceeding, and Borrower from time to time will deliver to Agent all instruments reasonably requested by such Agent to permit such participation.

          (b)  Collection of Proceeds. Agent is hereby authorized to collect all
               ----------------------
condemnation proceeds directly, and after deducting from such proceeds the reasonable expenses, if any, incurred by Agent in the collection or handling thereof, Agent shall promptly apply such proceeds to the Obligations; provided, however, that if no Default or Event of Default has occurred and is continuing, Agent shall permit or require Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the relevant property within one hundred and eighty (180) days of the condemnation event in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the condemnation event; provided, however, that Borrower must first demonstrate to the reasonable satisfaction of Agent and the Majority Lenders that (i) the funds available to Borrower will be sufficient to complete such project in the manner provided therein; and (ii) Borrower shall be able to meet all of its Obligations (including its obligation to make principal and interest payments hereunder) at all times during the repair or replacement of the property so condemned.

     9.6  Environmental Laws.
          ------------------

          (a)  Conduct of Business. Borrower shall conduct its business in
               -------------------
compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage and disposal of any Contaminant. Borrower shall take prompt and appropriate action to respond to any actual or alleged noncompliance with Environmental Laws.

          (b)  Defense of Environmental Claims. Borrower shall promptly respond
               -------------------------------
to any Environmental Claims which may be asserted against Borrower.

          (c)  Status Reports. Borrower shall submit to Agent and the Lenders at
               --------------
such times reasonably requested by Agent or the Lenders, an update of the status of each material environmental compliance or liability issue then outstanding with respect to Borrower. Agent or Lender may request copies of technical reports prepared by Borrower and its communications with any Governmental Authority which demonstrates whether Borrower is proceeding reasonably to correct, cure or contest in good faith any alleged noncompliance or environmental liability. Borrower shall, at Agent's or the Majority Lenders' request and at Borrower's expense, (i) retain an independent environmental engineer acceptable to Agent to evaluate a property at which Borrower may be subject to any material environmental liability or responsibility, including tests if appropriate, where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to Agent, in sufficient quantity for distribution by Agent to Lenders, a report setting forth the results of such

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evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (ii) provide to Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change in any material respect.

          (d)  Environmental Indemnity. In addition to any other indemnity
               -----------------------
obligation of Borrower hereunder, Borrower agrees absolutely, unconditionally and irrevocably, to fully and promptly indemnify, pay, discharge, save harmless and reimburse each of Agent, the Lenders and their respective officers, directors, shareholders and agents and each of the foregoing parties' respective successors and assigns ("Lender Indemnitees"), upon demand, from and against any
                         ------------------
and all direct or indirect losses, claims, demands, liabilities, expenses, disbursements, judgments, actual, incidental and consequential damages, costs and expenses (including without limitation, the fees and disbursements of counsel and consultants), and any and all suits, proceedings, directives, inquiries, citations, penalties, assessments, hearings or actions of any kind whatsoever, unknown or known, fixed or contingent, asserted against or incurred by a Lender Indemnitee by reason of, arising out of or in connection with, in whole or in part, any of the following:

               (i) The inaccuracy or breach of any of the representations set forth in Section 8.18.
         ------------

               (ii)   The breach of any of the covenants set forth in Section
                                                                      -------
7.3 or this Section.
---

               (iii) Any past, present or future violation of any Environmental Laws by Borrower.

               (iv) Any actual or alleged Release, threatened Release or other presence of any Contaminant on, from or into any of the Premises or any other property owned or operated by Borrower.

               (v) Any claim which may be asserted against any Lender Indemnitee under or in connection with any Environmental Laws arising from such party's relationship to Borrower, including any act or failure to act under or pursuant to any of the Loan Documents.

The undertaking of Borrower in this Section shall survive the termination of this Agreement and the payment of all Obligations hereunder.

     9.7  Compliance with ERISA Borrower shall, and shall cause each of its
          ---------------------
ERISA Affiliates to:

          (a)  Maintain Plans. Maintain each Plan in compliance with the
               --------------
applicable provisions of ERISA, the Code, regulations and published authorities thereunder, and rulings and case law, and other federal or state law;

          (b)  Qualification. Cause each Plan which is qualified under Section
               -------------
401(a) of the Code to maintain such qualification and to maintain in operation and in force the tax-exempt status of the trust under such Plan;

          (c)  Contributions. Make all required contributions to any Plan in a
               -------------
timely manner;

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Loan and Security Agreement

          (d)  Prohibited Transactions. Not engage in a prohibited transaction
               -----------------------
under the Code or ERISA or violation of the fiduciary responsibility rules under ERISA with respect to any Plan; and

          (e)  Sections 4069 and 4212(c). Not engage in a transaction that could
               -------------------------
be subject to Section 4069 or 4212(c) of ERISA.

     9.8  Mergers, Consolidations or Sales of Assets. Borrower shall not enter
          ------------------------------------------
into any transaction of merger whereby Borrower is not the surviving entity. Borrower shall not enter into any reorganization or consolidation, or transfer, sell, assign, lease or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for sales of Inventory in the ordinary course of business, and sales or other dispositions of Equipment as permitted by Section 6.10(c).
                                          ---------------

     9.9  Distributions; Capital Change; Restricted Investments and
          ---------------------------------------------------------
Expenditures.
------------

          (a)  Distributions. Borrower shall not directly or indirectly declare
               -------------
or make, or incur any liability to make, any Distribution, except that Borrower may: (i) declare noncash PIK (paid-in-kind) on its Series A Preferred Stock;
(ii) grant and permit the exercise of stock options under the Pac-West Telecomm, Inc. 1999 Stock Incentive Plan; and (iii) make such earn-out payments as are required under the Merger Agreement in an amount not to exceed twenty million dollars ($20,000,000) in the aggregate.

          (b)  Changes in Capital Structure. Borrower shall not make any change
               ----------------------------
in its capital structure which could have a Material Adverse Effect.

          (c)  Restricted Investments and Expenditures. Borrower shall not make
               ---------------------------------------
or maintain any Restricted Investment or Expenditure, except for the following:

               (i) Borrower may receive promissory notes or other instruments that represent the obligation of Account Debtors with respect to Accounts that are past due and are owed to Borrower; provided that the original of such promissory note or other instrument promptly shall be delivered to Agent as Collateral hereunder, together with any endorsement by Borrower that Agent may request;

               (ii) Borrower may repurchase the Permitted Repurchase Amount of Bonds under the terms of the Indenture or make open market purchases of the Permitted Repurchase Amount of Bonds, provided that (A) Borrower shall deliver to Agent no less than two (2) Business Days prior written notice of such proposed repurchase or purchase; (B) at the time of, and as a result of, such repurchase or purchase, no Default or Event of Default shall have occurred and be continuing or will occur; (C) Borrower shall be in compliance with all of its financial covenants set forth in Section 9.20 hereof, calculated both before
                                 ------------
such proposed repurchase or purchase of the Bonds and calculated as if the Bonds in the amount of the Permitted Repurchase Amount of Bonds has been repurchased or purchased prior to the last day of the last Fiscal Quarter; and (D) the ratio of (x) Total Debt for the most recently ended Fiscal Quarter, less all nonrestricted cash in excess of five million dollars ($5,000,000), to (y) EBITDA for the most recently ended rolling four (4) Fiscal Quarters shall be less than 6.25:1, calculated both before such proposed repurchase or purchase of the Bonds and calculated as if the Bonds in the amount of the Permitted Repurchase Amount of Bonds has been repurchased or purchased prior to the last day of the last Fiscal Quarter; and

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Loan and Security Agreement

                    (iii) Borrower may make and maintain those other Restricted Investments and Expenditures of Borrower existing as of the Closing Date that are set forth on Schedule 9.9 attached hereto (not including the right to
                 ------------
exercise any options or warrants described on such Schedule, unless the exercise of such option or warrant would otherwise be permitted under this Section).

     9.10  Material Adverse Effect. Borrower shall not enter into any
           -----------------------
transaction which could have a Material Adverse Effect.

     9.11  Guaranties. Borrower shall not make, issue, remain or become liable
           ----------
on any Guaranty, except Guaranties in favor of Agent for the benefit of the Lenders.

     9.12  Debt. Borrower shall not incur or maintain any Debt, other than: (a)
           ----
trade payables to suppliers and customers, accrued expenses and other current liabilities (other than indebtedness for borrowed money) and current and deferred income taxes payable incurred in the ordinary course of business; (b) Capital Leases and short-term debt (which may include Debt evidenced by a purchase money Lien, as described in clause (g) of the definition of "Permitted Liens") in an amount not to exceed five million dollars ($5,000,000) in the aggregate in each Fiscal Year; (c) Debt existing on the Closing Date and described in Schedule 8.9 hereto; and (d) Debt approved in writing by Agent and
             ------------
the Majority Lenders.

     9.13  Transactions with Affiliates. Except as set forth in the immediately
           ----------------------------
following sentence, Borrower shall not engage in any transaction with any Affiliate, except for commercial transactions with Affiliates which are in the ordinary course of business, in amounts and upon terms no less favorable to Borrower than could be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate.

     9.14  Investment Banking and Finder's Fees. Borrower shall not pay or agree
           ------------------------------------
to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee or broker's fee to any Person in connection with this Agreement. Borrower shall defend and indemnify Agent and the Lenders against and hold them harmless from all claims of any Person for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by Agent and/or any Lender in connection therewith. The undertaking of Borrower in this Section shall survive the termination of this Agreement and the payment of all Obligations hereunder.

     9.15  Business Conducted; Maintenance of Property. Borrower shall not
           -------------------------------------------
engage directly or indirectly, in any line of business other than the business in which Borrower is engaged on the Closing Date. Borrower shall maintain all of its property that is necessary and useful in the conduct of its business in good operating condition and repair, ordinary wear and tear excepted.

     9.16  Liens. Borrower shall not create, incur, assume, permit or suffer to
           -----
exist any Lien on any property now owned or hereafter acquired by it, except for Permitted Liens.

     9.17  Sale and Leaseback Transactions. Borrower shall not, directly or
           -------------------------------
indirectly, enter into any sale and leaseback transaction or any other arrangement with any Person providing for Borrower to lease or rent property that Borrower has sold or will sell or otherwise transfer to such Person.

     9.18  New Subsidiaries. Borrower shall not, directly or indirectly,
           ----------------
organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 8.5, except with the prior written
          ------------

Loan and Security Agreement

consent of Agent and the Majority Lenders, and provided that such Subsidiary executes and delivers to Agent a Subsidiary Joinder.

     9.19  Fiscal Year; Accounting Method. Borrower shall not change its Fiscal
           ------------------------------
Year or its method of accounting.

     9.20  Financial Covenants. Borrower shall maintain the following financial
           -------------------
covenants:

           (a) Total Debt to EBITDA. Borrower shall not permit its ratio of: (i)
               --------------------
Total Debt for the most recently ended Fiscal Quarter, less all nonrestricted
                                                       ----
cash in excess of five million dollars ($5,000,000), to (ii) EBITDA for the most recently ended rolling four (4) Fiscal Quarters, to be greater than the following:

               (i)    9:1 at all times prior to December 31, 1999;

               (ii)   7.75:1 between January 1, 2000 and December 31, 2000; and

               (iii)  6:1 at all times from and after December 31, 2000.

          (b)  Minimum Interest Coverage. Borrower shall not permit its ratio
               -------------------------
of: (i) EBITDA for the most recently ended rolling four (4) Fiscal Quarters, to
(ii) Interest Expense for the most recently ended rolling four (4) Fiscal Quarters be less than 1.25:1 at all times; provided however, that Interest Expense for Borrower's Fiscal Year ending on December 31, 1999, shall be reduced by the amount held in the Interest Escrow Account held under (and as defined in) the Indenture.

     9.21 Use of Proceeds. Borrower shall use the proceeds of the Loans solely
          ---------------
to finance working capital, acquisitions and capital expenditures permitted hereunder and other general corporate purposes, but not to finance operating losses. Borrower shall not use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance any Debt of Borrower or others incurred to purchase or carry Margin Stock or otherwise, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Sections 13 or 14 of the Exchange Act.

     9.22 Further Assurances. Borrower shall execute and deliver, or cause to be
          ------------------
executed and delivered, to Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents. In this regard, but without limiting in any way the generality of the immediately preceding sentence, (a) if any Subsidiary is formed or acquired by Borrower after the Closing Date hereof, Borrower shall cause such Subsidiary to execute and deliver to Agent a Subsidiary Joinder and such other agreements, documents and instruments as Agent may, from time to time, request; and (b) if any Schedule to this Agreement or any Loan Document fails to list all current information applicable to such Schedule, Borrower shall deliver to Agent an updated Schedule certified by an officer of Borrower to be true an correct as of the date of delivery thereof, as well as any other items or documents requested by Agent, including any additional information regarding any matter disclosed in such updated Schedule.

     9.23 Amendments to Documents. Borrower shall not modify, amend, supplement
          -----------------------
or terminate or agree to modify, amend, supplement or terminate its Articles of Incorporation nor any of the Material Agreements, without in each instance the prior written consent of Agent and the Majority Lenders, which will not be unreasonably withheld, except that, unless and until a Default or an Event of

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Default has occurred and is continuing, Borrower may modify, amend or supplement any Material Agreement, as long as such amendment, modification or supplement could not result in a Material Adverse Effect, materially increase the burdens or obligations of Borrower under such Material Agreement or adversely effect Agent's Lien upon such Material Agreement; and provided that any right of Borrower to modify, amend or supplement any Material Agreement shall terminate upon the occurrence and during the continuance of a Default or an event of Default hereunder.


                                  ARTICLE X.

                             CONDITIONS OF LENDING

     10.1 Conditions Precedent to Making of Loans on the Closing Date. The
          -----------------------------------------------------------
obligation of the Lenders to make the initial Revolving Loans on the Closing Date and the obligation of Agent to use reasonable efforts to cause to be issued any Letter of Credit on the Closing Date and the obligation of the Lenders to participate in Letters of Credit issued on the Closing Date are subject to the following conditions precedent having been satisfied in a manner satisfactory to Agent and each Lender:

          (a)  Loan Documents. The following Loan Documents shall have been
               --------------
executed and delivered by each party thereto:

               (i)        This Agreement;

               (ii) A Landlord Waiver executed by each landlord in respect of the following Premises:

                          .  304 East Carson Street, Las Vegas, NY 89101;

                          . 624 South Grand, One Wilshire Building, 12th Floor, Suites 1204, 1209, 1210 and 1214, Los Angeles, CA 90017;

                          .  1110 S. Wilson Way, Stockton, CA;

                          .  1624 Franklin, Suites 40, 100, 201, 203, 210, 214,
                             413 and Mezzanine, Oakland, CA 94612;

                          .  4202 and 4210 Coronado Avenue., Stockton, CA 95204;

                          . 4203 Coronado Avenue, Units 3 and 4, Stockton, CA 95204;

                          . 4211 Coronado Avenue, units D and F, Stockton, CA 95204;

                          .  770 L Street, Suite 170, Sacramento, CA 95813; and

                          . such other Premises as requested by Agent, if Collateral located at such Premises has a value in excess of five hundred thousand dollars ($500,000);

                    (iii) The Arbitration Agreement;

                    (iv)  The Fee Letter;

                    (v) A Consent to Assignment, executed by Alcatel USA Marketing, Inc., with respect to the Alcatel Software; and

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               (vi) A Deposit Control Agreement from each Deposit Bank listed on
Schedule 6.9(a) hereto.
---------------

          (b)  UCC-1s and other Perfection Documents. The following documents
               -------------------------------------
shall have been executed and delivered to Agent:

               (i) UCC-1 financing statements and fixture filings to be filed in each applicable jurisdiction, which UCC-1 financing statements and fixture filings shall have been filed in each applicable location; and

               (ii) Intellectual Property filings, with respect to Borrower's patents, trademarks and copyrights, to be filed in the United States Patent and Trademark Office and the United States Copyright Office, as applicable.

          (c)  Loan Request; Certificates and Opinion. The following documents
               --------------------------------------
shall have been executed and delivered to Agent:

               (i) A Loan Request and a Borrowing Base Certificate with respect to the proceeds of the initial Revolving Loan;

               (ii)   A Certificate pursuant to Section 2.2(d) hereof, setting
                                                --------------
forth the account of Borrower to which Agent is authorized to transfer Loan proceeds, and the names of the officers authorized to request Revolving Loans on behalf of Borrower, along with a specimen signature of each such officer;

               (iii) An Officer's Certificate for Borrower, certifying (and attaching where applicable): (A) that the representations and warranties of Borrower contained herein and in each other Loan Document are true and correct as of the Closing Date; (B) that no Default, Event of Default or Material Adverse Effect exists or has occurred since the date of the last Financial Statements of Borrower that were delivered to Agent, or will occur as a result of the execution of the Loan Documents; (C) that no default by Borrower under any of the Material Agreements has occurred and is continuing; (D) to the resolutions of the Board of Directors of Borrower attached thereto authorizing the execution and delivery of the Loan Documents to which Borrower is a party, and certifying that no other resolutions have been adopted with respect to the transactions contemplated hereby; (E) to the copy of Borrower's articles of incorporation attached thereto, as certified by the California Secretary of State, and certifying that such articles of incorporation are in full force and effect and have not been amended or modified except as attached; (F) to the copy of Borrower's bylaws attached thereto, and certifying that such bylaws are in full force and effect and have not been amended or modified except as attached;
(G) to the incumbency certificate (with specimen signatures) for the officers of Borrower authorized to execute and deliver the Loan Documents to which Borrower is a party, attached thereto; and (H) to the Good Standing Certificates for Borrower attached thereto, as issued by the Secretary of State of the State of California and the California Franchise Tax Board, and as issued by any jurisdiction for which qualification to do business as a foreign corporation is required of Borrower; and

               (iv)   An opinion of counsel to Borrower in the form of Exhibit 7
                                                                       ---------
hereto, addressed to Agent and the Lenders.

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          (d)  Additional Deliveries and Conditions Precedent. The following
               ----------------------------------------------
documents shall have been delivered to Agent, and the following conditions precedent shall have been satisfied, as applicable:

               (i) Agent shall have received insurance certificates evidencing that Borrower has obtained the insurance coverage required hereunder;

               (ii) Agent shall have received the results of UCC, tax and judgment lien searches with respect to Borrower, which shall be satisfactory to Agent;

               (iii) All of the representations and warranties herein and required to be set forth in the Secretary's Certificate pursuant to Section
                                                                    -------
10.1(c)(iii) above shall be true and correct on and as of the Closing Date;
------------

               (iv) Agent shall have received a copy of the resolutions of the Board of Directors of Borrower authorizing the execution and delivery of the Loan Documents to which Borrower is a party, a copy of the articles of incorporation of Borrower as certified by the California Secretary of State, a copy of the bylaws of Borrower, and original Good Standing Certificates for Borrower issued by the Secretary of State of the State of California and the California Franchise Tax Board, and good standing certificates issued by the Secretary of State or equivalent state officer of any jurisdiction for which qualification to do business as a foreign corporation is required of Borrower, each of which shall have been attached to the Secretary's Certificate to be delivered pursuant to Section 10.1(c)(iii) above, and each of which shall be in
                      --------------------
form and substance, and dated a recent date, as applicable, all as satisfactory to Agent;

               (v) Agent shall have received a copy of each of the Material Agreements;

               (vi) Borrower and each other party to the Loan Documents shall have performed and complied with all covenants, agreements and conditions contained herein and in the other Loan Documents required to be performed or complied with by it on or before the Closing Date;

               (vii) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made on such date;

               (viii) Agent and Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of Borrower and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Accounts and Availability, and the results of such examination and audit shall have been satisfactory to Agent and the Lenders in all respects;

               (ix) Agent shall have received, in form and substance satisfactory to Agent, such other evidence, documents, instruments, approvals and opinions as Agent may reasonably request, including agreements with parties to the Assigned Contracts or Material Agreements for the purpose of subordinating the rights of any such parties thereunder in respect of the Collateral;

               (x) Borrower shall have paid all accrued and unpaid fees, costs and expenses that are due and payable on the Closing Date, including the fees required under the Fee Letter and all fees and expenses of Agent, the Attorney Costs and all other expenses described in Section 15.5 hereof, to the
                                                   ------------
extent invoiced before or on the Closing Date, plus such additional amounts as shall constitute Agent's reasonable estimate of such costs and expenses incurred or to be incurred by it

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through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Agent); and

               (xi) (A) the California Public Utilities Commission shall have rendered its decision concerning the Local Interconnection Agreement, dated as of March 15, 1996, by and between Pacific Bell and Borrower (the "CPUC
                                                                  ----
Decision"); (B) Borrower shall have certified to Agent that it has reviewed and
--------
approved the CPUC Decision, in its sole discretion, as evidenced by the delivery by Borrower to Agent of an authorization to deliver the Loan Documents executed by Borrower and held in escrow by Graham & James, LLP, pending the delivery of such authorization; and (C) Agent shall have independently reviewed and approved the CPUC Decision, in its sole discretion, as evidenced by the delivery by Agent to Borrower of an authorization to deliver the Loan Documents executed by Agent and held in escrow by Graham & James, LLP, pending the delivery of such authorization.

          The acceptance by Borrower of any Loans made on the Closing Date shall be deemed to be a representation and warranty made by Borrower to the effect that all of the conditions precedent to the making of such Loans have been satisfied, with the same effect as delivery to Agent and the Lenders of a certificate signed by the Responsible Officer of Borrower, dated the Closing Date, to such effect.

          Execution and delivery to Agent by a Lender of a counterpart to this Agreement shall be deemed confirmation by such Lender that (A) such Lender has no objection to the closing of this transaction; and (B) the decision of such Lender to execute and deliver to Agent an executed counterpart to this Agreement was made by such Lender independently and without reliance on Agent or any other Lender as to the satisfaction of any condition precedent set forth herein.

     10.2 Conditions Precedent to Each Loan. The obligation of the Lenders to
          ---------------------------------
make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of Agent to take reasonable steps to cause to be issued any Letter of Credit and the obligation of the Lenders to participate in the Letters of Credit, shall be subject to the further conditions precedent that on and as of the date of each such extension of credit:

          (a)  Loan or Letter of Credit Request and Borrowing Base Certificate.
               ---------------------------------------------------------------
Borrower shall have delivered to Agent a Loan Request or a Letter of Credit Request, as applicable, and a Borrowing Base Certificate as of the last Business Day of the prior month.

          (b)  Statements True and Correct. The following statements shall be
               ---------------------------
true and correct, and the acceptance by Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and
(ii), with the same effect as the delivery to Agent and the Lenders of a certificate signed by an authorized officer of Borrower, dated the date of such extension of credit, stating that:

               (i) The representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent Agent and Lenders have been notified by either Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

               (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default.

                                      70
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Loan and Security Agreement

          (c)  Revolving Loan Usage not Exceed Availability. The amount of the
               --------------------------------------------
Revolving Loan Usage, after giving effect to the requested Revolving Loan and/or Letter of Credit, shall not exceed the then Availability.

          Anything contained in this Section to the contrary notwithstanding, the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing Agent for such Lender's Pro Rata Share of any Agent Advance to the extent that such Agent Advance is made in accordance with the provisions of Section 2.3(b) hereof.
                  --------------

                                  ARTICLE XI.

                               DEFAULT; REMEDIES

     11.1 Events of Default. It shall constitute an event of default (an "Event
          -----------------                                               -----
of Default") if any one or more of the following shall occur for any reason:
----------

          (a)  Payment Default. Any failure of Borrower to pay the principal of,
               ---------------
or interest or premium on, the Obligations when due, or otherwise fail to pay any other Obligations when due, whether upon demand or otherwise.

          (b)  Specific Covenant Default. Borrower shall fail to observe or
               -------------------------
perform any of its covenants set forth in Sections 9.4 (with respect to
                                          ------------
insurance), 9.8 (with respect to mergers, assets sales, etc.), 9.11 (with
            ---                                                ----
respect to Guaranties), 9.12 (with respect to Debt), 9.16 (with respect to
                        ----                         ----
Liens), or 9.20 (with respect to financial covenants) hereof.
           ----

          (c)  Other Defaults. Borrower shall fail to observe or perform any
               --------------
term, provision, covenant, agreement or obligation contained in this Agreement but not specifically mentioned in this Section, or contained in any other Loan Document to which it is a party, and such default shall continue for thirty (30) days after Borrower knows or has notice of the existence thereof.

          (d)  Representation or Warranty Default. Any representation or
               ----------------------------------
warranty made by Borrower in this Agreement or in any of the other Loan Documents, in any Financial Statement or in any certificate furnished by Borrower at any time to Agent or any Lender shall prove to be untrue in any material respect as of the date on which made or furnished.

          (e)  Other Debt Default; Bonds Default.
               ---------------------------------

               (i) Any default shall occur with respect to, or any claim be made under, the Indenture or the Bonds (or there shall occur any optional or mandatory redemption or repurchase of the Bonds thereunder), which default shall be an immediate Event of Default hereunder, regardless of any grace or cure periods provided for therein, and Borrower specifically agrees that, at the option of Agent and the Majority Lenders, in the event of any such default or claim in respect of the Bonds or the Indenture, Borrower shall repay all of the Obligations in full prior to making any payments to the trustee under the Indenture or otherwise in respect of the Bonds; or

               (ii) Any default shall occur with respect to, or any claim be made under, any other Debt issued or guaranteed by Borrower in an outstanding principal amount which exceeds, in the aggregate for all such Debt with respect to which such default shall have occurred or claim made, five hundred thousand dollars ($500,000), and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to permit the holders of any such Debt to accelerate the maturity of any such Debt; or any such Debt

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shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

          (f)  Bankruptcy. Borrower shall (i) file a voluntary petition in
               ----------
bankruptcy or file a voluntary petition or an answer or a notice of intention or otherwise commence any action or proceeding seeking reorganization, liquidation, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state, provincial or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or
(iv) be unable generally to pay its debts as they become due or be otherwise insolvent under any applicable law.

          (g)  Involuntary Proceedings. An involuntary petition or notice of
               -----------------------
intention shall be filed or an action or proceeding otherwise commenced seeking reorganization, liquidation, arrangement or readjustment of the debts of Borrower or for the enforcement of security or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state, provincial, or federal, now or hereafter existing and either
(i) such petition, action or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement, or (ii) an order for relief against Borrower shall have been entered in such proceeding.

          (h)  Receivers and Liquidators. A receiver, assignee, liquidator,
               -------------------------
sequestrator, custodian, trustee or similar officer shall be appointed for Borrower or for all or any part of its property or a warrant of attachment, execution or similar process shall be issued against any part of the property of Borrower.

          (i)  Certificate of Dissolution. Borrower shall file a certificate of
               --------------------------
dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof.

          (j)  Judgments. One or more judgments or orders for the payment of
               ---------
money for which the amount not covered by insurance is in excess of five hundred thousand dollars ($500,000) shall be rendered against Borrower; or Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material portion of its business.

          (k)  Loss of Collateral. Any loss, theft, damage or destruction of any
               ------------------
item or items of Collateral or other property of Borrower occurs which: (i) materially and adversely affects the property, business, operation, prospects, or condition of Borrower; or (ii) is material in amount and not adequately covered by insurance.

          (l)  Material Adverse Effect. There occurs a Material Adverse Effect,
               -----------------------
in the reasonable judgment of Agent or the Majority Lenders.

          (m)  Failure of Loan Documents or Liens. For any reason other than the
               ----------------------------------
failure of Agent to take any action available to it to maintain perfection of Agent's Liens pursuant to the Loan Documents (other than as a result of the failure of Borrower or any other Person to cooperate with Agent with respect to the maintenance of such Liens), any Loan Document ceases to be in full force and effect or any Lien with respect to any of the Collateral intended to be secured thereby ceases to be, or is not,

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Loan and Security Agreement

valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void.

          (n)  ERISA Event. An ERISA Event shall occur with respect to a Pension
               -----------
Plan or Multiemployer Plan, whether maintained on the date hereof or hereafter established or assumed, which has resulted or could reasonably be expected to result in liability of Borrower under the Code or Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of five hundred thousand dollars ($500,000); (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds five hundred thousand dollars ($500,000); or (iii) Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan if the outstanding balance of such withdrawal liability at the time of such failure exceeds five hundred thousand dollars ($500,000).

          (o)  Default in Material Agreement; Merger Agreement. Borrower shall
               -----------------------------------------------
default in the performance of any of the terms or conditions of any of the Material Agreements (including, without limitation, the Merger Agreement and all documents executed in connection therewith and with the recapitalization of Borrower), which default continues for more than the applicable cure period, if any, with respect thereto, or any party shall terminate a Material Agreement or send notice of its intent to terminate the same.

          (p)  Adverse Litigation. There is filed against Borrower any civil or
               ------------------
criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could result in the confiscation or forfeiture of any material portion of the Collateral.

          (q)  Change in Management or Control. There shall occur a Change of
               -------------------------------
Control, or any of Mr. Wallace W. Griffin or Mr. John K. La Rue shall cease for any reason to be officers and/or directors of Borrower, whether by reason of death, disability, resignation, action by the Board of Directors or otherwise.

     11.2 Remedies.
          --------

          (a)  Terminate Commitments; Acceleration, etc. If a Default or an
               ----------------------------------------
Event of Default exists, Agent may, and at the direction of the Majority Lenders, shall, do one or more of the following at any time or times and in any order, without notice to or demand on Borrower: (i) reduce the Maximum Amount or the advance rates against Eligible Accounts and/or Eligible Equipment used in computing the Availability, or reduce one or more of the other elements used in computing the Availability; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to arrange for Letters of Credit. If an Event of Default exists, Agent, at the direction of the Majority Lenders, shall do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on Borrower: (A) terminate the Commitments and this Agreement; or (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections
                                                                       --------
11.1(f) (bankruptcy), 11.1(g) (involuntary proceedings),11.1(h) (receivers and
-------               -------                           -------
liquidators), or 11.1(i) (dissolution), the Commitments shall automatically and
                 -------
immediately expire and all Obligations shall automatically become immediately due and payable without notice, demand or other action of any kind by any

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Person; and (C) pursue its other rights and remedies under the Loan Documents and applicable law.

          (b)  Actions by Agent. If an Event of Default exists: (i) Agent shall
               ----------------
have, for the benefit the Lenders, in addition to all other rights of Agent and the Lenders, the rights and remedies of a secured party under all personal property security laws, including, without limitation, the UCC; (ii) Agent may, at any time, take possession of the Collateral and keep it on Borrower's premises, at no cost to Agent or any Lender, or remove any part of it to such other place or places as Agent may desire, or Borrower shall, upon Agent's demand, at Borrower's cost, assemble or cause to be assembled the Collateral and make it available to Agent at a place reasonably convenient to Agent; and (iii) Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as Agent deems advisable (unless the Majority Lenders shall direct otherwise), and may, if Agent deems it reasonable, postpone or adjourn any sale of the Collateral and by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, Borrower agrees that any notice by Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to Borrower's address specified in or pursuant to Section 15.6. If any Collateral is sold on terms
                            ------------
other than payment in full at the time of sale, no credit shall be given against the Obligations until the appropriate Agent or Lender receives payment, and if the buyer defaults in payment, Agent may resell the Collateral without further notice to Borrower. In the event Agent seeks to take possession of all or any portion of the Collateral by judicial process, Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that Agent retain possession and not dispose of any Collateral until after trial or final judgment. Borrower agrees that Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to Agent's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations as set forth in Section 4.4 hereof. Borrower shall
                                            -----------
remain liable for any deficiency.

          (c)  Waivers. If an Event of Default occurs, Borrower hereby waives
               -------
all rights to notice and hearing prior to the exercise by Agent of Agent's rights to repossess the Collateral without judicial process or to attach or levy upon the Collateral without notice or hearing.

                                 ARTICLE XII.

                             TERM AND TERMINATION

     12.1 Term and Termination. The term of this Agreement shall end on the
          --------------------
Termination Date. Upon instruction from the Majority Lenders, Agent may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal of, accrued interest on, Breakage Costs, if any, with respect to the Loans) shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, Borrower shall remain bound by the terms of this Agreement and each of

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the Loan Documents and shall not be relieved of any of its Obligations hereunder, and Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                 ARTICLE XIII.
                     AMENDMENTS; WAIVER; PARTICIPATIONS;
                            ASSIGNMENTS; SUCCESSORS

     13.1 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to
          -------------------------------
exercise any right, remedy, or option under this Agreement or any Loan Document or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent and/or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have under any Loan Document, under any other agreement or under applicable law.

     13.2 Amendment and Waivers.
          ----------------------

          (a)  Effective Waivers and Amendments. No amendment or waiver of any
               --------------------------------
provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by Agent at the written request of the Majority Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, unless in writing and signed by the Requisite Lenders, Agent and Borrower, do any of the following:

               (i)    increase or extend the Commitment of any Lender;

               (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

               (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

               (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

               (v) amend this Section or any provision of the Agreement providing for consent or other action by the Majority Lenders or the Requisite Lenders;

               (vi)   release Collateral other than as permitted by Section

14.11; or

               (vii) change the definition of "Majority Lenders" or "Requisite Lenders."

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and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; and provided, further, that the limitation contained in clause (v) above shall not be deemed to limit the ability of Agent to make Revolving Loans in accordance with the provisions of Section 2.3(b)
                                                             --------------
hereof; and provided further, that in no event shall any Lender be required to advance additional moneys to increase its own Commitment unless such Lender shall have consented to such increase.

          (b)  Amendment by Less than Unanimous Consent. Notwithstanding
               ----------------------------------------
anything to the contrary contained in Section 13.2(a) above, in the event that
                                      ---------------
Borrower requests that this Agreement or any of the other Loan Documents be amended or otherwise modified in a manner which would require the consent of the Requisite Lenders and such amendment or other modification is agreed to by Borrower, the Majority Lenders and Agent then, with the consent of Borrower, Agent and the Majority Lenders, this Agreement or such other Loan Document may be amended without the consent of the Lender or Lenders who are unwilling to agree to such amendment or other modification (the "Minority Lenders"), to
                                                    ----------------
provide for (i) the termination of the Commitment of each of the Minority Lenders; (ii) the addition to this Agreement of one or more other Lenders, or an increase in the Commitment of one or more of the Majority Lenders (it being understood that no Lender shall be required to increase its Commitment other than at its own election to do so), so that the Commitments after giving effect to such amendment or other modification shall be in the same aggregate amount as the Commitments immediately before giving effect to such amendment or other modification; (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Revolving Loans by such new Lenders or such of the Majority Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment or other modification; and (iv) the payment of all interest, fees and other obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement or to such Loan Documents as Borrower, Agent and the Majority Lenders may determine to be appropriate in connection therewith.

     13.3 Assignments; Participations.
          ---------------------------

          (a)  Lender's Assignment Rights. Any Lender may, with the prior
               --------------------------
written consent of Agent and, as long as no Default or Event of Default has occurred and is continuing, with the prior consent of Borrower (which consent shall not be unreasonably withheld or delayed), assign and delegate to one or more assignees (provided that no written consent of Agent or Borrower shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all,
                                    --------
of the Loans, Commitments and other rights and obligations of such Lender hereunder, in a minimum amount of five million dollars ($5,000,000); provided, however, that (i) no such assignment shall be permitted if the Assignee is not a bank lender exempt from applicable usury laws (and Agent may require that such Assignee deliver an opinion to that effect as a condition to such assignment), and any assignment to any bank or lender which is not so exempt from applicable usury laws shall cause the assigning Lender and the Assignee to be Defaulting Lenders hereunder until such assignment is rescinded or such Assignee receives its exemption from applicable usury laws; and (ii) Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to Borrower and Agent an Assignment and Acceptance in form and substance satisfactory to Agent (an "Assignment and Acceptance"); and (C) the assigning
                           -------------------------
Lender or Assignee has paid to Agent a processing fee in the amount of three thousand five hundred dollars ($3,500). Anything contained herein to the contrary notwithstanding, the consent of Agent and Borrower

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shall not be required if such assignment is to an Affiliate or Subsidiary of such Lender or is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

          (b)  Rights of Assignee. From and after the date that Agent notifies
               ------------------
the assigning Lender that an executed Assignment and Acceptance has been received and that payment of the above-referenced processing fee has been received, (i) the Assignee thereunder shall be a party hereto and to the extent that rights and obligations, including, but not limited to, the obligation to participate in credit support or other enhancement for Letters of Credit, hereunder have been assigned to it pursuant to such Assignment and Acceptance shall have the rights and obligations of a Lender under the Loan Documents; and
(ii) the assigning Lender shall to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c)  Confirmation to Other Parties. By executing and delivering an
               -----------------------------
Assignment and Acceptance, the assigning Lender and the Assignee thereunder confirm to and agree with each other and the other parties to this Agreement as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower or any other Person of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon any of Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

          (d)  Deemed Amendment. Immediately upon each Assignee's making its
               ----------------
processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

          (e)  Participations. Any Lender, with the prior written consent of
               --------------
Agent (which consent shall not be unreasonably withheld or delayed) and pursuant to a participation agreement in form and substance satisfactory to such Lender, may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of Borrower (a "Participant"), participating
                                             -----------
interests in any Loans (each such participation to be in amount not less than five million dollars ($5,000,000)), the

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Commitment of that Lender and the other interests of that Lender (the
"originating Lender") hereunder and under the other Loan Documents; provided,
 ------------------
however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged; (ii) the originating Lender shall remain solely responsible for the performance of such obligations; (iii) Borrower and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents; (iv) no Lender shall transfer or grant any participating interest under which the Participant has any right to exercise the originating Lender's right, if any, to require or approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to, this Agreement or of any other Loan Document would (A) extend the final maturity date of the Loans hereunder in which such Participant is participating; (B) reduce the interest rate applicable to Loans hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral (except to the extent expressly provided herein or in any of the other Loan Documents) supporting the Loans hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant; (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of Loans hereunder in which such Participant is participating; (F) increase the Maximum Amount above forty million dollars ($40,000,000); or (G) increase the advance rate with respect to Revolving Loans in which such Participant is participating, including the restoration of an advance rate after the reduction thereof, provided that, the limitation contained in this clause
(G) shall not be deemed to limit the ability of Agent to make Revolving Loans in accordance with the provisions of Section 2.3(b) hereof; and (v) all amounts
                                  --------------
payable by Borrower hereunder shall be determined as if such originating Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

          (f)  Pledge in Favor of Federal Reserve Bank. Notwithstanding any
               ---------------------------------------
other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR (S) 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     13.4  Additional Commitments. If (i) on the Closing Date the aggregate
           ----------------------
amount of the Commitments is less than forty million dollars ($40,000,000), and
(ii) subsequent to the Closing Date, additional Commitments satisfactory to Agent have been obtained as contemplated by the terms hereof ("Additional
                                                               ----------
Commitments"), then each Lender providing an Additional Commitment shall execute
-----------
and deliver a signature page hereto setting forth such Lender's Commitment and wire transfer information and simultaneously therewith shall become a party to this Agreement and have all of the rights and obligations of a Lender under this Agreement and the other Loan Documents. If and when any such Additional Commitments are so made, the Maximum Amount shall be automatically adjusted in accordance with the definition thereof.

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                                 ARTICLE XIV.
                                     AGENT

     14.1  Appointment and Authorization. Each Lender hereby designates and
           -----------------------------
appoints Union Bank of California, N.A., as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article 14.
                                                                  ----------
The provisions of this Article 14 are solely for the benefit of Agent and the
                       ----------
Lenders and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, or each other, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under this Agreement and other Loan Documents, including, without limitation, making the determinations contemplated in Section 2.2(a) and Section 2.2(c).
   --------------     --------------

     14.2  Delegation of Duties. Agent may execute any of its duties under this
           --------------------
Agreement or any other Loan Document by or through Agent-Related Persons, employees, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that Agent selects as long as such selection was made without gross negligence or willful misconduct.

     14.3  Liability of Agent. None of Agent-Related Persons shall (a) be liable
           ------------------
for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower, any Affiliate of Borrower, or any director, officer, employee or representative thereof, contained in this Agreement or in any other Loan Document, or in any Borrowing Base Certificate, Loan Request, certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document, any Borrowing Base Certificate or any Loan Request, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, and No-Agent-Related Person shall be under any obligation to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

     14.4  Reliance by Agent.
           -----------------

           (a)  Reliance. Agent shall be entitled to rely, and shall be fully
                --------
protected in relying, upon any Borrowing Base Certificate, Loan Request, writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or

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conversation believed by it to be genuine and correct and which appear to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and until such instructions are received Agent shall act, or refrain from acting, as it deems advisable so long as it is not grossly negligent or guilty of willful misconduct. Upon the written request of the Majority Lenders, Agent agrees that it promptly will make demand upon Borrower pursuant to Section 4.1 for repayment of the amount by which the
                          -----------
Revolving Loan Usage exceeds the Availability. If Agent so requests, Agent shall first be indemnified to its reasonable satisfaction by the Lenders, in proportion to their Pro Rata Shares, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or, if a matter requires the request or consent of the Requisite Lenders, at the request or with the consent of the Requisite Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

           (b)  Deemed Consent. For purposes of determining compliance with the
                --------------
conditions specified in Section 10.1, each Lender that has executed this
                        ------------
Agreement shall be deemed to have consented to, approved or accepted each document or other matter either sent by Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

     14.5  Notice of Default. Agent shall not be deemed to have knowledge or
           -----------------
notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of the Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice. Agent shall take such action with respect to any Default or Event of Default as may be requested by the Majority Lenders in accordance with Article
                                                                       -------
11; provided, however, that unless and until Agent has received such a request,
--
Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     14.6  Credit Decision. Each Lender acknowledges that none of Agent-Related
           ---------------
Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower , shall be deemed to constitute any representation or warranty by Agent-Related Persons to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent-Related Persons and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon Agent-Related Persons and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall have no duty

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or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower which may come into the possession of any of Agent-Related Persons.

     14.7  Indemnification. Whether or not the transactions contemplated hereby
           ---------------
are consummated, the Lenders shall indemnify upon demand each of Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), in proportion to their Pro Rate Shares, from and against any and all Indemnified Liabilities (as defined in
Section 15.9 hereof); provided, however, that no Lender shall be liable for the
------------
payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including reasonable Attorney Costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower; provided, however, that to the extent indemnification payments made by the Lenders pursuant to this Section 14.7 are subsequently recovered from or for
                             ------------
the account of Borrower, Agent shall promptly refund such previously paid indemnification payments to the Lenders entitled thereto. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

     14.8  Union Bank of California N.A., in its Individual Capacity. Union Bank
           ---------------------------------------------------------
of California, N.A, and any Agent-Related Person may make loans to, issue Letters of Credit for the account of, accept deposits from, acquire equity interests in, purchase receivables of, act as agent or administrative agent for and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower, any of Borrower's Subsidiaries or Affiliates or any Lender as though Union Bank of California, N.A, were not Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Union Bank of California, N.A, or Agent-Related Persons may receive information regarding Borrower or its Affiliates that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that Agent shall be under no obligation to provide such information to them. With respect to its Loans, Union Bank of California, N.A, shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include Union Bank of California, N.A, in its individual capacity.

     14.9  Successor Agent. Agent may resign as Agent upon thirty (30) days'
           ---------------
prior notice to the Lenders. If Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor Agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, the resigning Agent may appoint, after consulting with the Lenders and Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as a successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent, as the case may be, and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties (but not any liabilities incurred prior thereto) as Agent, as appropriate, shall be terminated. After any retiring Agent's resignation hereunder as Agent, Agent shall mean such successor agent and the retiring Agent's appointment, powers and duties as such Agent shall be terminated. After any retiring Agent's resignation as Agent, the provisions of this Article 14 shall
                   ----------

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inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following the retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all the duties of Agent hereunder and under the other Loan Documents until such time, if any, as the Majority Lenders appoint a successor Agent, in each instance, as provided for above.

     14.10  Withholding Tax.
            ---------------

            (a)  Foreign Lender. If any Lender is a "foreign corporation,
                 --------------
partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of Agent, to deliver to
Agent:

                 (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year during which interest may be paid under this Agreement;

                 (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two (2) properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                 (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b)  Assignments or Participations by 1001 Lender. If any Lender
                 --------------------------------------------
claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form 1001 as no longer valid.

            (c)  Assignment or Participation by 4224 Lender. If any Lender
                 ------------------------------------------
claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (d)  Reduction in Withholding Tax. If any Lender is entitled to a
                 ----------------------------
reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by paragraph (a) of this Section are not delivered to Agent, then Agent

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may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (e)  Claim of Improper Withholding. If the IRS or any other
                 -----------------------------
Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify each of Agent fully for all amounts paid, directly or indirectly, by it as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this paragraph shall survive the payment of all Obligations and the resignation or replacement of Agent.

     14.11  Collateral Matters.
            ------------------

            (a)  Release of Agent's Lien. The Lenders hereby irrevocably
                 -----------------------
authorize Agent, at its option and in its discretion to release any Agent's Lien upon any Collateral: (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Loans and reimbursement obligations in respect of Letters of Credit, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of by Borrower if Borrower certifies to Agent that the sale or disposition is made in compliance with Section 9.8 (and Agent may rely conclusively on any such certificate,
     -----------
without further inquiry); (iii) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement; or (iv) otherwise constituting property having a value not greater than five hundred thousand dollars ($500,000). Except as expressly provided above, Agent will not release any of Agent's Liens upon the Collateral without the prior written authorization of the Majority Lenders; provided, further, that Agent shall not release Agent's Liens on Collateral having a value in the aggregate in excess of one million dollars ($1,000,000) without the prior written authorization of the Requisite Lenders. Upon request of Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any Agent's Liens upon particular types or items of Collateral.

            (b)  Execution of Releases. Upon receipt by Agent of any
                 ---------------------
authorization required pursuant to Section 14.11(a) from (i) Agent, and (ii) the
                                   ----------------
Majority Lenders or Requisite Lenders, as applicable, of Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Agent's Liens upon such Collateral; provided, however, that (A) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty; and (B) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

            (c)  No Obligation. Agent shall have no obligation whatsoever to any
                 -------------
of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered, or that Agent's Liens have been properly or sufficiency or lawfully created,

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perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its reasonable discretion and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise specifically provided herein.

     14.12  Restrictions on Actions by Lenders; Sharing of Payments.
            -------------------------------------------------------

            (a)  Setoffs. Notwithstanding any provision to the contrary in
                 -------
Section 15.13 hereof, as between Agent and the Lenders only (and without any
-------------
intention to allow Borrower any right or benefit under this paragraph), each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any accounts of Borrower now or hereafter maintained with Agent or such Lender, as the case may be. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral, the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

            (b)  Excess Proceeds. If at any time or times any Lender shall
                 ---------------
receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement; or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender shall promptly (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement; or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in proportion to their respective Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     14.13  Agency for Perfection. Each Lender hereby appoints Agent and each
            ---------------------
other Lender as agent for the purpose of perfecting Agent's Liens and Lenders' security interest in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

     14.14  Payments. All payments to be made by any Lender to Agent shall be
            --------
made by bank wire transfer or internal transfer of immediately available funds to:

Union Bank of California N.A.
Monterey Park, California

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Account Number: 070-196431
Account Name: Wire Transfer Clearing
Attn:  Commercial Loan Operations
Reference: Pac-West Telecomm, Inc.
ABA Number: 122-000-496

or pursuant to such other wire transfer instructions as Agent may designate by written notice to the Lenders.

     14.15  Concerning the Collateral and the Related Loan Documents. Each
            --------------------------------------------------------
Lender authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Lenders in proportion to their Pro Rata Shares. Each Lender agrees that any action taken by Agent, the Majority Lenders or the Requisite Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by Agent, the Majority Lenders or the Requisite Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     14.16  Disclaimer by Lenders. By signing this Agreement, each Lender agrees
            ---------------------
  as follows:

            (a)  No Representation or Warranty. Each Lender expressly agrees and
                 -----------------------------
acknowledges that neither Agent nor any Agent-Related Person (i) makes any representation or warranty as to the accuracy of any report prepared or reviewed by Agent, or any Borrowing Base Certificate or Loan Request, or (ii) shall be liable for any information contained in any such report, Borrowing Base Certificate or Loan Request.

            (b)  Not Comprehensive Audits or Examinations. Each Lender expressly
                 ----------------------------------------
agrees and acknowledges that any reports prepared or reviewed by Agent and the Borrowing Base Certificates are not comprehensive audits or examinations, and agrees and acknowledges that Agent or other party performing any audit, examination or review will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel.

            (c)  Confidentiality. Each Lender expressly agrees to keep all
                 ---------------
reports prepared or reviewed by Agent and all Borrowing Base Certificates confidential in accordance with Section 15.14 hereof.
                                -------------

            (d)  Indemnification. Without limiting the generality of any other
                 ---------------
indemnification provision contained in this Agreement, each Lender expressly agrees: (i) to hold Agent, any other Lender and any Agent-Related Person which has prepared, reviewed or approved any report, Borrowing Base Certificate or Loan Request harmless from (A) any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw (in the absence of gross negligence or willful misconduct) from any such report, Borrowing Base Certificate or Loan Request in connection with any Loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower; and (ii) to pay and protect, and indemnify, defend and hold harmless, in proportion to such indemnifying Lender's Pro Rata Share, each Agent, Agent-Related Person and other Lender which has prepared, reviewed or approved any such report, Borrowing Base Certificate or Loan Request (in the absence of gross negligence or willful misconduct), from and against the claims, actions, proceedings, damages, costs, expenses and other amounts (including, Attorney Costs) incurred by Agent, Agent-Related Person or other Lender as the direct or indirect result of any claim of a third party based upon preparation,

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review or approval of such report, Borrowing Base Certificate or Loan Request.
Any Agent-Related Person may condition its release of any report prepared by it upon its receipt of a release of liability and confirmation of the indemnification hereunder from the recipient of such report.

                                  ARTICLE XV.
                                 MISCELLANEOUS

     15.1  Cumulative Remedies; No Prior Recourse to Collateral. The enumeration
           ----------------------------------------------------
herein of Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that Agent and Lenders may have under the UCC or other applicable law. Each of Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. Agent and the Lenders may, without limitation, proceed directly against Borrower to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     15.2  Limitation of Liability. Borrower agrees that it will not assert
           -----------------------
against Agent or any Lender any claim for consequential, incidental, special or punitive damages in connection with this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby.

     15.3  Survival of Representations and Warranties. All of Borrower's
           ------------------------------------------
representations and warranties contained in this Agreement and the other Loan Documents shall survive the execution, delivery, and acceptance hereof and thereof by the parties, notwithstanding any investigation by Agent or any Lenders or their respective agents.

     15.4  Other Security and Guaranties. Agent may, without notice or demand
           -----------------------------
and without affecting Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or Guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien or other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

     15.5  Fees and Expenses.
           -----------------

           (a)  Borrower's Obligation to Pay. Borrower agrees to pay to Agent
                ----------------------------
for its benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement and termination of this Agreement, including, without limitation:
(i) Attorney Costs; (ii) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated costs of Agent's and Agent's in-house counsel fees and disbursements) in connection with the negotiation, preparation, consummation, administration, enforcement and termination of this Agreement and any amendment, restatement, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; provided, however, that if Agent uses a law firm or other external counsel with respect to any

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matter, Borrower shall be obligated to reimburse Agent for the fees, expenses, and disbursements of such law firm or other external counsel, but not also the allocated cost of internal legal services of Agent with respect to such matter;
(iii) costs and expenses of Lien and title searches and title insurance; (iv) taxes, fees and other charges and expenses (including attorneys' and paralegals' fees and disbursements, which shall include the allocated costs of Agent's in-house counsel fees and disbursements; provided, however, that if Agent uses a law firm or other external counsel with respect to any matter, Borrower shall be obligated to reimburse Agent for the fees, expenses, and disbursements of such law firm or other external counsel, but not also the allocated cost of internal legal services of Agent with respect to such matter) for recording and filing financing statements and continuations and taking other actions in any location where Collateral is or may become located or where Agent's Liens are to be registered, filed or otherwise perfected, to perfect, protect and continue Agent's Liens (including costs and expenses paid or incurred by Agent in connection with the consummation of this Agreement and each Loan Document); (v) sums paid or incurred to pay any amount or take any action required of Borrower under the Loan Documents that Borrower fails to pay or take; (vi) costs of appraisals, inspections and verifications of the Collateral and of Borrower's operations, books and records, including, without limitation, travel, lodging, and meals for inspections of the Collateral and Borrower's operations, books and records by Agent's and the Lenders' officers, employees and agents plus Agent's and Lenders' charges for field examinations and audits and the preparation of reports thereof; (vii) costs and expenses of forwarding Loan proceeds, collecting checks and other items of payment, and establishing and maintaining lock-box, deposit accounts and any other payment accounts; (viii) costs and expenses of preserving and protecting the Collateral; (ix) costs and expenses (including attorneys' and paralegals' fees and disbursements, which shall include the allocated cost of Agent's in-house counsel fees and disbursements; provided, however, that if Agent uses a law firm or other external counsel with respect to any matter, Borrower shall be obligated to reimburse Agent for the fees, expenses, and disbursements of such law firm or other external counsel, but not also the allocated cost of internal legal services of Agent with respect to such matter) paid or incurred to obtain payment of the Obligations, enforce Agent's Liens, sell or otherwise realize upon the Collateral, defend any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby, correct any Event of Default, gain possession of, maintain, handle, evaluate, preserve, store, ship, sell, prepare for sale and/or advertise to sell the Collateral or any other property of Borrower, whether or not a sale is consummated, and otherwise to enforce the provisions of this Agreement and the other Loan Documents (with or without suit) and in connection with appellate proceedings in any appeals court (including, without limitation, preparations for and consultations concerning any of such matters); and (x) wire transfer fees in connection with the forwarding of money by Agent to any Lender or Borrower. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by Borrower.

           (b)  Charge to Borrower's Account. All of the foregoing costs and
                ----------------------------
expenses shall be charged to Borrower's Account as Revolving Loans if not paid by Borrower within fifteen (15) days of Agent's request therefor.

     15.6  Notices. Except as otherwise provided expressly herein, all notices,
           -------
demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service; (b) four (4) days after it shall have been mailed by United States mail, first-class, certified or registered, with postage prepaid; or (c) in the case of notice by facsimile or any other telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows, or in the case of a Lender, as set forth below such Lender's name on the applicable signature page of this Agreement and/or Assignment and
Acceptance:

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If to Agent:                            With a copy to:

UNION BANK OF CALIFORNIA, N.A.          GRAHAM & JAMES LLP
1800 Harrison Street, Suite 1400        One Maritime Plaza, Third Floor
Oakland, California 94612-3429          San Francisco, California 94111
Attn: Gail Fletcher                     Attention:  Jill Feldman, Esq.
Vice President & Relationship Manager   Telephone No.: (415) 954-0200
Telephone No.: (510) 271-1747           Facsimile No.: (415) 391-2493
Facsimile No.: (510) 271-1764

If to Borrower:                         With a copy to:

PAC-WEST TELECOMM, INC.                 NEUMILLER & BEARDSLEE
4210 Coronado Avenue                    5/th/ Floor, Waterfront Office Towers II
Stockton, California 95204              P.O. Box 20
Attn: Richard E. Bryson                 Stockton, CA 95201-3020
Chief Financial Officer                 Attn: Robert Morrison, Esq.
Telephone No.: (209) 926-3300           Telephone:     (209) 320-8268
Facsimile No.: (209) 926-4444           Facsimile No.: (209) 320-8284

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above or, in the case of Lenders, designated on the signature pages of this Agreement to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     15.7  Waiver of Notices. Unless otherwise expressly provided herein,
           -----------------
Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on Borrower which Agent or any Lender may elect to give shall entitle Borrower to any or further notice or demand in the same, similar or other circumstances.

     15.8  Binding Effect. The provisions of this Agreement shall be binding
           --------------
upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by Borrower without the prior written consent of Agent and each Lender.

     15.9  Indemnity of Agent and the Lenders by Borrower. Borrower agrees to
           ----------------------------------------------
defend, indemnify and hold Agent, each Agent-Related Person and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any
                             ------------------
and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever ("Losses") which may at any time
                                          ------
(including at any time following repayment of the Loans and the termination, resignation or replacement of Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement, any other Loan Document or any document contemplated by or referred to herein or therein, or the transactions contemplated hereby, or any action taken or omitted by any such

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Person under or in connection with any of the foregoing, including, without limitation, (a) any Losses incurred by any Indemnified Person with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto; (b) any Losses incurred by any Indemnified Person in connection with Agent's Lien upon, or any Indemnified Person's use of, the Proprietary Rights Collateral; (c) any Losses incurred by any Indemnified Person with respect to the Proprietary Rights Collateral; and
(d) any Losses incurred by any Indemnified Person in connection with any claim against Borrower or any Affiliate of Borrower (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall have no
     -----------------------
obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the willful misconduct of such Indemnified Person. The agreements in this Section shall survive the termination of this Agreement and the repayment of all Obligations hereunder.

     15.10  Final Agreement. This Agreement and the other Loan Documents are
            ---------------
intended by Borrower, Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof.

     15.11  Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be an original, but all of which shall taken together constitute one and the same agreement.

     15.12  Captions. The captions contained in this Agreement are for
            --------
convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

     15.13  Right of Setoff. In addition to any rights and remedies of the
            ---------------
Lenders provided by law, if the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify Borrower and Agent after any such setoff and application made by such Lender and shall make any and all such payments to and other arrangements within the other Lenders as may be necessary or, in the discretion of Agent, desirable in order to provide each Lender with its Pro Rata portion of such set-off and application.

     15.14  Use of Name; Confidentiality. Borrower agrees that, subject to
            ----------------------------
Borrower's prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed, Agent and each Lender may use Borrower's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. Agent and each Lender agrees that the information provided by Borrower (the "Confidential
                                                       ------------
Information") will be kept confidential and shall not, without prior written
-----------
consent of Borrower, be disclosed by Agent or any Lender which has received such Confidential Information in any manner whatsoever, in whole or in part, and such Confidential Information shall not be used other than in connection with the transactions described herein and in the other Loan Documents, or to enforce the rights of Agent and the Lenders hereunder and under the other Loan Documents. Notwithstanding anything to the contrary contained herein, Agent or any Lender may disclose any such Confidential Information that (a) was or becomes generally available

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to the public other than as a result of disclosure by Agent or such Lender; (b)
was or becomes available on a nonconfidential basis from a source other than Borrower; (c) was heretofore in the possession of Agent or such Lender on a nonconfidential basis; or (d) is developed by Agent or such Lender independently of any information furnished by Borrower hereunder, provided that such source is not bound by a confidentiality agreement with Borrower known to Agent or such Lender; provided, further however, that Agent and any Lender may disclose any such information (i) at the request or pursuant to any requirement of any Governmental Authority to which Agent or such Lender is subject or in connection with an examination of Agent or such Lender by any such Governmental Authority;
(ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable requirement of law; (iv) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which Agent, any Lender or any of their respective Affiliates may be party; (v) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (vi) to Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (vii) to any Affiliate of Agent or such Lender, or to any Participant or assignee under any Assignment and Acceptance, actual or potential, provided that such Affiliate, Participant or assignee agrees to keep such information confidential to the same extent required of Agent and the Lenders hereunder; and (viii) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which Borrower is party or is deemed party with Agent or any Lender.

     15.15  Severability. The illegality or unenforceability of any provision of
            ------------
this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     15.16  Governing Law; Dispute Resolution; Choice of Forum.
            --------------------------------------------------

            (a)  California Law. This Agreement shall be interpreted and the
                 --------------
rights and liabilities of the parties hereto determined in accordance with the internal laws and not the law of conflicts of the State of California.

            (b)  Arbitration; California Forum. All disputes under this
                 -----------------------------
Agreement shall be resolved in the manner set forth in the Arbitration Agreement. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the city of San Francisco, State of California or in the United States District Court for the Northern District of California, and by execution and delivery of this Agreement, each of Borrower, Agent and the Lenders consents, for itself and in respect of its property, to the nonexclusive jurisdiction of those courts. Each of Borrower, Agent and the Lenders irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto. Notwithstanding the foregoing: (i) Agent and the Lenders shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction that Agent or the Lenders deem necessary or appropriate in order to realize on the Collateral or other security for the obligations, and
(ii) each of the parties hereto acknowledges that any appeals from the courts described in the immediately preceding sentence may have to be heard by a court located outside those jurisdictions.

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     Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Section 15.6
                                                                    ------------
and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails. Nothing contained herein shall affect the right of agent or the Lenders to serve legal process by any other manner permitted by law.

                           [Signature Pages Follow]

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     IN WITNESS WHEREOF, the parties have entered into this Loan and Security
Agreement as of the date first above written.

                                                PAC-WEST TELECOMM, INC.,
                                                as Borrower

                                                By: /s/ Dennis Meyer
                                                   -----------------------------
                                                Name: Dennis V. Meyer
                                                     ---------------------------
                                                Title: Vice President - Finance
                                                      --------------------------

                                                UNION BANK OF CALIFORNIA, N.A.,
                                                as the Administrative Agent

                                                By: /s/ Gail Fletcher
                                                   -----------------------------
                                                Name: Gail L. Fletcher
                                                     ---------------------------
                                                Title: Vice President
                                                      --------------------------

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UNION BANK OF CALIFORNIA, N.A.,            Commitment: $20,000,000
as a Lender

                                           Address for Notices:

By: /s/ Gail Flecther                      UNION BANK OF CALIFORNIA, N.A.
   ---------------------------
Name:   Gail L. Fletcher                   Union Bank of California
     -------------------------
Title:  Vice President                     1800 Harrison Street, Suite 1400
      ------------------------
                                           Oakland, California 94612-3429
                                           Attn: Gail Fletcher
                                           Vice President & Relationship Manager
                                           Telephone No.: (510) 271-1747
                                           Facsimile No.: (510) 271-1764

                                           Wire Transfer Instructions:

                                           Union Bank of California N.A.
                                           Monterey Park, California
                                           Account Number: 070-196431
                                           Account Name: Wire Transfer Clearing
                                           Attn:  Commercial Loan Operations
                                           Reference:  Pac-West Telecomm, Inc.
                                           ABA Number: 122-000-496

                                      93